As filed with the Securities and Exchange Commission on November 24, 2014

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ServisFirst BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6022	26-0734029
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209
(205) 949-0302
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Thomas A. Broughton, III
President and Chief Executive Officer
ServisFirst Bancshares, Inc.
850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209
Phone: (205) 949-0302

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Dorothy D. Pak Paul S. Ware	David W. Ghegan
Bradley Arant Boult Cummings LLP	Troutman Sanders LLP
1819 Fifth Avenue North	600 Peachtree, N.E., Suite 5200
Birmingham, Alabama 35203	Atlanta, Georgia 30308-2216
(205) 521-8000	(404) 885-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, par value $0.001 per share	636,720	N/A	$17,735,910	$2,061

(1)	Pursuant to Rule 457(f)(2) and 457(f)(3) promulgated under the Securities Act of 1933, the registration fee was computed by: (i) multiplying $11.11, the book value per share of the common stock of Metro Bancshares, Inc. as of September 30, 2014, times 3,650,847 shares, the maximum number of Metro Bancshares, Inc. shares that may be exchanged per the shares being registered assuming the exercise of all Metro stock options and warrants, and subtracting from such product $22,825,000, the cash portion of the merger consideration to be paid by ServisFirst to Metro shareholders. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares as may become issuable as a result of stock splits, stock dividends, or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. ServisFirst Bancshares, Inc. may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities, and ServisFirst Bancshares, Inc. is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED [•], 2014

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder of Metro Bancshares, Inc.:

On October 20, 2014, Metro Bancshares, Inc., or Metro, and ServisFirst Bancshares, Inc., or ServisFirst, entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” under which ServisFirst will acquire Metro in a stock and cash transaction.

Under the terms of the merger agreement, Metro will merge with and into ServisFirst, which we refer to as the “merger,” with ServisFirst surviving the merger as the surviving corporation. Immediately thereafter, Metro Bank, Metro’s banking subsidiary, will merge with and into ServisFirst’s banking subsidiary, ServisFirst Bank, which we refer to as the “bank merger,” with ServisFirst Bank surviving the bank merger. If the merger is completed, you will be entitled to receive for each share of Metro common stock owned by you a combination of shares of ServisFirst common stock and cash.

Based on the closing stock price of ServisFirst common stock on The Nasdaq Global Select Market on October 17, 2014, the last trading day before the execution of the merger agreement, of $28.83, and assuming the number of shares of Metro common stock outstanding as of the date of the merger agreement does not change, each share of Metro common stock would be entitled to 0.2596 shares of ServisFirst common stock, and $6.97 in cash, for a per share merger consideration value of $14.45. Based on the closing stock price of ServisFirst common stock on The Nasdaq Global Select Market on [•], the latest practicable date before the mailing of this proxy statement/prospectus, of $[•], and assuming the number of shares of Metro common stock outstanding as of the date of execution of the merger agreement, the value of each share of Metro common stock would be entitled to [•] shares of ServisFirst common stock, and $[•] in cash, for a per share merger consideration value of $[•]. The number of shares of ServisFirst common stock to be issued in the merger is fixed at 636,720 shares, though no fractional shares of ServisFirst common stock will be issued in the merger.

The market price of ServisFirst common stock will fluctuate before the completion of the merger. You should obtain current stock price quotations for ServisFirst common stock before you vote. ServisFirst common stock is quoted on The Nasdaq Global Select Market under the symbol “SFBS.”

The merger cannot be completed unless Metro shareholders holding at least a majority of the shares of Metro common stock outstanding as of the close of business on [•], the record date for the special meeting, vote in favor of the approval of the merger agreement at the special meeting.

Each of the executive officers and directors of Metro have entered into voting and lock-up agreements agreeing to vote their shares in favor of the merger. Such executive officers and directors currently own approximately [•]% of the outstanding shares of Metro common stock.

The special meeting of Metro shareholders will be held on [•] at [•], at [•] local time.

Metro’s board of directors unanimously recommends that Metro shareholders vote “FOR” the proposal to approve of the merger agreement. In considering the recommendation of the board of directors of Metro, you should be aware that certain directors and executive officers of Metro will have interests in the merger that may be different from, or in addition to, the interests of Metro shareholders generally. See the section entitled “Interests of Metro’s Directors and Executive Officers in the Merger” beginning on page [•] of the accompanying proxy statement/prospectus.

This proxy statement/prospectus describes the special meeting of Metro, the merger, the documents relating to the merger and other related matters. Please read carefully the entire proxy statement/prospectus, including the section entitled “Risk Factors” beginning on page [•], for a discussion of the risks relating to the proposed merger, and the Annexes and documents incorporated by reference.

Sincerely,

Kenneth L. Barber

Chairman and CEO

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR OTHER TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER UNDER THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS NOR HAVE THEY DETERMINED IF THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The accompanying proxy statement/prospectus is dated [•] and is first being mailed to Metro shareholders on or about [•].

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder of Metro Bancshares, Inc.:

You are cordially invited to attend a special meeting of Metro shareholders. The special meeting will be held on [•], at [•] local time, at [•], to consider and vote upon the following matters:

1.	a proposal to approve the Agreement and Plan of Merger, dated as of October 20, 2014, as amended, and as it may be further amended from time to time, by and among ServisFirst Bancshares, Inc., a Delaware corporation, ServisFirst Bank, an Alabama state banking corporation, Metro Bancshares, Inc., a Georgia corporation, and Metro Bank, a Georgia state bank; and

2.	a proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or to approve the merger agreement.

The record date for the special meeting is [•]. Only shareholders of record as of the close of business on [•] are entitled to notice of, and to vote at, the special meeting. All shareholders of record as of that date are cordially invited to attend the special meeting in person. Approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Metro common stock entitled to vote thereon. The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the number of votes cast “FOR” the proposal to exceed the votes cast “AGAINST” it, whether or not a quorum is present.

Metro’s board of directors has unanimously adopted the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger and merger consideration, are in the best interests of Metro and its shareholders, and unanimously recommends that Metro shareholders vote “FOR” the proposal to approve the merger agreement, and “FOR” the proposal to approve adjournment of the special meeting if there are insufficient votes at the time of the special meeting to approve the merger agreement. Further, each of the executive officers and directors of Metro have entered into voting and lock-up agreements agreeing to vote their shares in favor of the merger. Such executive officers and directors currently own approximately 37.2% of the outstanding shares of Metro common stock. In considering the recommendation of the board of directors of Metro, you should be aware that certain directors and executive officers of Metro will have interests in the merger that may be different from, or in addition to, the interests of Metro shareholders generally. See the section entitled “Interests of Metro’s Directors and Executive Officers in the Merger” beginning on page [•]of the accompanying proxy statement/prospectus.

Your vote is very important, regardless of the number of shares of Metro common stock that you own. We cannot complete the merger unless Metro’s shareholders approve the merger agreement.

Even if you plan to attend the special meeting in person, Metro requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope prior to the special meeting to ensure that your shares of Metro common stock will be represented at the special meeting if you are unable to attend. If you fail to submit a proxy or to attend the special meeting in person, your shares of Metro common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the approval of the merger agreement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

Kenneth L. Barber
Chairman and CEO

Douglasville, Georgia

Dated: [•]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR OTHER TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER UNDER THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS NOR HAVE THEY DETERMINED IF THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about ServisFirst from other documents that ServisFirst has filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information” beginning on page [•] of this proxy statement/prospectus. This information is available for you to review at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website at www.sec.gov.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning ServisFirst, without charge, by telephone or written request directed to:

Attention: ServisFirst Bancshares, Inc.

850 Shades Creek Parkway, Suite 200

Birmingham, Alabama 35209

Attention: Chief Financial Officer

Telephone: (205) 949-0302

In order for you to receive timely delivery of the documents in advance of the special meeting of Metro shareholders to be held on [•], you must request the information no later than five business days prior to the date of the special meeting, by [•].

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by ServisFirst (File No. 333-[•]), constitutes a prospectus of ServisFirst under Section 5 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the shares of common stock, par value $0.001 per share, of ServisFirst, which we refer to as “ServisFirst common stock,” to be issued to Metro shareholders pursuant to the Agreement and Plan of Merger, dated as of October 20, 2014, as amended, by and among ServisFirst, ServisFirst Bank, Metro and Metro Bank, as it may be further amended from time to time, which we refer to as the “merger agreement.” This document also constitutes a proxy statement of Metro under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” It also constitutes a notice of meeting with respect to the special meeting, at which Metro shareholders will be asked to consider and vote upon the approval of the merger agreement.

ServisFirst has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to ServisFirst, and Metro has supplied all such information relating to Metro.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. ServisFirst and Metro have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated [•], and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to Metro shareholders nor the issuance by ServisFirst of shares of its common stock pursuant to the merger agreement will create any implication to the contrary.

Annex A	Merger Agreement, as amended

Annex B	Form of Voting and Lock-Up Agreement

Annex C	Opinion of The Burke Group, LLC

Annex D	Georgia Business Corporation Code, Title 14, Chapter 2, Article 13

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. We urge you to read carefully the remainder of this document because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this document.

Q:	Why am I receiving this proxy statement/prospectus and proxy card?

A:	Metro has agreed to be acquired by ServisFirst under the terms of the merger agreement that are described in this proxy statement/prospectus. Immediately following the merger, Metro’s banking subsidiary, Metro Bank, will merge with and into ServisFirst’s banking subsidiary, ServisFirst Bank, with ServisFirst Bank being the surviving entity, which transaction is referred to as the “bank merger.” In order for us to complete the transactions contemplated by the merger agreement, we need the approval of both of these mergers by the banking regulators of ServisFirst, Metro, ServisFirst Bank and Metro Bank and the approval of the merger agreement by Metro’s shareholders.

This proxy statement/prospectus includes important information about the merger, the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, and the special meeting. Metro shareholders should read this information carefully and in its entirety. The enclosed voting materials allow shareholders to vote their shares without attending the special meeting in person.

Q:	What am I being asked to vote on at the special meeting?

Metro is holding the special meeting to ask its shareholders to consider and vote upon a proposal to approve the merger agreement. Metro shareholders are also being asked to consider and vote upon a proposal to grant authority to proxy holders to vote in favor of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:	Does my vote matter?

A:	Yes. The merger cannot be completed unless the merger agreement is approved by the affirmative vote of a majority of the outstanding shares of Metro common stock entitled to vote. If you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, this will have the same effect as a vote “AGAINST” the approval of the merger agreement. The Metro board unanimously recommends that shareholders vote “FOR” the proposal to approve the merger agreement.

Q:	What is the vote required to approve each proposal at the Metro special meeting?

A:	The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Metro common stock entitled to vote thereon. Shareholders holding approximately [•]% of outstanding shares of Metro common stock as of the record date have agreed to vote for approval of the merger agreement (see the section titled “The Merger Agreement—Voting and Lock-Up Agreement” which begins on page [•] of this proxy statement/prospectus). Because the affirmative vote required to approve the merger agreement is based upon the total number of outstanding shares of Metro common stock, if you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, this will have the same effect as a vote “AGAINST” the approval of the merger agreement.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the number of votes cast “FOR” the proposal to exceed the votes cast “AGAINST” it, whether or not a quorum is present. If your shares of Metro common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, your shares will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If you fail to submit a proxy and fail to attend the special meeting, your shares of Metro common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

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See the section entitled, “Information About the Special Meeting—Record Date and Quorum” beginning on page [•] of this proxy statement/prospectus.

Q:	How does the Metro board recommend that I vote at the special meeting?

A:	The board of directors of Metro, which we refer to as the “Metro board,” unanimously recommends that Metro shareholders vote “FOR” the proposal to approve the merger agreement, “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. See the section entitled “The Merger—Metro’s Reasons for the Merger; Recommendation of the Metro Board of Directors” beginning on page [•] of this proxy statement/prospectus.

Q:	What will I receive if the merger is completed?

A:	If the merger is completed, each share of Metro common stock issued and outstanding immediately prior to the completion of the merger (other than shares held by ServisFirst, Metro, or any wholly-owned subsidiary of ServisFirst or Metro and shares held by shareholders who properly demand appraisal rights under Title 14, Chapter 2, Article 13 of the Georgia Business Corporation Code, which we refer to as the “Georgia Code”) will be converted into the right to receive a certain number of shares of ServisFirst common stock, which will be calculated using the exchange ratio described below, and an amount of cash. Cash will be paid in lieu of fractional shares. See “What happens if I am eligible to receive a fraction of a share of ServisFirst common stock as part of the per share merger consideration?” below and the section entitled “The Merger Agreement—Effective Time, Effects of the Merger; Organizational Documents of the Surviving Corporation; Directors and Officers—Effects of the Merger on Metro Common Stock” beginning on page [•] of this proxy statement/prospectus.

Q:	What is the exchange ratio?

A:	The exchange ratio is used to determine the number of shares of ServisFirst common stock Metro shareholders will be entitled to receive for each share of Metro common stock they hold. Under the terms of the merger agreement, ServisFirst will issue approximately 636,720 shares of common stock. The exchange ratio will be determined by dividing the total number of shares of ServisFirst common stock being issued by the total number of shares of Metro common stock issued and outstanding at the effective time. Assuming there are 2,452,347 shares of Metro common stock outstanding at the effective time, the exchange ratio will be 0.2596 shares of ServisFirst common stock for each share of Metro common stock. For purposes of this proxy statement/prospectus, we will assume an exchange ratio of 0.2596, but the actual exchange ratio may be lesser or greater.

Q:	How much cash will I receive for each share of Metro common stock that I own?

A:	The amount of cash consideration paid for each share of Metro common stock will depend on the average closing price of ServisFirst common stock for the 20 trading days immediately preceding the closing date, and the number of shares of Metro common stock issued and outstanding on the closing date. ServisFirst has agreed to pay total cash consideration of $22,825,000, which will be divided among the shares of Metro common stock and the Metro stock options and warrants. Assuming an average closing price of $28.83 per share, which was the closing price of ServisFirst common stock on October 17, 2014, and assuming there are 2,452,347 shares of Metro common stock outstanding, each share of Metro common stock will be converted into the right to receive $6.97 in cash. For purposes of this proxy statement/prospectus we will assume an amount of cash consideration of $6.97 per share, but this amount is based on the assumptions described herein and the actual amount of cash consideration may be lesser or greater.

Q:	What is the value of the per share merger consideration?

A:	The exact value of the per share merger consideration that Metro shareholders receive will depend on the price per share of ServisFirst common stock at the time of the merger and the number of shares of ServisFirst received by each Metro shareholder. This price will not be known at the time of the special meeting and may be more or less than the current price or the price at the time of the special meeting. Based on the assumed cash consideration of $6.97 per share, the closing stock price of ServisFirst common stock on The Nasdaq Global Select Market on October 17, 2014, the last trading day before public announcement of the merger, of $28.83, and the applicable exchange ratio of 0.2596, the value of the per share merger consideration would be $14.45 for each share of Metro common stock. Based on the cash consideration of $[•] per share, the closing stock price of ServisFirst common stock on The Nasdaq Global Select Market on [•], the latest practicable date before the mailing of this proxy statement/prospectus, of $[•] and assuming the total number of shares of Metro common stock outstanding continues to be 2,452,347, the value of the merger consideration would be $[•] for each share of Metro common stock. We urge you to obtain current market quotations for shares of ServisFirst common stock.

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Q:	What happens if I am eligible to receive a fraction of a share of ServisFirst common stock as part of the per share merger consideration?

A:	If the aggregate number of shares of ServisFirst common stock that you are entitled to receive as part of the per share merger consideration includes a fraction of a share of ServisFirst common stock, you will receive cash in lieu of that fractional share. See the section entitled “The Merger Agreement—Effective Time, Effects of the Merger; Organizational Documents of the Surviving Corporation; Directors and Officers—Effects of the Merger on Metro Common Stock” beginning on page [•] of this proxy statement/prospectus.

Q:	What will holders of Metro stock options and warrants receive in the merger?

A:	Immediately prior to the effective time, each option or warrant to purchase shares of Metro common stock granted under a Metro equity incentive plan that is outstanding, which we refer to as a “Metro stock option or warrant,” will be terminated and converted into the right to receive, as soon as reasonably practicable after the effective time of the merger, an amount in cash equal to a determined “deal value per share” minus the exercise price for the applicable Metro stock option or warrant. As of the date of the merger agreement, there were 1,198,500 Metro options and warrants outstanding with an average exercise price of $9.66. The deal value per share will depend on a number of factors including the average closing price of ServisFirst common stock and the number of stock options and warrants outstanding and unexercised. Assuming an average closing price of $28.83 per share of ServisFirst common stock, and assuming that none of the holders of options or warrants exercise such options or warrants, at the effective time there would be 1,198,500 shares of Metro common stock subject to Metro stock options and warrants with an average exercise price of approximately $9.66, the deal value per share would be $14.45, and the holders of each Metro stock option and warrant would be entitled to receive $4.79 in cash, on average, per Metro option or warrant.

Q:	What will happen to Metro as a result of the merger?

A:	If the merger is completed, Metro will be merged with and into ServisFirst, with ServisFirst surviving the merger as the surviving corporation. As a result of the merger, Metro will no longer be a separate entity.

Q:	What equity stake will Metro shareholders hold in ServisFirst immediately following the merger?

A:	Based on the number of issued and outstanding shares of ServisFirst common stock as of [•], holders of shares of Metro common stock as of immediately prior to the closing of the merger are expected to hold, in the aggregate, approximately 2.5% of the issued and outstanding shares of ServisFirst common stock immediately following the closing of the merger.

Q:	When do you expect the merger to be completed?

A:	Subject to the satisfaction or waiver of the closing conditions described under the section entitled, “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [•] of this proxy statement/prospectus, including the approval of the merger agreement by Metro shareholders at the special meeting, ServisFirst and Metro expect that the merger will be completed during the first quarter of 2015. However, it is possible that factors outside the control of both companies, including whether or when the required regulatory approvals will be received, could result in the merger being completed at a different time or not at all.

Q:	What are the material United States federal income tax consequences of the merger to Metro shareholders?

A:	The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and it is a condition to the respective obligations of ServisFirst and Metro to complete the merger that each of ServisFirst and Metro receives a legal opinion to that effect. Accordingly, a Metro common shareholder generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the Metro common stock received pursuant to the merger over that holder’s adjusted tax basis in its shares of Metro common stock surrendered) and (2) the amount of cash received pursuant to the merger. Further, a Metro common shareholder generally will recognize gain or loss with respect to cash received instead of fractional shares of ServisFirst common stock that the Metro common shareholder would otherwise be entitled to receive. For further information, please refer to “Material United States Federal Income Tax Consequences” beginning on page [•].

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The United States federal income tax consequences described above may not apply to all holders of Metro common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q:	Who can vote at the special meeting?

A:	All holders of record of Metro common stock as of the close of business on [•], the record date for the special meeting, which we refer to as the “record date,” are entitled to receive notice of, and to vote at, the special meeting. Each holder of Metro common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Metro common stock that such holder owned of record as of the record date.

Q:	When and where is the special meeting?

A:	The special meeting will be held on [•], at [•] local time, at [•]. For additional information about the special meeting, see the section entitled “Information About the Special Meeting” beginning on page [•] of this proxy statement/prospectus.

Q:	How will I receive the merger consideration to which I am entitled?

A:	After receiving the proper documentation from you, following the effective time, the exchange agent will forward to you the ServisFirst common stock and cash to which you are entitled. More information on the documentation you are required to deliver to the exchange agent may be found under the caption “The Merger Agreement—Exchange and Payment Procedures” beginning on page [•] of this proxy statement/prospectus.

Q:	Will my shares of ServisFirst common stock acquired in the merger receive a dividend?

A:	After the closing of the merger, as a holder of ServisFirst common stock you will receive the same dividends on shares of ServisFirst common stock that all other holders of shares of ServisFirst common stock will receive with any dividend record date that occurs after the merger is completed.

Former Metro shareholders who hold Metro stock certificates will not be entitled to be paid dividends with a record date after the closing of the merger otherwise payable on the shares of ServisFirst common stock into which their shares of Metro common stock are exchangeable until they surrender their Metro stock certificates according to the instructions provided to them.

Any such payment of dividends by ServisFirst would require approval by the ServisFirst board of directors, and the board may change its dividend policy at any time. See “Market Prices and Dividend Information” beginning on page [•] for a comparison of the historical dividend practices of the two companies.

Q:	Do any of Metro’s directors or executive officers have interests in the merger that may differ from those of Metro shareholders?

A:	Metro’s directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Metro shareholders. The members of Metro’s board of directors were aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger, and in recommending that Metro shareholders approve the merger agreement. For a description of these interests, refer to the section entitled “The Merger—Interests of Metro’s Directors and Executive Officers in the Merger” beginning on page [•] of this proxy statement/prospectus.

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Q:	How many votes do I have?

A:	Each Metro shareholder is entitled to one vote for each share of Metro common stock held of record as of the record date. As of the close of business on the record date, there were [•] outstanding shares of Metro common stock.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of Metro common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered present for purposes of establishing a quorum.

Q:	What do I need to do now?

A:	Even if you plan to attend the special meeting in person, after carefully reading and considering the information contained in this proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the special meeting.

Q:	How do I vote?

A:	You may have your shares of Metro common stock voted on the matters to be presented at the special meeting in the following ways:

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the special meeting and cast your vote there.

Q:	How can I change or revoke my vote?

A:	You have the right to revoke a proxy at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to Metro prior to the time the special meeting begins. Written notice of revocation should be mailed to: Metro Bancshares, Inc., 9340 The Landing Drive, Douglasville, Georgia 30315, Attention: Kenneth L. Barber.

Q:	If a shareholder gives a proxy, how are the shares of Metro common stock voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Metro common stock in the way that you indicate. When completing the proxy card, you may specify whether your shares of Metro common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to approve the merger agreement, and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:	What happens if I sell my shares of Metro common stock before the special meeting?

A:	The record date is earlier than both the date of the special meeting and the effective time. If you transfer your shares of Metro common stock after the record date but before the special meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares at the effective time.

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Q:	Should I send in my stock certificates now?

A:	No, please do NOT return your stock certificate(s) with your proxy. If the merger agreement is approved by Metro shareholders and the merger is completed, you will be sent a letter of transmittal as promptly as reasonably practicable after the completion of the merger describing how you may exchange your shares of Metro common stock for the per share merger consideration.

Q:	Are there any voting agreements in place with Metro shareholders?

A:	Yes. In connection with the merger agreement, ServisFirst and Metro entered into a voting and lock-up agreement with certain Metro shareholders under which these shareholders have agreed to vote their shares of Metro common stock in favor of the proposal to approve the merger, against any action or agreement that would result in a breach of the merger agreement, and against any alternative acquisition proposal or any other action that is intended to delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement, in each case subject to the terms and conditions of the voting and lock-up agreement. As of the record date, the voting and lock-up agreement covered approximately [•] shares of Metro common stock, or approximately [•]% of the outstanding shares of Metro common stock. A copy of the form of voting and lock-up agreement is attached as Annex B to this proxy statement/prospectus.

Q:	Where can I find the voting results of the special meeting?

A:	The preliminary voting results will be announced at the special meeting.

Q:	Am I entitled to exercise dissenters’ rights instead of receiving the per share merger consideration for my shares of Metro common stock?

A:	Shareholders are entitled to dissenters’ rights under, Chapter 2, Article 13 of the Georgia Code, or the “appraisal statute,” provided they follow the procedures and satisfy the conditions set forth in the appraisal statute. For more information regarding dissenters’ rights, see the section entitled “Dissenters’ Rights of Metro Shareholders” beginning on page [•] of this proxy statement/prospectus. In addition, a copy of the appraisal statute is attached as Annex D to this proxy statement/prospectus. Failure to strictly comply with the appraisal statute may result in your waiver of, or inability to, exercise dissenters’ rights.

Q:	Are there any risks that I should consider in deciding whether to vote for the approval of the merger agreement?

A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page [•] of this proxy statement/prospectus. You also should read and carefully consider the risk factors of ServisFirst and Metro contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:	What are the conditions to completion of the merger?

A:	In addition to the approval of the merger proposal by Metro shareholders as described above, completion of the merger is subject to the satisfaction of a number of other conditions, including the receipt of all required regulatory approvals and expiration or termination of all applicable statutory waiting periods in respect thereof, the accuracy of representations and warranties under the merger agreement (subject to the materiality standards set forth in the merger agreement), each party’s readiness to consummate the bank merger, ServisFirst’s and Metro’s performance of their respective obligations under the merger agreement in all material respects and each of ServisFirst’s and Metro’s receipt of a tax opinion to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [•] of this proxy statement/prospectus.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, Metro shareholders will not receive any consideration for their shares of Metro common stock in connection with the merger. Instead, Metro will remain an independent company.

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Q:	Who can help answer any other questions I have?

A:	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Metro common stock, or need additional copies of this proxy statement/prospectus or the enclosed proxy card, please contact Ken Barber at (770) 489-4443.

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SUMMARY

The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you as a Metro shareholder. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page [•] of this proxy statement/prospectus.

Parties to the Merger (Page [•])

Metro Bancshares, Inc.

9340 The Landing Drive

Douglasville, Georgia 30135

(770) 489-4443

Metro is a bank holding company headquartered in Douglasville, Georgia. Metro’s wholly-owned subsidiary, Metro Bank, a Georgia state bank, provides commercial banking services through three banking offices located in the metropolitan Atlanta area.

ServisFirst Bancshares, Inc.

850 Shades Creek Parkway

Birmingham, Alabama 35209

(205) 949-0302

ServisFirst is a bank holding company headquartered in Birmingham, Alabama. ServisFirst’s wholly-owned subsidiary, ServisFirst Bank, an Alabama banking corporation, provides commercial banking services through 12 full-service banking offices located in Alabama and the panhandle of Florida, as well as a loan production office in Nashville, Tennessee.

ServisFirst common stock is currently listed on The Nasdaq Global Select Market under the symbol “SFBS.”

The Merger and the Merger Agreement

The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

Pursuant to the merger agreement, Metro will merge with and into ServisFirst with ServisFirst surviving the merger as the surviving corporation. Immediately thereafter, Metro Bank, Metro’s banking subsidiary, will merge with and into ServisFirst’s banking subsidiary, ServisFirst Bank, with ServisFirst Bank continuing as the surviving entity.

Per Share Merger Consideration (Page [•])

Upon completion of the merger, each issued and outstanding share of Metro common stock (other than any shares held by ServisFirst, Metro, or any wholly-owned subsidiary of ServisFirst or Metro, and shares held by shareholders who properly demand dissenters’ rights under the appraisal statutes) will be entitled to receive shares of ServisFirst common stock and cash, which we refer to together as the “per share merger consideration,” a calculation of which is described below.

Treatment of Metro Stock Options and Warrants (Page [•])

Immediately prior to the effective time, each Metro stock option and warrant that is outstanding and unexercised immediately prior to the effective time will be terminated and will entitle the holder to a cash payment equal to the deal value per share minus the exercise price of the Metro stock option or warrant. The method for determining the cash payment is described below at “The Merger—Per Share Merger Consideration.” Metro will not allow the exercise of any Metro stock option or warrant beginning on the 10th trading day before the closing date.

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Metro’s Reasons for the Merger; Recommendation of the Metro Board of Directors (Page [•])

The Metro board unanimously recommends that Metro shareholders vote “FOR” the proposal to approve the merger agreement, and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. See the section entitled “The Merger—Metro’s Reasons for the Merger; Recommendation of the Metro Board of Directors” beginning on page [•] of this proxy statement/prospectus.

Opinion of Metro’s Financial Advisor (Page [•])

On October 17, 2014, The Burke Group, LLC, which we refer to as “Burke,” Metro’s financial advisor in connection with the merger, rendered an opinion to Metro’s board of directors, which was initially rendered verbally and confirmed in a written opinion dated the same date, to the effect that, as of such date and subject to and based on the qualifications and assumptions set forth in its written opinion, the merger consideration in the proposed merger was fair, from a financial point of view, to the holders of Metro common stock.

The full text of Burke’s opinion, dated October 17, 2014, is attached as Annex C to this proxy statement/prospectus. You should read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Burke in rendering its opinion.

Burke’s opinion is addressed to Metro’s board of directors and the opinion is not a recommendation as to how any shareholder of Metro should vote with respect to the merger or any other matter or as to any action that a shareholder should take with respect to the merger.

The opinion addresses only the fairness, from a financial point of view, of the merger consideration in the proposed merger to the holders of Metro common stock, and does not address the underlying business decision of Metro to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to Metro.

For further information, please see “The Merger—Opinion of Metro’s Financial Advisor” beginning on page [•] of this proxy statement/prospectus and Annex C to this proxy statement/prospectus.

Information About the Special Meeting (Page [•])

Time, Place and Purpose of the Special Meeting (Page [•])

The special meeting to consider and vote upon the approval of the merger agreement, which we refer to as the “special meeting,” will be held on [•], at [•] local time, at [•].

At the special meeting, Metro shareholders will be asked to consider and vote upon (i) a proposal to approve the merger agreement, and (ii) a proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Record Date and Quorum (Page [•])

You are entitled to receive notice of, and to vote at, the special meeting if you are an owner of record of shares of Metro common stock as of the close of business on [•], the record date. On the record date, there were [•] shares of Metro common stock outstanding and entitled to vote. You will have one vote on all matters properly coming before the special meeting for each share of Metro common stock that you owned on the record date.

The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of Metro common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered for purposes of establishing a quorum.

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Vote Required (Page [•])

The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Metro common stock entitled to vote thereon. Votes to abstain will not be counted as votes cast in favor of the approval of the merger agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting or you vote to abstain, this will have the same effect as a vote “AGAINST” the approval of the merger agreement.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the number of votes cast “FOR” the proposal to exceed the votes cast “AGAINST” it, whether or not a quorum is present. If your shares of Metro common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, your shares will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If you fail to submit a proxy and fail to attend the special meeting, your shares of Metro common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

As of the record date, the directors and executive officers of Metro and their affiliates were entitled to vote approximately [•] shares of Metro common stock representing approximately [•]% of the shares of Metro common stock outstanding on that date. Metro and ServisFirst have entered into a voting and lock-up agreement with certain shareholders of Metro pursuant to which these shareholders have agreed, solely in their capacity as shareholders of Metro, to vote their shares of Metro common stock in favor of the proposal to approve merger agreement and in favor of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. For further information, see “The Merger—Voting and Lock-Up Agreement.” A copy of the voting and lock-up agreement is attached as Annex B to this proxy statement/prospectus.

Proxies and Revocations (Page [•])

Any shareholder of record entitled to vote at the special meeting may submit a proxy by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote in person by appearing at the special meeting. If you fail to submit a proxy or to vote in person at the special meeting, your shares of Metro common stock will not be voted on the approval of the merger agreement, or on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. Failure to vote your shares will have the same effect as a vote “AGAINST” the approval of the merger agreement, but will have no effect on the vote to adjourn the special meeting.

You have the right to revoke a proxy at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to Metro prior to the time the special meeting begins. Written notice of revocation should be mailed to: Metro Bancshares, Inc., 9340 The Landing Drive, Douglasville, Georgia 30135, Attention: Kenneth L. Barber.

Interests of Metro’s Directors and Executive Officers in the Merger (Page [•])

Directors and executive officers of Metro have interests in the merger that are different from, or in addition to, their interests as Metro shareholders. These interests include, among others, payments to certain officers in connection with the “change in control” and with employment agreements following the merger, payments to certain officers and directors as holders of options and warrants, and rights to ongoing indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger. The Metro board was aware of and considered those interests, among other matters, in reaching its decisions to (i) approve the merger and the other transactions contemplated thereby, (ii) adopt the merger agreement and (iii) resolve to recommend the approval of the merger agreement to Metro shareholders. See the section entitled “Interests of Metro’s Directors and Executive Officers in the Merger” beginning on page [•] of this proxy statement/prospectus for a more detailed description of these interests.

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Regulatory Approvals (Page [•])

Completion of the merger and the bank merger are subject to the receipt of all approvals required to complete the transactions contemplated by the merger agreement, including approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”), the Alabama State Banking Department and the Georgia Department of Banking and Finance. Notifications and/or applications requesting approval may also be submitted to various other federal and state regulatory authorities and self-regulatory organizations. ServisFirst and Metro have agreed to use their reasonable best efforts to obtain all required regulatory approvals. ServisFirst, Metro and/or their respective subsidiaries have filed, or are in the process of filing, applications and notifications to obtain these regulatory approvals.

Although we currently believe we should be able to obtain all required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to ServisFirst after the completion of the merger or will contain a materially burdensome regulatory condition. The regulatory approvals to which completion of the merger is subject are described in more detail in the section of this document entitled “The Merger—Regulatory Approvals” beginning on page [•].

Dissenters’ Rights of Metro Shareholders (Page [•])

Metro shareholders of record have dissenters’ rights under the Georgia Code in connection with the merger. Metro shareholders who do not vote in favor of the approval of the merger agreement and who otherwise comply with the applicable provisions of Title 14, Chapter 2, Article 13 of the Georgia Code will be entitled to exercise dissenters’ rights thereunder. Any shares of Metro common stock held by a Metro shareholder as of the record date who has not voted in favor of the approval of the merger agreement and who has demanded appraisal for such shares in accordance with the Georgia Code will not be converted into a right to receive the merger consideration, unless such Metro shareholder fails to perfect, withdraws or otherwise loses such shareholder’s dissenters’ rights under the Georgia Code. If, after the consummation of the merger, such holder of Metro common stock fails to perfect, withdraws or otherwise loses his, her or its dissenters’ rights, each such share will be treated as if it had been converted as of the consummation of the merger into a right to receive the merger consideration.

You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising your dissenters’ rights, Metro shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in the loss of dissenters’ rights. See the section entitled “Dissenters’ Rights of Metro Shareholders” beginning on page [•] of this proxy statement/prospectus for additional information and the text of Title 14, Chapter 2, Article 13 of the Georgia Code reproduced in its entirety as Annex D to this proxy statement/prospectus.

Conditions to Completion of the Merger (Page [•])

In addition to the approval of the merger proposal by Metro shareholders and the receipt of all required regulatory approvals and expiration or termination of the applicable statutory waiting periods in respect thereof, each as described above, each party’s obligation to complete the merger is also subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain other conditions including the effectiveness of the registration statement containing this proxy statement/prospectus, approval of the listing on The Nasdaq Global Select Market of the ServisFirst common stock to be issued in the merger, the absence of any applicable law or order prohibiting the merger, the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement), the performance by the other party of its respective obligations under the merger agreement in all material respects, and each of ServisFirst’s and Metro’s receipt of a tax opinion to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Neither Metro nor ServisFirst can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the sections entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [•] of this proxy statement/prospectus.

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No Solicitation (Page [•])

As more fully described in this proxy statement/prospectus and in the merger agreement, and subject to certain exceptions summarized below, Metro has agreed not to encourage or solicit the making of, any proposal that constitutes or could reasonably be expected to lead to an alternative acquisition proposal. Notwithstanding these restrictions, the merger agreement provides that Metro may participate in discussions or negotiations regarding an acquisition proposal or furnish nonpublic information regarding Metro in response to an unsolicited bona fide written acquisition proposal, and under specific circumstances, including the Metro board’s determination (in accordance with the merger agreement and after consultation with Metro’s outside legal counsel and independent financial advisor) that such acquisition proposal is or is reasonably likely to lead to a superior proposal, and the Metro board’s determination that its failure to do so would be reasonably likely to violate of its fiduciary duties to Metro shareholders.

No Change in Recommendation or Entry into Acquisition Agreement (Page [•])

The merger agreement requires Metro’s board of directors to take all lawful action to solicit from Metro shareholders proxies in favor of approval of the merger agreement, and shall recommend approval of the merger agreement by the Metro shareholders. Metro’s board of directors may withdraw its recommendation for shareholders’ approval of the merger or approve an alternative acquisition proposal, if, and only if, (i) Metro gives ServisFirst at least 3 business days notice of its intention to take such action (including the terms and conditions of the proposal and the identity of the person making it), (ii) Metro negotiates in good faith with ServisFirst (to the extent ServisFirst wishes to negotiate) during such notice period to enable ServisFirst to propose revisions to the terms of the merger agreement, and (ii) Metro’s board considers in good faith any such revisions and after consideration with outside financial advisor and outside legal counsel, determines that the competing proposal still constitutes a superior proposal. The term “superior proposal” is defined in the section entitled “The Merger Agreement—No Change in Recommendation or Entry into Acquisition Agreement” beginning on page [•] of this proxy statement/prospectus.

Termination (Page [•])

ServisFirst and Metro may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, the merger agreement may be terminated as follows:

•	by either party upon approval of a vote of the majority of such party’s board, if the parties do not receive regulatory approval for the transactions contemplated by the merger agreement;

•	by either party if the Metro shareholders fail to approve the merger agreement;

•	by either party in the event of a material breach by the other party of any representation or warranty or covenant contained in the merger agreement;

•	by Metro at any time during the 3 business days following the 10th trading day immediately preceding the closing date if the average stock price of ServisFirst common stock is less than $25 per share and the ServisFirst common stock has underperformed the PowerShares KBW Regional Banking Portfolio by more than 20%, and ServisFirst does not increase the consideration;

•	by either party if the merger is not completed on or before February 28, 2015 (although the parties may mutually agree to extend such date by up to two thirty-day periods); or

•	by ServisFirst if the Metro board fails to make a recommendation to Metro shareholders to approve the merger agreement, or Metro has materially breached its covenant not to solicit acquisition proposals, or if Metro fails to call and hold the special meeting of shareholders within 60 days of ServisFirst’s registration statement becoming effective.

For more information, please see the section entitled “The Merger Agreement—Termination” beginning on page [•] of this proxy statement/prospectus.

Voting and Lock-Up Agreement (Page [•])

In connection with the merger agreement, ServisFirst and Metro entered into a voting and lock-up agreement with certain Metro shareholders for such shareholders to, among other things, vote their shares of Metro stock in favor of the approval of the merger agreement, against any action or agreement that would result in a breach of any covenant, representation or warranty of Metro contained in the merger agreement and against any proposal that relates to an alternative acquisition. In addition, the shareholders have agreed not to transfer or pledge (i) any of the shares of ServisFirst common stock received in the merger for a period of 60 days following the effective date of the merger, (ii) more than 25% of the shares between the 60th and 89th day following the effective date of the merger and (iii) more than 50% of such shares between the 90th and 179th day following the effective date of the merger. As of the record date, the voting and lock-up agreement covered [•] shares of Metro common stock, or approximately [•]% of the outstanding shares of Metro common stock. A copy of the voting and lock-up agreement is attached as Annex B to this proxy statement/prospectus.

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Accounting Treatment (Page [•])

ServisFirst prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which we refer to as “GAAP.” The merger will be accounted for using the acquisition method of accounting. ServisFirst will be treated as the acquirer for accounting purposes.

Material United States Federal Income Tax Consequences (Page [•])

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and it is a condition to the respective obligations of ServisFirst and Metro to complete the merger that each of ServisFirst and Metro receives a legal opinion to that effect.

Accordingly, a Metro common shareholder generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the ServisFirst common stock received pursuant to the merger over that holder’s adjusted tax basis in its shares of Metro common stock surrendered) and (2) the amount of cash received pursuant to the merger. Further, a Metro common shareholder generally will recognize gain or loss with respect to cash received instead of fractional shares of ServisFirst common stock that the Metro common shareholder would otherwise be entitled to receive. For further information, please refer to “Material United States Federal Income Tax Consequences” beginning on page [•].

The United States federal income tax consequences described above may not apply to all holders of Metro common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Comparison of Shareholders’ Rights (Page [•])

The rights of Metro shareholders are governed by its articles of incorporation, as amended, which we refer to as the “Metro charter,” its bylaws, and by Georgia corporate law. Your rights as a shareholder of ServisFirst will be governed by ServisFirst’s certificate of incorporation, as amended and restated, which we refer to as the “ServisFirst charter,” its by-laws, and by Delaware corporate law. Your rights under the ServisFirst charter, ServisFirst by-laws and Delaware corporate law will differ in some respects from your rights under the Metro charter, Metro bylaws and Georgia corporate law. For more detailed information regarding a comparison of your rights as a shareholder of Metro and ServisFirst, see the section entitled “Comparison of Shareholders’ Rights” beginning on page [•] of this proxy statement/prospectus.

Risk Factors (Page [•])

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA OF SERVISFIRST

The following table summarizes selected historical consolidated financial data of ServisFirst for the periods and as of the dates indicated. This information has been derived from ServisFirst’s consolidated financial statements filed with the SEC. Historical financial data as of and for the nine months ended September 30, 2014 and September 30, 2013 are unaudited and include, in management’s opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of ServisFirst. You should not assume the results of operations for past periods and for the nine months ended September 30, 2014 and 2013 indicate results for any future period.

You should read this information in conjunction with ServisFirst’s consolidated financial statements and related notes thereto included in ServisFirst’s Annual Report on Form 10-K/A for the year ended December 31, 2013, and in ServisFirst’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014, which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page [•] of this proxy statement/prospectus.

	As of and for the years ended December 31,					As of and for the nine months ended September 30,
	2009	2010	2011	2012	2013	2013	2014
		(Dollars in thousands except for share and per share data)
Selected Balance Sheet Data:
Total assets	$1,573,497	$1,935,166	$2,460,785	$2,906,314	$3,520,699	$3,396,153	$3,952,799
Loans, net	1,192,173	1,376,741	1,808,712	2,336,924	2,828,205	2,703,046	3,125,330
Total securities	256,098	282,193	309,018	259,844	298,494	289,515	332,351
Deposits	1,432,355	1,758,716	2,143,887	2,511,572	3,019,642	2,919,217	3,352,766
Other borrowings	24,922	24,937	84,219	136,982	194,320	19,932	19,965
Subordinated debentures	15,228	30,420	30,514	15,050	-	-	-
Stockholders’ equity	97,622	117,100	196,292	233,257	297,192	276,300	393,136

Selected Income Statement Data:

Net interest income	$43,860	$62,886	$75,331	$94,122	$112,462	$82,347	$96,146
Provision for loan losses	10,685	10,350	8,972	9,100	13,008	10,652	7,500
Net interest income after provision for loan losses	33,175	52,536	66,359	85,022	99,454	71,695	88,646
Non-interest income	4,413	5,169	6,926	9,643	10,010	7,639	8,119
Non-interest expense	28,930	30,969	37,458	43,100	47,489	35,191	44,455
Income before income taxes	8,658	26,736	35,827	51,565	61,975	44,143	52,310
Net income available to common stockholders	5,878	17,378	23,238	34,045	41,201	29,449	37,029

Per Common Share Data:

Split-adjusted net income per share, basic*	$0.36	$1.05	$1.34	$1.89	$2.00	$1.45	$1.57
Split adjusted net income per share, diluted*	0.34	0.95	1.18	1.66	1.90	1.37	1.51
Split-adjusted book value per share*	5.90	7.06	8.78	10.28	11.67	11.13	14.25
Weighted average split-adjusted shares outstanding:
Basic	16,457,916	16,557,453	17,278,572	17,989,311	20,607,213	20,306,034	23,539,218
Diluted	17,362,929	18,883,812	20,247,489	20,825,256	21,806,025	21,619,554	24,598,250
Actual split-adjusted common shares* outstanding	16,540,446	16,582,446	17,796,595	18,806,436	22,050,036	21,229,041	24,791,436

Selected Performance Ratios:

Return on average assets (1)	0.43%	1.04%	1.12%	1.31%	1.32%	1.31%	1.37%
Return on average stockholders’ equity (2)	6.33%	15.86%	14.86%	15.99%	15.70%	15.62%	14.43%
Return on average common stockholders’ equity	6.33%	15.86%	17.01%	19.41%	18.30%	18.34%	16.17%

Net interest margin (3)	3.31%	3.94%	3.79%	3.80%	3.80%	3.84%	3.72%
Non-interest income to average assets	0.32%	0.31%	0.33%	0.37%	0.32%	0.34%	0.30%
Non-interest expense to average assets	2.10%	1.85%	1.79%	1.64%	1.51%	1.55%	1.63%
Efficiency ratio (4)	59.93%	45.51%	45.54%	41.54%	38.78%	39.11%	42.64%

Core Performance Data (5):
Core net income	$5,878	$17,378	$23,438	$34,445	$41,617	$29,749	$38,957
Core net income available to common stockholders	5,878	17,378	23,238	34,045	41,201	29,449	38,641
Core split-adjusted earnings per share, diluted*	0.34	0.95	1.18	1.66	1.90	1.37	1.57
Core return on average assets	0.43%	1.04%	1.12%	1.30%	1.32%	1.31%	1.43%
Core return on average common stockholders’ equity	6.33%	15.86%	17.01%	19.41%	18.30%	18.34%	16.88%

Asset Quality Ratios:

Non-performing loans to total loans	1.01%	1.03%	0.75%	0.44%	0.34%	0.34%	0.55%
Non-performing assets to total assets (6)	1.57%	1.10%	1.06%	0.69%	0.64%	0.70%	0.61%
Allowance for loan losses to total gross loans	1.24%	1.30%	1.20%	1.11%	1.07%	1.06%	1.09%
Allowance for loan losses to total nonperforming loans	120.91%	126.00%	159.96%	253.50%	314.94%	307.87%	199.46%
Net charge-offs to average loans outstanding	0.60%	0.55%	0.32%	0.24%	0.33%	0.42%	0.17%

Selected Balance Sheet Ratios:

Gross loans to total deposits	84.27%	79.31%	85.39%	94.09%	94.68%	93.59%	94.24%
Non-interest bearing deposits to total deposits	14.75%	14.24%	19.54%	21.71%	21.54%	21.76%	23.70%
Certificates of deposit to total deposits	17.73%	15.83%	17.91%	15.75%	13.73%	14.03%	11.70%

Capital Adequacy Ratios:

Tier 1 leverage ratio (7)	6.97%	7.77%	9.17%	8.43%	8.48%	8.28%	10.18%
Tier 1 common capital ratio	7.69%	8.06%	7.76%	7.63%	8.64%	8.24%	10.78%
Tier 1 capital ratio (8)	8.89%	10.22%	11.39%	9.89%	10.00%	9.66%	12.02%
Total risk-based capital ratio (9)	10.48%	11.82%	12.79%	11.78%	11.73%	11.40%	13.71%

Growth Ratios:

Percentage change in assets	35.38%	22.99%	27.16%	18.11%	21.14%	22.91%	16.39%
Percentage change in net loans	24.49%	15.48%	31.38%	29.20%	21.02%	26.52%	15.62%
Percentage change in deposits	38.08%	22.78%	21.90%	17.15%	20.23%	21.15%	14.85%
Percentage change in common equity	12.49%	19.95%	33.50%	23.64%	33.08%	27.72%	49.44%
Percentage change in net income	(16.09)%	195.64%	34.87%	46.96%	20.82%	14.91%	25.58%
Percentage change in diluted net income split-adjusted per share*	(22.14)%	178.43%	24.30%	41.36%	14.03%	9.60%	10.22%

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*On June 16, 2014, ServisFirst announced that it had declared a three-for-one split of its common stock in the form of a stock dividend. Prior results have been revised to reflect the stock dividend, in order to allow for comparability between periods.

(1)	Return on average assets is defined as net income divided by total average assets.
(2)	Return on average stockholders’ equity is defined as net income divided by average stockholders’ equity.
(3)	Net interest margin is the net yield on interest earning assets and is the difference between the interest yield earned on interest earning assets and interest rate paid on interest bearing liabilities, divided by average earning assets.
(4)	Efficiency ratio is the result of non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Core metrics exclude a non-routine expense in the first quarter of 2014 related to the correction to the accounting policy for options granted to our regional advisory boards and a non-routine expense in the second quarter of 2014 resulting from the acceleration of vesting of such options. For a reconciliation of these non- GAAP measures to the most comparable GAAP measure, see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.” None of the other periods included in our selected consolidated financial information are affected by this correction.
(6)	Non-performing assets are defined as non-accrual loans plus loans 90-days past due plus other real estate owned.
(7)	Total stockholders’ equity excluding unrealized losses on securities available for sale, net of taxes, and intangible assets divided by average assets less intangible assets.
(8)	Total stockholders’ equity excluding unrealized gains/(losses) on securities available for sale, net of taxes, and intangible assets divided by total risk-weighted assets.
(9)	Total stockholders’ equity excluding unrealized gains/(losses) on securities available for sale, net of taxes, and intangible assets plus allowance for loan losses (limited to 1.25% of risk-weighted assets) divided by total risk-weighted assets.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial data included in ServisFirst’s selected consolidated financial information are not measures of financial performance recognized by generally accepted accounting principles in the United States, or GAAP. ServisFirst recorded a non-routine expense of $703,000 for the first quarter of 2014 resulting from a correction of accounting for vested stock options previously granted to members of ServisFirst Bank’s advisory boards in the Dothan, Huntsville and Mobile, Alabama markets, and ServisFirst recorded a non-routine expense of $1.8 million for the second quarter of 2014 resulting from an acceleration of vesting of stock options previously granted to members of ServisFirst Bank’s advisory boards. This change in accounting treatment is a non-cash item and does not impact operating activities or cash from operations. The non-GAAP financial measures included in selected consolidated financial information for the nine months ended September 30, 2014 are “core net income,” “core net income available to common stockholders,” “core earnings per share, diluted,” “core return on average assets” and “core return on average common stockholders’ equity.” Each of these five core financial measures excludes the impact of the non-routine expenses attributable to the correction of accounting for vested stock options and related acceleration of vesting of such stock options. None of the other periods included in ServisFirst’s selected historical consolidated financial information are affected by this correction.

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“Core net income” is defined as net income, adjusted by the net effect of the non-routine expense.

“Core net income available to common stockholders” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense.

“Core earnings per share, diluted” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense, divided by weighted average diluted shares outstanding.

“Core return on average assets” is defined as net income, adjusted by the net effect of the non-routine expense, divided by average total assets.

“Core return on average common stockholders’ equity” is defined as net income available to common stockholders, adjusted by the net effect of the non-routine expense, divided by average common stockholders’ equity.

ServisFirst believes these non-GAAP financial measures provide useful information to management and investors that is supplementary to ServisFirst’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, ServisFirst acknowledges that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures for the nine months ended September 30, 2014:

For the nine months ended September 30, 2014
(Dollars in Thousands)
Provision for income taxes - GAAP	$14,965
Adjustments:
Adjustment for non-routine expense	865
Core provision for income taxes	$15,830

Return on average assets - GAAP	1.37%
Net income - GAAP	$37,345
Adjustments:
Adjustment for non-routine expense	1,612
Core net income	$38,957
Average assets	$3,822,381
Core return on average assets	1.43%

Return on average common stockholders’ equity	16.17%
Net income available to common stockholders - GAAP	$37,029
Adjustments:
Adjustment for non-routine expense	1,612
Core net income available to common stockholders	$38,641
Average common stockholders’ equity	$347,040
Core return on average common stockholders’ equity	16.88%

Earnings per share - GAAP	$1.57
Weighted average shares outstanding, basic	23,539,218
Core earnings per share, basic	$1.64

Earnings per share, diluted - GAAP	$1.51
Weighted average shares outstanding, diluted	24,598,250
Core earnings per share, diluted	$1.57

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF METRO

The following table summarizes selected historical consolidated financial data of Metro for the periods and as of the dates indicated. This information has been derived from the audited financial statements of Metro for the years ended December 31, 2009 through 2013. Historical financial data as of and for the nine months ended September 30, 2013 and September 30, 2014 are unaudited and include, in management’s opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of Metro. You should not assume the results of operations for past periods and for the nine months ended September 30, 2013 and 2014 indicate results for any future period.

Metro — Historical Financial Information
(Dollars in thousands, except per share data)

	As of / For the Year Ended December 31,					As of / For the Nine Months Ended September 30, (unaudited)
	2009	2010	2011	2012	2013	2013	2014
Summary of Operations:
Total interest income	$4,632	$6,568	$7,614	$7,810	$8,532	$6,304	$6,800
Total interest expense	1,356	1,864	1,548	1,252	1,105	817	855
Net interest income	3,276	4,704	6,066	6,558	7,427	5,487	5,945
Provision for loan losses	915	388	1,114	149	49	236	40
Noninterest income	37	110	1,436	432	339	248	441
Noninterest expense	4,111	4,616	4,878	5,860	6,115	4,336	4,817
Income before income taxes	(1,713)	(190)	1,510	981	1,602	1,163	1,529
Provision for (benefit from) income taxes	—	—	(893)	439	578	427	532
Net income (loss)	(1,713)	(190)	2,403	542	1,024	736	997
Net income available to common shareholders	$(1,713)	$(190)	$2,403	$542	$1,024	$736	$997
Per Common Share:
Dividends declared	—	—	—	—	—	—	$0.40
Period End Data:
Gross loans	$76,399	$95,167	$111,539	$123,361	$140,308	$137,162	$141,243
Total assets	124,861	126,830	155,146	163,333	197,464	183,683	224,526
Total deposits	103,390	105,089	128,983	136,692	166,041	151,658	194,741
Long-term debt (a)	—	—	—	—	1,400	1,500	1,100
Total shareholders’ equity	21,147	21,458	24,940	26,116	26,801	26,570	27,240

(a) Amount of debt due beyond 1 year.

Metro has historically not paid any dividends, but paid a special dividend of $0.40 per share of Metro common stock in the nine months ended September 30, 2014.

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MARKET PRICES AND DIVIDEND INFORMATION

ServisFirst common stock has traded on The Nasdaq Global Select Market under the symbol “SFBS” since May 14, 2014. Prior to such time, ServisFirst was not traded on an established public trading market, and quotations for the ServisFirst common stock were not reported on any market. Although the shares may have been sporadically traded in private transactions, the prices at which such transactions occurred may not be known to management. Metro common stock is not listed or traded on any established securities exchange or quotation system. Accordingly, there is no established public or private trading market for the Metro common stock. Metro common stock has only been traded inactively in private transactions, and management is not aware of prices paid in such transactions. The following table sets forth the high and low reported trading prices per share of ServisFirst common stock, and the cash dividends paid per share for the periods indicated, all of which numbers are adjusted for the three-for-one stock split that occurred on July 16, 2014.

ServisFirst

Quarter Data	High	Low	Dividend Paid
First Quarter 2012 Fiscal Year	$10.00	$10.00	$-
Second Quarter 2012 Fiscal Year	10.00	10.00	-
Third Quarter 2012 Fiscal Year	10.00	10.00	-
Fourth Quarter 2012 Fiscal Year	10.00	10.00	0.17
First Quarter 2013 Fiscal Year	$11.00	$10.27	$-
Second Quarter 2013 Fiscal Year	13.83	11.00	-
Third Quarter 2013 Fiscal Year	13.83	13.83	0.17
Fourth Quarter 2013 Fiscal Year	13.83	13.83	-
First Quarter 2014 Fiscal Year	$13.83	$13.83	$0.05
Second Quarter 2014 Fiscal Year	30.27	13.83	0.05
Third Quarter 2014 Fiscal Year	30.29	28.05	0.05
Fourth Quarter 2014 Fiscal Year through November [•], 2014	[•]	[•]	[•]

On October 17, 2014, the last full trading day before the public announcement of the merger agreement, the closing sale price of shares of ServisFirst common stock was $28.83. On [•], the last practicable trading day before the mailing of this proxy statement/prospectus, the closing sale price of shares of ServisFirst common stock was $[•].

As of [•], the last date prior to mailing this proxy statement/prospectus for which it was practicable to obtain this information for Metro and ServisFirst, respectively, there were approximately [•] registered holders of Metro common stock and approximately [•] registered holders of ServisFirst common stock.

The following table presents the closing price of ServisFirst common stock on October 17, 2014, the last trading day before the public announcement of the merger agreement, and [•], the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also shows the estimated implied value of the per share merger consideration for each share of Metro common stock on the relevant date.

Date	ServisFirst Closing Price	Exchange Ratio	Cash Portion	Estimated Equivalent Per Share Value(1)
October 17, 2014	$28.83	0.2596	$6.97	$14.45
[•], 2014	[•]	0.2596	[•]	[•]

(1)         The implied value of the per share merger consideration represents the sum of $6.97, the assumed cash portion of the per share merger consideration, plus the stock portion of the per share merger consideration, based upon the product of the assumed exchange ratio of 0.2596 and the closing price of ServisFirst common stock as of the applicable date. The actual exchange ratio and amount of cash may differ.

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The above table shows only historical prices and dividends. These historical prices and dividends may not provide meaningful information to Metro shareholders in determining whether to approve the merger agreement. Metro shareholders are urged to obtain current market quotations for shares of ServisFirst common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to approve the merger agreement. The market prices of ServisFirst common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of ServisFirst common stock before or after the effective date of the merger. Changes in the market price of ServisFirst common stock prior to the completion of the merger will affect the market value of the merger consideration that Metro shareholders will receive upon completion of the merger.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this proxy statement/prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 giving ServisFirst’s and Metro’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in ServisFirst’s reports filed with the SEC and those identified elsewhere in this proxy statement/prospectus, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Metro shareholders on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Metro business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of ServisFirst products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Consequently, all of the forward-looking statements made by ServisFirst or Metro contained or incorporated by reference in this proxy statement/prospectus are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Risk Factors” beginning on page [•] of this proxy statement/prospectus and those set forth under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in ServisFirst’s annual and quarterly reports and other filings with the SEC that are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [•] of this proxy statement/prospectus.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date set forth on the cover page of this proxy statement/prospectus. ServisFirst and Metro undertake no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and the financial condition and results of operations of ServisFirst and/or Metro could be materially adversely affected.

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RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

Risks Relating to the Merger

Because the market price of ServisFirst common stock will fluctuate, the value of the merger consideration to be received by Metro shareholders is uncertain.

Upon completion of the merger, each share of Metro common stock (except for shares of Metro common stock owned by ServisFirst, Metro or any wholly-owned subsidiary of ServisFirst or Metro or any dissenting shares) will be converted into the right to receive a combination of shares of ServisFirst common stock and cash. In addition, cash will be paid in lieu of any remaining fractional shares. The market value of the shares of ServisFirst common stock to be received as part of the merger consideration will vary from the closing price of ServisFirst common stock on the date the merger was announced, on the date that this proxy statement/prospectus is mailed to Metro shareholders, on the date of the special meeting of the Metro shareholders, and on the date the merger is completed and thereafter. Any change in the market price of ServisFirst common stock during the 20 trading days prior to the completion of the merger will affect the market value of the merger consideration that Metro shareholders will receive upon completion of the merger. Stock price changes may result from a variety of factors that are beyond the control of ServisFirst and Metro, including, but not limited to, general market and economic conditions, changes in our respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the Metro special meeting you will not know the precise market value of the consideration Metro shareholders will receive at the effective time of the merger. You should obtain current market quotations for shares of ServisFirst common stock.

If the holders of Metro options or warrants choose to exercise any of their options or warrants prior to the effective time, the formula in the merger agreement used to determine the allocation of the cash consideration among Metro common stock and Metro options and warrants may result in a reduction of the value of the per share merger consideration entitled to be received by Metro stockholders.

Neither ServisFirst nor Metro can assure Metro shareholders of the value of the total merger consideration they will be entitled to receive in the merger. The value of the merger consideration Metro shareholders are entitled to receive in the merger is determined in accordance with the terms of the merger agreement and is dependent on (i) the average closing price of ServisFirst common stock for the twenty consecutive trading days prior to consummation of the merger and (ii) the number of outstanding shares of Metro common stock at the effective time of the merger. The number of outstanding shares of Metro common stock at the effective time of the merger will increase if any of the holders of Metro options or warrants exercise such options or warrants prior to the effective time of the merger. Although we currently do not believe any of the outstanding but unexercised Metro options or warrants will be exercised, under the terms of the merger agreement and the agreements under which Metro options and warrants were issued neither Metro nor ServisFirst can prohibit the holders of such options and warrants from exercising them more than 10 days prior to the effective time of the merger. Although we believe the exercise of any Metro options or warrants likely would be financially disadvantageous for such holders, if any such options or warrants are exercised the current Metro shareholders would be diluted and, as a result, the exchange ratio would decrease and each share of outstanding Metro common stock would be entitled to a lesser amount of ServisFirst common stock in the merger.

The merger and related transactions are subject to approval by Metro shareholders.

The merger cannot be completed unless the Metro shareholders approve the merger by the affirmative vote of the holders of a majority of the outstanding shares of Metro common stock entitled to vote on the merger.

The merger is subject to a number of closing conditions which, if not satisfied or waived in a timely manner, would delay such merger or adversely impact the companies’ ability to complete the transaction.

The completion of the merger is subject to certain conditions, including, among others, the (1) receipt of the requisite shareholder approval, (2) termination or expiration of all statutory waiting periods and receipt of all required regulatory approvals for the merger, without the imposition of any burdensome conditions, and (3) other customary closing conditions set forth in the merger agreement. See “The Merger Agreement—Conditions to Completion of the Merger.” While it is currently anticipated that the merger will be completed during the first quarter of 2015, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied. Accordingly, there can be no guarantee with respect to the timing of the closing of the merger or whether the merger will be completed at all.

In addition, if the merger is not completed on or before February 28, 2015, either ServisFirst or Metro may choose not to proceed with the merger (although the parties may mutually agree to extend such date by up to two thirty-day periods).

The merger agreement contains provisions that may result in ServisFirst increasing the merger consideration in order to complete the merger.

Metro may terminate the merger agreement at any time during the three business days following the 10th trading day immediately preceding the closing date if the average stock price of ServisFirst common stock is less than $25 per share and the ServisFirst common stock has underperformed the PowerShares KBW Regional Banking Portfolio by more than 20%. If Metro elects to exercise this right of termination, it must give ServisFirst three days’ notice during which time ServisFirst may elect to increase the consideration it is paying in the merger. If ServisFirst increases the merger consideration, Metro will no longer be entitled to terminate the merger agreement. Accordingly, there can be no guarantee with respect to the merger consideration and whether the merger will be completed at all.

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Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

Before the merger may be completed, various approvals and consents must be obtained from the Federal Reserve Board, the FDIC, the Georgia Department of Banking and Finance and the Alabama State Banking Department, and various other regulatory authorities. In determining whether to grant these approvals the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger—Regulatory Approvals.” An adverse development in any party’s regulatory standing or these factors could result in an inability to obtain approval or delay its receipt. These regulators may impose conditions on the completion of the merger or require changes to the terms of the merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or imposing additional costs on or limiting the revenues of the combined company following either merger, any of which might have an adverse effect on the combined company following the merger. Accordingly, no assurance can be given that the necessary regulatory approvals will be received in time to effect the merger in the first quarter of 2015. See “The Merger—Regulatory Approvals.”

The opinions delivered by the Metro financial advisor will not reflect changes in circumstances between the respective dates of the signing of the opinion and the completion of the merger.

The board of directors of Metro has obtained a fairness opinion dated October 17, 2014 for the transaction with ServisFirst from The Burke Group, LLC. Such opinion has not been updated as of the date of this proxy statement/prospectus and will not be updated at, or prior to, the time of the completion of the merger. Changes in the operations and prospects of ServisFirst or Metro, general market and economic conditions and other factors that may be beyond the control of ServisFirst and Metro may alter the value of ServisFirst or Metro or the prices of shares of ServisFirst common stock or Metro common stock by the time the merger is completed. The opinion does not speak as of the time the merger is completed or as of any other date than the date of the opinions. The opinion that the Metro board of directors received from its respective financial advisor is attached as Annex C to this proxy statement/prospectus. For a description of the opinion, see “The Merger—Opinion of Metro’s Financial Advisor.” For a description of the other factors considered by the Metro board of directors in determining to approve the merger, see “The Merger—Metro’s Reasons for the Merger; Recommendation of Metro’s Board of Directors.”

Holders of ServisFirst and Metro common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Holders of ServisFirst and Metro common stock currently have the right to vote in the election of the board of directors and on other matters affecting ServisFirst and Metro, respectively. Upon the completion of the merger, each Metro shareholder who receives shares of ServisFirst common stock will become a shareholder of ServisFirst with a percentage ownership of ServisFirst that is smaller than such shareholder’s percentage ownership of Metro. Following completion of the merger, Metro shareholders are expected to own approximately 2.5% of the combined company and existing ServisFirst shareholders will own approximately 97.5% of the combined company. The board of directors of the surviving entity immediately after the Merger will be the directors of ServisFirst in office immediately prior to the effective time of the merger. As a result, Metro shareholders will have less influence on the management and policies of ServisFirst than they now have on the management and policies of Metro.

The merger agreement contains provisions that may discourage other companies from trying to acquire Metro for greater merger consideration.

The merger agreement contains provisions that may discourage a third party from submitting an acquisition proposal to Metro that might result in greater value to Metro’s shareholders than the merger. Such provisions include a general prohibition on Metro from soliciting, or subject to certain exceptions, entering into discussion with any third party regarding any acquisition proposal or offers for competing transactions. Certain shareholders of Metro have entered into voting and lock-up agreements and have agreed to vote their shares of Metro common stock (i) in favor of adoption and approval of the proposal to approve the merger; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Metro contained in the Merger Agreement; and (iii) against any alternative acquisition proposal or any transaction that would interfere with the merger. The shareholders that are party to the voting and lock-up agreements described in this paragraph own in the aggregate approximately [•]% of the outstanding shares of Metro common stock as of the record date.

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If the merger is not completed, ServisFirst and Metro will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of ServisFirst and Metro has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC and other regulatory agencies in connection with the merger. If the merger is not completed, ServisFirst and Metro will have to recognize these expenses without realizing the expected benefits of the merger.

ServisFirst and Metro will be subject to business uncertainties and Metro will be subject to contractual restrictions on its operations while the merger is pending.

ServisFirst and Metro will be subject to business uncertainties and Metro will be subject to contractual restrictions on its operations while the merger is pending. For instance, uncertainty about the effect of the merger on employees and customers may have an adverse effect on ServisFirst or Metro. These uncertainties may impair ServisFirst’s or Metro’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with ServisFirst or Metro to seek to change existing business relationships with ServisFirst or Metro. Retention of certain employees by ServisFirst or Metro may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with the combined company. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company, ServisFirst’s business or Metro’s business could be harmed. In addition, subject to certain exceptions, Metro has agreed to operate its business in the ordinary course, and to comply with certain other operational restrictions, prior to closing of the merger. See “The Merger Agreement—Conduct of Businesses of Metro and ServisFirst Prior to Completion of the Merger” for a description of the restrictive covenants applicable to ServisFirst and Metro.

Termination of the merger agreement could negatively impact ServisFirst or Metro.

If the merger agreement is terminated, there may be various consequences. For example, ServisFirst’s or Metro’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Also, if the merger agreement is terminated, the market price of ServisFirst’s common stock could decline to the extent that the current market price reflects a market assumption that the merger will be completed.

Certain of Metro’s directors and executive officers have interests in the merger that are different from the interests of Metro’s shareholders.

Metro shareholders should be aware that some of Metro’s directors and executive officers have interests in the applicable merger and have arrangements that are different from, or in addition to, those of Metro shareholders generally. These interests and arrangements may create potential conflicts of interest. Metro’s board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that Metro shareholders vote in favor of approving the merger agreement.

ServisFirst agreed in the merger agreement to indemnify the Metro directors and officers for any claims or actions related to the merger or merger agreement and to provide liability insurance to Metro officers and directors for a period of six (6) years following the merger. In addition, certain Metro directors and officers are holders of stock options or stock warrants, and immediately prior to the effective time, all rights with respect to Metro stock options and Metro stock warrants, issued, outstanding and unexercised will be converted to the right to receive a cash payment. Certain of Metro’s officers will also receive payments in connection with Metro’s change in control and will enter into employment agreements with ServisFirst following the transaction. These and certain other additional interests of Metro directors and officers may cause some of these persons to view the proposed transaction differently than you view it, although Metro officers and directors currently have comparable indemnification rights and director and officer insurance coverage. For a more complete description of these interests, see “Interests of Metro’s Directors and Executive Officers in the Merger.”

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Risks Related to the Combined Company Following the Merger

Combining Metro with ServisFirst may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

ServisFirst and Metro have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on ServisFirst’s ability to successfully combine and integrate the business of Metro with ServisFirst in a manner that permits growth opportunities and does not materially disrupt existing customer relations nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of the companies’ ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect ServisFirst’s ability to successfully conduct its business, which could have an adverse effect on ServisFirst’s financial results and the value of ServisFirst’s common stock. If ServisFirst experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause ServisFirst and/or Metro to lose customers or cause customers to remove their accounts from ServisFirst and/or Metro and move their business to competing financial institutions. Also, integration efforts will divert management’s attention and resources. These integration matters could have an adverse effect on the combined company during this transition period and for an undetermined period after completion of the merger on the combined company. In addition, the actual cost savings of the merger could be less than anticipated.

Risks Related to an Investment in ServisFirst Common Stock

The market price of ServisFirst’s common stock after the merger may be affected by factors different from those affecting its shares currently.

Upon completion of the merger, holders of Metro common stock will become holders of ServisFirst common stock. ServisFirst’s business differs in important respects from that of Metro, and, accordingly, the results of operations of the combined company and the market price of ServisFirst’s common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of ServisFirst and Metro. For a discussion of the businesses of ServisFirst and Metro and of some important factors to consider in connection with those businesses, see “Certain Information Concerning ServisFirst,” “Certain Information Concerning Metro” and “Where You Can Find More Information.”

The market price of ServisFirst’s common stock may decline as a result of the merger.

The market price of ServisFirst’s common stock may decline as a result of the merger if ServisFirst does not achieve the perceived benefits of the merger or the effect of the merger on ServisFirst’s financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the merger, ServisFirst and Metro shareholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Existing ServisFirst and Metro shareholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.

The shares of ServisFirst common stock to be received by Metro shareholders as a result of the merger will have different rights from the shares of Metro common stock.

Upon completion of the merger, Metro shareholders will become ServisFirst shareholders and their rights as shareholders will be governed by ServisFirst’s certificate of incorporation and by-laws and Delaware law. The rights associated with Metro common stock are different from the rights associated with ServisFirst common stock. For example, under Georgia law and Metro’s bylaws, Metro’s shareholders may take action without a meeting only by a unanimous written consent signed by all shareholders entitled to vote, whereas, under Delaware law, ServisFirst shareholders may take action without a meeting if shareholder consent is signed by at least the minimum number of shareholders that would be necessary to authorize such action at a meeting at which all shares entitled to vote are present and voted. Additionally, under Georgia law, holders of at least 25% of all the votes entitled to be cast on any issue proposed may call a special meeting, unless the bylaws provide otherwise. However, ServisFirst shareholders do not have the authority to call a special meeting of the shareholders. See “Comparison of Shareholders’ Rights” for a further discussion of the different rights associated with ServisFirst common stock.

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ServisFirst’s management will have broad discretion as to the use of assets acquired from the merger, and ServisFirst may not use these assets effectively.

ServisFirst’s management will have broad discretion in the application of the assets from these merger and could utilize the assets in ways that do not improve ServisFirst’s results of operations or enhance the value of its common stock. Metro shareholders will not have the opportunity, as part of their investment decision, to assess whether these acquired assets are being used appropriately. ServisFirst’s failure to utilize these assets effectively could have a material adverse effect on the combined company, delay the development of products and cause the price of ServisFirst common stock to decline.

Other Risk Factors of ServisFirst and Metro

ServisFirst’s and Metro’s businesses are and will be subject to the risks described above. In addition, ServisFirst is, and will continue to be, subject to the risks described in ServisFirst’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by ServisFirst’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents it files with the SEC, in each case incorporated by reference into this proxy statement/prospectus. See “Information Incorporated by Reference” for the location of information incorporated by reference in this proxy statement/prospectus.

INFORMATION ABOUT THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement/prospectus is being furnished to Metro shareholders as part of the solicitation of proxies by the Metro board for use at the special meeting to be held on [•], at [•] local time, at [•], or at any postponement or adjournment thereof.

At the special meeting, Metro shareholders will be asked to consider and vote upon (i) a proposal to approve the merger agreement and (ii) a proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Metro shareholders must approve the merger agreement in order for the merger to occur. If Metro shareholders fail to approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus, and you are encouraged to read the merger agreement carefully and in its entirety.

Record Date and Quorum

Metro has set the close of business on [•] as the record date for the special meeting, and only holders of record of Metro common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Metro common stock as of the close of business on the record date. On the record date, there were [•] shares of Metro common stock outstanding and entitled to vote and, accordingly, [•] shares of Metro common stock must vote to approve the merger agreement for the merger to occur. You will have one vote on all matters properly coming before the special meeting for each share of Metro common stock that you owned on the record date.

The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of Metro common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered present for purposes of establishing a quorum.

Vote Required

The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Metro common stock entitled to vote thereon. For the approval of the merger agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Votes to abstain will not be counted as votes cast in favor of the approval of the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting or if you vote to abstain, it will have the same effect as a vote “AGAINST” the approval of the merger agreement.

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The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the number of votes cast “FOR” the proposal to exceed the votes cast “AGAINST” it, whether or not a quorum is present. If your shares of Metro common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, your shares will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If you fail to submit a proxy and fail to attend the special meeting, your shares of Metro common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

As of the record date, the directors and executive officers of Metro and their affiliates were entitled to vote approximately [•] shares of Metro common stock representing approximately [•]% of the shares of Metro common stock outstanding on that date. ServisFirst has entered into a voting and lock-up agreement with ServisFirst and Metro and certain shareholders, pursuant to which these shareholders have agreed to vote their shares of Metro common stock in favor of the approval of the merger agreement. For further information, see “The Merger Agreement—Voting and Lock-up Agreement.” A copy of the Form of Voting and Lock-up Agreement is attached as Annex B to this proxy statement/prospectus.

Proxies and Revocations

You may have your shares of Metro common stock voted on matters presented at the special meeting in the following ways:

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the special meeting and cast your vote there.

If you submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with the Office of the Corporate Secretary of Metro by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you vote by proxy the individuals named on the enclosed proxy card (each of them, with full power of substitution) will vote your shares of Metro common stock in the way that you indicate. When completing the proxy card, you may specify whether your shares of Metro common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Metro common stock should be voted on a matter, the shares of Metro common stock represented by your properly signed proxy will be voted “FOR” the proposal to approve the merger agreement and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

You have the right to revoke a proxy at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to Metro prior to the time the special meeting begins. Written notice of revocation should be mailed to: Metro Bancshares, Inc., 9340 The Landing Drive, Douglasville, Georgia 30315, Attention: Kenneth L. Barber.

If you have any questions or need assistance voting your shares, please contact Kenneth L. Barber at (770) 489-4443.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF METRO COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

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Solicitation of Proxies; Payment of Solicitation Expenses

Metro is soliciting proxies for the Metro special meeting from Metro shareholders. The cost of solicitation of proxies will be borne by Metro. Metro will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Metro common stock held of record by those persons. In addition to solicitations by mail, Metro’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Anticipated Date of Completion of the Merger

Subject to the satisfaction or waiver of the closing conditions described under the section entitled, “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [•] of this proxy statement/prospectus, including the approval of the merger agreement by Metro shareholders at the special meeting, ServisFirst and Metro expect that the merger will be completed during the first quarter of 2015. However, it is possible that factors outside the control of both companies could result in the merger being completed at a different time or not at all.

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THE PARTIES TO THE MERGER

Metro Bancshares, Inc.

9340 The Landing Drive

Douglasville, Georgia 30135

(770) 489-4443

Overview

Metro is a bank holding company within the meaning of the Bank Holding Company Act of 1956 and is headquartered in Douglasville, Georgia. Metro’s wholly-owned subsidiary, Metro Bank, a Georgia state bank, provides commercial banking services through three banking offices located the metropolitan Atlanta area. Through Metro Bank, Metro originates commercial and consumer loans and accepts deposits and provides electronic banking services, such as online and mobile banking, including remote deposit capture. As of September 30, 2014, Metro’s balance sheet was highlighted by total assets of approximately $225 million, total loans of approximately $141 million, total deposits of approximately $195 million and total stockholders’ equity of approximately $27 million.

Metro was incorporated as a Georgia corporation in February 2007 in connection with the formation of Metro Bank, and in January 2008 Metro Bank began operations.

ServisFirst Bancshares, Inc.

850 Shades Creek Parkway

Birmingham, Alabama 35209

(205) 949-0302

Overview

ServisFirst is a bank holding company within the meaning of the Bank Holding Company Act of 1956 and is headquartered in Birmingham, Alabama. ServisFirst’s wholly-owned subsidiary, ServisFirst Bank, an Alabama banking corporation, provides commercial banking services through 12 full-service banking offices located in Alabama and the panhandle of Florida, as well as a loan production office in Nashville, Tennessee. Through ServisFirst Bank, ServisFirst originates commercial and consumer loans and accepts deposits, provides electronic banking services, such as online and mobile banking, including remote deposit capture, delivers treasury and cash management services and provides correspondent banking services to other financial institutions. As of September 30, 2014, ServisFirst’s balance sheet was highlighted by total assets of approximately $4.0 billion, total loans of approximately $3.1 billion, total deposits of approximately $3.4 billion and total stockholders’ equity of approximately $393 million. ServisFirst also owns two real estate investment trusts that hold and manage participations in residential mortgages and commercial real estate loans originated by ServisFirst Bank.

ServisFirst was founded by its President and Chief Executive Officer, Thomas A. Broughton, III, and commenced banking operations in May 2005 following an initial capital raise of $35 million. ServisFirst was incorporated as a Delaware corporation in August 2007 for the purpose of acquiring all of the common stock of ServisFirst Bank, and in November 2007, ServisFirst became the sole shareholder of ServisFirst Bank by virtue of a plan of reorganization and agreement of merger. In May 2008, ServisFirst became a reporting company and has been filing annual, quarterly, and current reports, proxy statements and other information with the SEC since 2008. On May 19, 2014, ServisFirst closed its initial public offering of common stock, and ServisFirst common stock is currently listed on The Nasdaq Global Select Market under the symbol “SFBS.”

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THE MERGER

This section describes the merger. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Metro or ServisFirst. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings ServisFirst makes with the SEC that are incorporated by reference into this document, as described in the section entitled “Where You Can Find More Information” beginning on page [•] of this proxy statement/prospectus.

Transaction Structure

Pursuant to the merger agreement, Metro will merge with and into ServisFirst with ServisFirst surviving the merger as the surviving corporation. Immediately thereafter, Metro Bank, Metro’s banking subsidiary, will merge with and into ServisFirst’s banking subsidiary, ServisFirst Bank, with ServisFirst Bank continuing as the surviving entity.

Per Share Merger Consideration

Upon completion of the merger, each issued and outstanding share of Metro common stock (other than shares held by ServisFirst, Metro, or any wholly-owned subsidiary of ServisFirst or Metro, and shares held by shareholders who properly asserted dissenters’ rights under Title 14, Chapter 2, Article 13 of the Georgia Code) will be entitled to receive shares of ServisFirst common stock at an exchange ratio that will be determined based on the number of issued and outstanding shares of Metro common stock, and cash in an amount that will be determined based on the average closing price of ServisFirst common stock and the number of unexercised Metro stock options and warrants at the effective time of the merger. Section 2.04 of the merger agreement, attached hereto as Annex A, sets forth the detailed process for calculating the merger consideration. The summary below provides an illustrative example using certain assumed amounts.

Under the terms of the merger agreement, ServisFirst will issue 636,720 shares of common stock and pay approximately $22,825,000 in cash for all the outstanding shares of Metro common stock, including all Metro options and warrants. The exchange ratio will be determined by dividing 636,720 by the total number of shares of Metro common stock issued and outstanding at the effective time.  Assuming there continues to be 2,452,347 shares of Metro common stock outstanding, the exchange ratio will be 0.2596 shares of ServisFirst common stock for each share of Metro common stock.  For purposes of this proxy statement/prospectus, we will assume an exchange ratio of 0.2596, but the actual exchange ratio may be less.

The amount of cash consideration paid for each share of Metro common stock and for each Metro stock option or warrant will depend on the volume-weighted average closing price of ServisFirst common stock for the 20 trading days through the day immediately preceding the closing date (referred to as the “average closing price”) and the number of outstanding shares of Metro common stock and Metro options and warrants.  The average closing price will determine what the total consideration amount payable to Metro shareholders and the holders of the Metro options and warrants will be.  The total consideration amount is determined by multiplying the average closing price by 636,720 shares, and adding the total cash consideration of $22,825,000. Assuming an average closing price of $28.83 per share, which was the closing price of ServisFirst common stock on October 17, 2014, the total consideration amount would be $41,182,000, which includes amounts payable to Metro stock option and warrant holders.

The portion of the cash consideration payable to holders of Metro stock options and warrants is calculated by subtracting the exercise price of the applicable Metro stock option or warrant from the “deal value per share”.  The deal value per share will be determined by dividing the total consideration amount by the fully diluted shares of Metro common stock, which would include all issued and outstanding shares plus all unexercised Metro stock options and warrants.  For purposes of example and illustration in this proxy statement/prospectus, we are assuming that there are 1,198,500 shares of Metro common stock subject to Metro stock options and warrants, with an average exercise price of approximately $9.66.  Accordingly, the deal value per share would be $14.45, the holders of Metro stock options and warrants would be entitled to $4.79 per stock option or warrant, on average, and the total amount payable to all holders of Metro stock options and warrants would be $5,740,815.

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The remaining amount of the cash consideration ($22,825,000 - $5,740,815 = $17,084,185) would then be divided by the total number of shares of Metro common stock issued and outstanding.  Assuming there are 2,452,347 shares outstanding and an average closing price of $28.83 per share, each share of Metro common stock will be converted into the right to receive $6.97 in cash and 0.2596 shares of ServisFirst common stock.

The table below illustrates how the amount of cash received by holders of Metro common stock and of Metro stock options and warrants may vary depending on the average closing price of ServisFirst common stock.

ServisFirst Average Closing Price		Total Consideration(1)		Deal Value Per Share(2)		Cash Consideration to Option/Warrant Holders(2)(3)		Cash Consideration to Shareholders
	$27.00		$40,016,440		$14.13		$4.47		$7.12
	$28.83		$41,181,638		$14.45		$4.79		$6.97
	$31.00		$42,563,320		$14.83		$5.17		$6.78
$	[•]	$	[•]	$	[•]	$	[•]	$	[•]

(1)	Calculated by multiplying the closing price by 636,720 shares, and adding the cash consideration of $22,825,000.
(2)	Assumes there are 2,452,347 shares of Metro common stock outstanding and 1,198,500 unexercised options and warrants.
(3)	Assumes an exercise price of $9.66 per option/warrant.

These amounts are based on certain assumptions that may change, including the average closing price and the number of unexercised Metro options and warrants, which will be determined as of the effective time.  Accordingly, the number of shares of ServisFirst common stock and cash consideration entitled to be received by each Metro shareholder may be greater than or less than these amounts.  However, we will use these assumptions throughout this proxy statement/prospectus for the purpose of example and illustration. Please refer to the paragraph entitled “If the holders of Metro options or warrants choose to exercise any of their options or warrants prior to the effective time, the formula in the merger agreement used to determine the allocation of the cash consideration among Metro common stock and Metro options and warrants may result in a reduction of the value of the per share merger consideration entitled to be received by Metro stockholders.” in the section entitled “Risk Factors—Risks Relating to the Merger.”

ServisFirst common stock is traded on Nasdaq under the trading symbol “SFBS.”

If, after the date of the merger agreement and at or prior to the effective time, the outstanding shares of ServisFirst common stock or Metro common stock changes into a different number of shares or type of securities by reason of any stock split, reverse stock split, stock dividend recapitalization, reclassification or similar transaction, then the exchange ratio will be adjusted to provide the holders of ServisFirst common stock and Metro common stock the same economic effect as contemplated by the merger agreement.

Background of the Merger

From time to time, the boards of directors of ServisFirst and Metro have each engaged in reviews and discussions of their respective long-term strategies and objectives, considering ways that they might enhance shareholder value and their respective company’s performance and prospects in light of competitive and other relevant factors. Generally, these reviews have centered on strategies to improve the respective company’s existing operations or to pursue opportunities in new markets or lines of business. Often these assessments included discussions and analyses of potential merger transactions as a means to enhance or improve shareholder value.

During May and June 2014, Ken Barber (Chairman and CEO of Metro) and executives of a potential interested acquiror (“Bank A”) discussed the terms of a potential acquisition of Metro by Bank A.

On June 6, 2014, Metro received a non-binding preliminary indication of interest from Bank A which included an all cash offer with aggregate consideration between $35,800,000 and $39,500,000.

On June 24, 2014, Metro’s board of directors met to review and consider the terms of the potential acquisition by Bank A and after consultation with Burke, determined that the value of the proposal to Metro shareholders was insufficient and that Metro could achieve greater value for its shareholders by remaining independent.

During July 2014, Mr. Barber was approached by T. Stephen Johnson, a consultant in the financial institutions industry, about interest in a potential transaction with ServisFirst. After noting that he would be interested in discussing the opportunity, Mr. Barber received an informal inquiry from Tom Broughton (CEO and President of ServisFirst) regarding the possibility of preliminary discussions in connection with a potential merger. During this time, members of Metro’s senior management team, including Mr. Barber, met with members of ServisFirst’s executive management team, including Mr. Broughton, and engaged in informal discussions regarding a potential merger.

In July 2014, Metro engaged Troutman Sanders LLP (“Troutman”) as its legal counsel in connection with a possible merger transaction and related matters.

In July 2014, Metro and Burke discussed representation with respect to general investment banking matters with Burke, including consultation on the value that could be realized from an outright sale of Metro.

On August 7, 2014, Metro formally engaged Burke to serve as its financial advisor.

During July and August 2014, representatives of Metro and Burke had informal discussions with other Southeastern-based financial institutions to assess interest in completing a transaction with Metro. After these discussions, which included an indication of the price that would be acceptable to Metro, the other Southeastern-based financial institutions indicated that they would not be interested in pursuing a transaction at that time.

On August 19, 2014, the Metro board of directors met with representatives of Burke who gave a presentation regarding the current state of the community banking industry, the current level of merger and acquisition activity in the industry and an overview of Metro’s value. Later that day, Metro received a non-binding letter of intent outlining the terms of a proposed transaction in which ServisFirst would acquire Metro and its wholly-owned subsidiary Metro Bank. The proposed deal value in the transaction proposed by ServisFirst included aggregate consideration of an amount up to $43,000,000 to be comprised of 50% shares of ServisFirst common stock and 50% cash. The actual deal value was subject to adjustment after due diligence, which would potentially include a mark-to-market adjustment to the credit portfolio and certain other assets of Metro Bank.

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On August, 20, 2014, representatives of Metro, Burke and Troutman held a conference call to discuss the material terms of the ServisFirst offer and proposed revisions to that offer.

Between August 20, 2014 and September 15, 2014, discussions continued between ServisFirst and Metro and Metro’s advisors regarding the non-binding letter of intent. Also, during this time ServisFirst and Bank A performed due diligence on Metro, including through a data room set up to assist with the due diligence.

On September 15, 2014, Metro held a meeting in which Burke and Troutman participated where material terms of the potential transaction with ServisFirst were discussed. At the meeting, it was determined that Troutman should reach out to ServisFirst’s outside counsel, Bradley Arant Boult Cummings LLP (“BABC”), regarding the preparation of a term sheet with the material terms of the potential transaction. Later that day, Troutman discussed the material terms to be included in a term sheet with BABC.

On September 16, 2014, on behalf of ServisFirst, BABC sent a term sheet to Troutman containing the material terms of a possible transaction for review. Between September 16, 2014 and September 24, 2014, the parties negotiated the term sheet.

On September 22, 2014, Mr. Barber met with officials from Bank A to discuss a potential transaction whereby Bank A would acquire Metro. Later that same day, Metro received a non-binding indication of interest from Bank A. The indication of interest from Bank A was comprised of an all cash offer with aggregate consideration between $36,700,000 and $40,400,000. A meeting was held later that day in which the offer from Bank A was discussed at length and compared to the ServisFirst offer by representatives of Metro, Burke and Troutman.

On September 23, 2014, Metro’s board of directors held a meeting at which representatives of Troutman and Burke were present. At the meeting, among other things, Troutman discussed the fiduciary duties of board members in evaluating acquisition proposals. Burke presented the material terms of each of the proposals and how such proposals would be valued relative to other recent comparable transactions. The directors then discussed the proposals from both ServisFirst and Bank A. After considerable discussion of the pros and cons of each of the non-binding indications of interest, the strengths and weaknesses of each of the prospective transaction partners, and the potential advantages and disadvantages of a transaction for all Metro stakeholders, the Metro board of directors recommended that Metro should proceed with trying to reach an agreement with ServisFirst rather than Bank A.

On September 23, on behalf of the Metro board of directors, Mr. Barber contacted representatives of Bank A and informed them that a superior indication of interest had been submitted to Metro. Bank A was given the opportunity to increase its bid, but declined. Mr. Barber then informed the representatives of Bank A that Metro would be continuing negotiations with the provider of the superior proposal.

On September 24, 2014, on behalf of ServisFirst, BABC submitted a term sheet to Troutman with a proposed aggregate purchase price of $41,500,000. The fixed purchase price was conditioned on the price of ServisFirst common stock being between $27.00 and $33.33 at closing, with the transaction value to fluctuate with the price of ServisFirst common stock if the price of ServisFirst common stock at closing was to be below $27.00 or above $33.33.

On September 25, 2014, Mr. Barber, Mr. Wilbourne, Mr. Broughton, Bud Foshee (CFO of ServisFirst), T. Stephen Johnson and representatives from Troutman, BABC and Burke met in person to discuss the material terms of the transaction whereby ServisFirst would acquire Metro. The parties were in agreement on the target total consideration of $41,500,000 and the consideration including a mix of cash and stock. After discussion, the parties agreed that the total transaction value would fluctuate with the price of ServisFirst common stock prior to closing, with ServisFirst proposing the use of $30.33 per share as the basis for determining the fixed number of shares of ServisFirst common stock to be issued in the merger. After much discussion and a review of the recent performance of ServisFirst common stock, it was agreed that the parties would use $29.33 per share as the basis for determining the fixed number of shares of ServisFirst common stock to be issued in the merger. Accordingly, the total merger consideration was fixed at $22,825,000 in cash and 636,720 shares of ServisFirst common stock. At $29.33 per share of ServisFirst common stock, the total merger consideration would be $41,500,000 and include a mix of approximately 55% cash and 45% stock. All of Metro’s option and warrant holders would receive cash based on the spread between the exercise price and the deal value per share.

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On October 2, 2014, BABC provided an initial draft of the merger agreement to Troutman.

Between October 2, 2014 and October 20, 2014, the parties continued to conduct due diligence regarding the proposed transaction and worked to finalize the terms of the merger agreement and related transaction documents. During this time, Mr. Barber provided updates and kept the Metro board of directors apprised as to significant developments.

On October 14, 2014, the Metro board of directors held a meeting at which Mr. Barber, Burke and Troutman presented the material terms of the proposed merger agreement with ServisFirst. Burke also presented its financial analysis of the proposed merger at this meeting. The Metro board of directors then asked questions and discussed the terms and conditions of the proposed merger agreement. The Metro board agreed to review the merger agreement over the next three days and meet again on October 17, 2014 to ask any remaining questions regarding the transaction and to approve the transaction if satisfied with the terms. Metro also expected to complete its due diligence on ServisFirst during this time period.

During the week of October 14, 2014, Mr. Barber and representatives of Burke had calls with representatives of ServisFirst to continue Metro’s due diligence on ServisFirst.

On October 17, 2014, the Metro board of directors held a special telephonic meeting which included representatives of Troutman and Burke. During the meeting, Burke updated its financial analysis with respect to the proposed merger. Thereafter, representatives of Burke delivered to the Metro board of directors an oral opinion (which was confirmed in writing by delivery of Burke’s written opinion dated October 17, 2014) that, as of October 17, 2014 and based on and subject to various assumptions, qualifications and limitations described in Burke’s opinion, the merger consideration to be paid pursuant to the merger agreement was fair, from a financial point of view, to Metro and Metro’s shareholders. Representatives of Troutman also discussed the terms of the merger agreement and related documents, answered questions and reminded the Metro board of directors of its fiduciary duties. After discussion, the Metro board of directors unanimously approved the merger and the merger agreement and authorized Metro’s management to execute the merger agreement. The Metro board of directors also recommended that Metro shareholders approve the merger and the merger agreement.

On October 17, 2014, the ServisFirst board of directors approved the merger and the merger agreement and authorized ServisFirst’s management to execute the merger agreement.

On October 20, 2014, ServisFirst and Metro executed the merger agreement, which was publicly announced later that same day.

Metro’s Reasons for the Merger; Recommendation of the Metro Board of Directors

After careful consideration, at its meeting on October 17, 2014, Metro’s board determined that the merger is in the best interests of Metro and its shareholders and that the consideration to be received in the merger is fair to the common shareholders of Metro. Accordingly, Metro’s board, by a unanimous vote, adopted the merger agreement and unanimously recommends that Metro shareholders vote “FOR” approval of the merger agreement.

In reaching its decision to adopt and approve the merger agreement and recommend the merger to its shareholders, Metro’s board of directors evaluated the merger and the merger agreement, in consultation with Metro’s management, as well as its legal and financial advisors, and considered a number of positive factors, including the following material factors:

•	Its knowledge of Metro’s business, operations, financial and regulatory condition, earnings and prospects and of ServisFirst’s business, operations, financial and regulatory condition, earnings and prospects, taking into account the results of Metro’s due diligence review of ServisFirst.

•	Its knowledge of the current environment in the financial services industry, including national and regional economic conditions, increased regulatory burdens, evolving trends in technology, increasing competition, the current financial market and regulatory conditions and the likely effects of these factors on the potential growth of Metro and ServisFirst, development, productivity, profitability and strategic options.

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•	The complementary aspects of the Metro and ServisFirst businesses, including customer focus, geographic coverage, business orientation and compatibility of the companies’ management and operating styles.

•	ServisFirst’s commitment to enhancing its strategic position in the state of Georgia and in the Greater Atlanta area.

•	The potential expense saving opportunities in connection with the merger, the related potential impact on the combined company’s earnings, and the fact that the ServisFirst common stock portion of the merger consideration would allow former Metro shareholders to participate as ServisFirst shareholders in the benefits of such savings opportunities and the future performance of the combined company generally.

•	The performance of ServisFirst’s stock, its liquidity in terms of average daily trading volume and the dividend it pays.

•	Presentations concerning the operations, financial condition and prospects of Metro and the expected financial impact of the merger on the combined company, including pro forma assets, earnings and deposits.

•	The terms of the merger agreement, and the presentation by Metro’s legal advisors regarding the merger and the merger agreement.

•	The financial presentation of Burke, dated October 14, 2014 and updated as of October 17, 2014, to Metro’s board of directors and Burke’s opinion, dated October 17, 2014, to the board, to the effect that, as of October 17, 2014, and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the opinion, the per share merger consideration in the merger was fair, from a financial point of view, to Metro and the holders of Metro common stock.

•	Metro’s board of directors’ belief that a merger with ServisFirst would allow Metro shareholders to participate in the future performance of a combined company that would have better future prospects than Metro was likely to achieve on a stand-alone basis or through other strategic alternatives, including a combination with other potential purchasers.

•	Metro’s board of directors’ belief that Metro and ServisFirst shared a similar strategic vision, as compared to the other bidder.

•	The regulatory and other approvals required in connection with the merger and the likelihood that the approvals needed to complete the merger will be obtained within a reasonable time and without unacceptable conditions.

•	The expected treatment of the merger as a “reorganization” for United States federal income tax purposes, which would generally not be taxable to the extent Metro shareholders exchange their shares of Metro common stock for shares of ServisFirst common stock. The expected tax treatment of the merger is described in more detail under “Material United States Federal Income Tax Consequences.”

Metro’s board of directors also considered potential risks and potentially negative factors concerning the merger in connection with its deliberations of the proposed transaction, including the following material factors:

•	The challenges of combining the businesses, assets and workforces of two financial institutions.

•	The potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

•	The provisions of the merger agreement restricting Metro’s solicitation of third party acquisition proposals and requiring Metro to hold a special meeting of its shareholders to vote on approval of the merger agreement, which Metro’s board of directors understood, while potentially limiting the willingness of a third party to propose a competing business combination transaction with Metro, were a condition to ServisFirst’s willingness to enter into the merger agreement.

•	The fact that some of Metro’s directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as Metro shareholders. See “Interests of Metro’s Directors and Executive Officers in the Merger” beginning on page [•] of this proxy statement/prospectus.

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The foregoing discussion of the factors considered by Metro’s board is not intended to be exhaustive, but is believed to include all material factors considered by Metro’s board. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, Metro’s board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of Metro’s board may have given different weight to different factors. Metro’s board of directors conducted an overall analysis of the factors described above including thorough discussions with, and questioning of, Metro management and Metro’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

It should be noted that this explanation of Metro’s board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements” on page [•].

Opinion of Metro’s Financial Advisor

Burke has delivered a written opinion to the board of directors of Metro that, as of the date of the merger agreement, based upon and subject to certain matters stated in the opinion, the merger consideration in connection with the merger is fair to Metro and the holders of Metro common stock from a financial point of view. We have attached this opinion to this proxy statement/prospectus as Annex C. The opinion of Burke is not a recommendation to any Metro shareholder as to how to vote on the proposed merger. You should read this opinion completely to understand the procedures followed, matters considered and limitations and qualifications on the reviews undertaken by Burke in providing its opinion.

Burke has acted as Metro’s financial advisor in connection with the proposed merger. Burke is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger and is familiar with Metro and its operations. As part of its investment banking business, Burke is continually engaged in the valuation of businesses in connection with, among other things, mergers and acquisitions.

Burke reviewed the financial aspects of the proposed merger with Metro’s board of directors and, on October 17, 2014, delivered a written opinion to Metro’s board of directors that the merger consideration in connection with the merger was fair to Metro and the shareholders of Metro from a financial point of view.

The full text of Burke’s written opinion is included in this proxy statement/offering prospectus as Annex C and is incorporated herein by reference. You are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Burke. The summary of the opinion of Burke set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Burke’s opinion is directed to Metro’s board of directors and addresses only the fairness, from a financial point of view, of the merger consideration in connection with the merger to Metro and Metro’s shareholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any of the shareholders as to how such shareholder should vote on the merger or any related matter.

During the course of its engagement, and as a basis for arriving at its opinion, Burke reviewed and analyzed material bearing upon the financial and operating conditions of Metro, ServisFirst and material prepared in connection with the merger, including, among other things, the following:

•	a draft of the merger agreement as of October 17, 2014, as provided to Burke by Metro;

•	certain unaudited financial statements for Metro and ServisFirst for the periods ended June 30, 2014 and September 30, 2014;

•	certain historical annual reports of each of Metro and ServisFirst, including audited annual reports for Metro and ServisFirst for the year ended December 31, 2013;

•	certain historical publicly available business and financial information concerning each of Metro and ServisFirst;

•	internal financial statements and other financial and operating data concerning Metro, including, without limitation, internal financial analyses and forecasts prepared by management of Metro, and discussions with senior management of Metro regarding recent developments and regulatory matters;

•	the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that Burke considered relevant;

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•	the trading values of certain publicly traded financial institutions and financial institution holding companies that Burke considered relevant;

•	the general economic, market and financial conditions; and

•	certain publicly available financial and stock market data relating to selected public companies that Burke deemed relevant to its analysis.

Burke had discussions with members of senior management of Metro for purposes of reviewing the business, financial condition, results of operations and future prospects of Metro, as well as the history and past and current operations of Metro, Metro’s historical financial performance and Metro’s outlook and future prospects. Burke discussed with management of Metro its assessment of the rationale for the Merger. Burke performed such other analyses and considered such other factors as Burke deemed appropriate and took into account its experience in other transactions, as well as its knowledge of the banking and financial services industry and its general experience in securities valuations.

In rendering its opinion, Burke assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to it by Metro and in the discussions it had with the management of Metro. Burke did not assume any responsibility to verify such information independently.

Burke is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan losses with respect thereto. Burke assumed that such allowances for Metro and ServisFirst were, in the aggregate, adequate to cover such losses, and would be adequate on a pro forma basis for the combined entity. Burke was not requested to make, and did not conduct, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities or liabilities (contingent or otherwise) of Metro or ServisFirst, the collateral securing any such assets or liabilities, or the collectability of any such assets, and Burke was not furnished with any such evaluations or appraisals, nor did Burke review any loan or credit files of Metro or ServisFirst.

Burke assumed that the Merger will be consummated substantially in accordance with the terms set forth in the merger agreement, without any waiver of material terms or conditions by Metro or any other party to the merger agreement and that the final merger agreement does not differ materially from the draft Burke reviewed. Burke assumed that the merger is, and will be, in compliance with all laws and regulations that are applicable to Metro and ServisFirst. Metro has advised Burke that there are no factors that would impede any necessary regulatory or governmental approval of the merger. Burke further assumed that, in the course of obtaining the necessary regulatory and government approvals, no restriction will be imposed on Metro or on ServisFirst that would have a material adverse effect on the contemplated benefits of the merger. Burke also assumed that no changes in applicable law or regulation will occur that will cause a material adverse change in the prospects or operations of the institutions after the merger.

Metro engaged Burke on August 7, 2014, to provide Metro with financial advisory services. Pursuant to the terms of the engagement, Burke received an initial, nonrefundable retainer fee of $5,000 and a nonrefundable monthly fee of $5,000 for a period of three additional months. Upon consummation of the merger, Burke will receive a fee comprised of 0.50% of the fair market value of the total consideration received by all of Metro’s shareholders, warrant holders, and option holders. In addition, Metro agreed to reimburse Burke for its out of pocket expenses, as documented, which shall not exceed a total of $20,000 without the prior written consent of Metro. Metro also agreed to indemnify and hold harmless Burke and its respective affiliates, their respective directors, officers, agents, employees and each other person if any, controlling Burke or its affiliates, to the full extent lawful, from and against any losses, claims, damages, or liabilities in connection with the merger, except for liabilities resulting from gross negligence. During the two years preceding the date of Burke’s opinion, Burke has provided advisory services to Metro, for which it received additional compensation of $7,500.

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In performing its analyses, Burke made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Burke, Metro and ServisFirst. Burke’s opinion was necessarily based on financial, economic, market, and other conditions and circumstances as they existed on, and on the information made available to Burke as of, the dates used in its opinion. Burke has no obligation to update or reaffirm its opinion at any time. Any estimates contained in the analyses performed by Burke are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities may be sold or the prices at which any securities may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Burke’s opinion does not address the relative merits of the merger as compared to any other business combination in which Metro might engage. In addition, Burke’s fairness opinion was among several factors taken into consideration by Metro’s Board of Directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as solely determinative of the decision of Metro’s board of directors or Metro’s management with respect to the fairness of the merger consideration in connection with the merger. The following is a summary of the material analyses prepared by Burke and delivered to Metro’s board of directors on October 17, 2014, in connection with the fairness opinion. This summary is not a complete description of the analyses underlying the fairness opinion or the presentation prepared by Burke, but it summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Burke did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include the information presented in tabular format. The analyses and the summary of the analyses must be considered as a whole and selecting portions of the analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Burke. The tables alone are not a complete description of the financial analyses.

Precedent Transactions Analysis. As part of its analysis, Burke reviewed publicly available information related to a comparable group of select acquisition transactions of banks. The group consisted of acquisition transactions of banks headquartered in the states of Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia announced in the last twelve months with total assets between $100 million and $500 million, adjusted nonperforming assets to assets less than 4%, and last twelve months return on assets greater than 0%. Information for the target institutions was based on the last twelve months starting with the most recent quarter prior to announcement of the transaction.

For each precedent transaction, Burke derived and compared the implied ratio of deal value to certain financial characteristics as follows:

•	the multiple of the purchase consideration to the acquired company’s last twelve months net income (the “Price-to-LTM EPS Multiple”);

•	the multiple of the purchase consideration to the acquired company’s tangible book value (the “Price-to-Tangible Common Book Value Multiple”); and

•	the multiple of the difference between the purchase consideration and the acquired company’s tangible book value to the acquired company’s core deposits (the “Premium-to-Core Deposits Multiple”).

The results of the analysis are set forth in the table below. Transaction multiples for the merger were derived from an implied aggregate purchase price of $41.118(1) million or $14.44 per share for Metro, which was based on the closing price of ServisFirst on October 15, 2014.

	Aggregate
					Tangible Book
	Price / LTM				Premium /
Implied Value to Metro Based on:	Earnings		Price / TBV		Core Deposits
Merger Agreement(1)	32.0	x	1.51	x	8.10%
Precedent Transactions Group Median	19.7	x	1.41	x	4.45%

(1) Includes in-the-money value of options of $5.71 million (to be cashed out upon the closing of the merger)

Using publicly available information, Burke compared the financial performance of Metro with that of the median of the precedent transactions. The performance highlights are based on the last twelve months starting with the quarter end information of Metro as of September 30, 2014.

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			Pre-Pre	Adj. NPAs/	Adj. Texas
	TE / TA	LTM ROAA	ROAA	Assets	Ratio
Metro	12.13%	0.63%	0.88%	1.94%	15.08%
Precedent Transactions Group Median	10.49%	0.70%	1.02%	1.73%	15.08%

No company or transaction used as comparison in the above transaction analyses is identical to Metro or ServisFirst, and no transaction was consummated on terms identical to the terms of the Merger Agreement. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Publicly Traded Comparables. As part of its analysis, Burke reviewed publicly available information related to two comparable groups ("Southeast Peer Group" and "US Peer Group") of publicly traded financial institutions. The Southeast Peer Group consisted of publicly traded banks headquartered in the states of Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia with total assets between $100 million and $500 million, adjusted nonperforming assets to assets less than 4%, last twelve months return on assets greater than 0%, and average daily trading value greater than 0. The US Peer Group consisted of publicly traded banks headquartered in the U.S. with total assets between $100 million and $500 million, adjusted nonperforming assets to assets less than 4%, last twelve months return on assets greater than 0%, and average daily trading value greater than 0. Information for the target institutions was based on the last twelve months starting with the most recent quarter prior to announcement of the transaction.

For each comparable company, Burke derived and compared the implied trading value to certain financial characteristics as follows:

•	the multiple of the purchase consideration to the acquired company’s last twelve months net income (the “Price-to-LTM EPS Multiple”);

•	the multiple of the purchase consideration to the acquired company’s tangible book value (the “Price-to-Tangible Common Book Value Multiple”); and

•	the multiple of the difference between the purchase consideration and the acquired company’s tangible book value to the acquired company’s core deposits (the “Premium-to-Core Deposits Multiple”).

The results of the analysis are set forth in the table below. Transaction multiples for the Merger were derived from an implied aggregate purchase price of $41.118(2) million or $14.44 per share for Metro, which was based on the closing price of ServisFirst on October 15, 2014.

	Per Share
					Tangible Book
	Price / LTM				Premium /
Implied Value to Metro Based on:	Earnings		Price / TBV		Core Deposits
Merger Agreement	27.5	x	1.30	x	4.77%
Public Comparables: U.S. Median	14.0	x	0.93	x	(0.97)%
Public Comparables: Southeast Median	13.5	x	0.89	x	(1.25)%

(2) Includes in-the-money value of options of $5.71 million (to be cashed out upon the closing of the merger)

Using publicly available information, Burke compared the financial performance of Metro with that of the median of the comparable company groups. The performance highlights are based on the last twelve months starting with the quarter end information of Metro as of September 30, 2014.

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			Pre-Pre	Adj. NPAs/	Adj. Texas
	TE / TA	LTM ROAA	ROAA	Assets	Ratio
Metro	12.13%	0.63%	0.88%	1.94%	15.08%
Public Comparables: U.S. Median	10.33%	0.73%	1.00%	1.25%	11.61%
Public Comparables: Southeast Median	10.53%	0.77%	1.12%	1.36%	13.33%

No company used as comparison in the above public comparables analyses is identical to Metro. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Conclusion. Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Burke determined that the merger consideration in connection with the merger is fair from a financial point of view to Metro and Metro’s shareholders.

Each shareholder is encouraged to read Burke’s fairness opinion in its entirety. The full text of this fairness opinion is included as Annex C to this proxy statement/prospectus.

Closing and Effective Time

The closing of the merger will take place on a date to be specified by the parties following satisfaction or waiver of the conditions set forth in the merger agreement. See “The Merger Agreement—Conditions to Completion of the Merger” below for a more complete description of the conditions that must be satisfied prior to closing. The completion of the merger sometimes is referred to in this proxy statement/prospectus as the closing date.

The merger will become effective upon the date and time as may be specified in the articles of merger that will be filed with the Delaware Secretary of State and the Georgia Secretary of State. The time at which the merger becomes effective is sometimes referred to in this proxy statement/prospectus as the effective time.

Regulatory Approvals

Completion of the merger and the bank merger are subject to the receipt of all approvals required to complete the transactions contemplated by the merger agreement, including from the Federal Reserve Board, the FDIC, the Alabama Department of Banking and the Georgia Department of Banking and Finance. Notifications and/or applications requesting approval may also be submitted to various other federal and state regulatory authorities and self-regulatory organizations. ServisFirst and Metro have agreed to use their commercially reasonable efforts to obtain all required regulatory approvals. ServisFirst, Metro and/or their respective subsidiaries have filed applications and notifications to obtain these regulatory approvals.

Although we currently believe we should be able to obtain all required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to ServisFirst after the completion of the merger or will contain a burdensome regulatory condition.

A burdensome regulatory condition means any prohibition, limitation, or other requirement which would prohibit or materially limit the ownership or operation by Metro, ServisFirst and/or their respective subsidiaries of all or a material portion of the business or assets of Metro, ServisFirst, and/or their respective subsidiaries, or compel ServisFirst to dispose of all or any material portion of the business or assets of Metro, ServisFirst or any of their respective subsidiaries.

Federal Reserve Board. Completion of the merger is subject, among other things, to approval by the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In considering the approval of an application under Section 3 of the BHC Act, the Federal Reserve Board reviews whether the proposed acquisition can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, unsound banking practices, or risk to the stability of the United States banking or financial system. As part of its evaluation of these factors, the Federal Reserve Board reviews: (1) the financial and managerial resources of the companies involved, including pro forma capital ratios of the combined company (both in terms of absolute capital ratios and capital ratios relative to peer groups determined by the regulators) (2) the effect of the proposal on competition in the relevant markets, (3) the risk to the stability of the United States banking or financial system, (4) the convenience and needs of the communities to be served and (5) the effectiveness of the companies in combating money laundering.

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The Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act of 1977 (“CRA”) and considers the concentration of deposits on a nationwide basis. In their most recent respective CRA examinations, ServisFirst Bank received an overall “Satisfactory” regulatory rating and Metro Bank received an overall “Satisfactory” regulatory rating. Furthermore, the BHC Act and Federal Reserve Board regulations require published notice of, and the opportunity for public comment on, the applications to the Federal Reserve Board, and authorize the Federal Reserve Board to hold a public hearing or meeting if the Federal Reserve Board determines that a hearing or meeting would be appropriate. The Federal Reserve Board takes into account the views of third party commenters, particularly on the subject of the merging parties’ service to their communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the application is under review by the Federal Reserve Board.

Transactions approved by the Federal Reserve Board generally may not be completed until 30 days after the approval of the Federal Reserve Board is received, during which time the Department of Justice (“DOJ”) may challenge the transaction on antitrust grounds. With the approval of the Federal Reserve Board and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve Board, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board does regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

FDIC. The prior approval of the FDIC will be required under the federal Bank Merger Act to merge Metro Bank with and into ServisFirst Bank. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers: (1) the competitive impact of the transaction, (2) financial and managerial resources of the banks party to the bank merger, (3) the convenience and needs of the community to be served and the record of the banks under the CRA, including their CRA ratings, (4) the banks’ effectiveness in combating money-laundering activities and (5) the extent to which the bank merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the FDIC provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate.

Alabama Department of Banking. The bank merger must be approved by the Alabama Department of Banking under Title 5, Chapter 13B of the Code of Alabama of 1975. The Alabama Department will review the bank merger to determine whether the interests of the customers and communities served by the parties to the bank merger would be adversely affected by the transaction.

Georgia Department of Banking and Finance. The acquisition of control of Metro Bank through the merger of Metro into ServisFirst must also be approved by the Georgia Department of Banking and Finance. The Georgia Department will review the acquisition to determine, among other things, whether the public convenience and advantage will be served by the transaction.

Additional Regulatory Approvals and Notices. ServisFirst will submit to the DOJ and the Federal Trade Commission a copy of the applications that it submits to the Federal Reserve Board in order to meet the criteria for an exemption from any approval requirement under the HSR Act. There are no approvals of other federal or state regulatory authorities required for the proposed transactions.

There can be no assurances that the regulatory approvals discussed above will be received on a timely basis, or as to the ability of ServisFirst and Metro to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In recent similar transactions, the Federal Reserve Board and FDIC have taken a longer time to render decisions on applications than the typical time period for approval set forth in their respective regulations.

Accounting Treatment

ServisFirst prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting. ServisFirst will be treated as the acquirer for accounting purposes.

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Nasdaq Listing

The shares of ServisFirst common stock to be issued in the merger will be listed for trading on The Nasdaq Global Select Market.

Board of ServisFirst Following the Merger

There will be no change in the composition of the board of directors of ServisFirst as a result of the merger.

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THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Metro or ServisFirst. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings ServisFirst makes with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page [•] of this proxy statement/prospectus.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about Metro and ServisFirst contained in this proxy statement/prospectus or in the public reports of ServisFirst filed with the SEC may supplement, update or modify the factual disclosures about Metro and ServisFirst contained in the merger agreement. The merger agreement contains representations and warranties by Metro, on the one hand, and by ServisFirst, on the other hand, made solely for the benefit of the other party. The representations, warranties and covenants made in the merger agreement by Metro and ServisFirst were qualified and subject to important limitations agreed to by Metro and ServisFirst in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC and were qualified by the matters contained in the confidential disclosure schedules that Metro and ServisFirst each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about Metro or ServisFirst at the time they were made or otherwise.

Effects of the Merger; Effective Time; Organizational Documents of the Surviving Corporation; Directors and Officers

Effect of Merger

The merger agreement provides for the merger of Metro with and into ServisFirst, with ServisFirst surviving the merger as the surviving corporation. We sometimes refer to ServisFirst following the merger as the “surviving corporation.”

As a result of the merger, there will no longer be any outstanding shares of Metro common stock. Metro shareholders will only participate in the surviving corporation’s future earnings and potential growth through their ownership of ServisFirst common stock. All of the other incidents of direct ownership of Metro common stock, such as the right to vote on certain corporate decisions, to elect directors and to receive dividends and distributions from Metro, will be extinguished upon completion of the merger. All of the properties, rights, privileges, powers and franchises of Metro shall vest in the surviving corporation, and all debts, duties and liabilities of Metro shall become the debts, liabilities and duties of the surviving corporation.

Effective Time

On the closing date, the surviving corporation will effect the merger by filing the articles of merger with the Delaware Secretary of State and the Georgia Secretary of State. The merger will become effective on the date and at the time specified in the articles of merger, which we refer to as the effective time.

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Effects of the Merger on Metro Common Stock

At the effective time, each share of Metro common stock issued and outstanding immediately prior to the effective time, other than the canceled and appraisal shares described below, will be entitled to receive the per share merger consideration, which is described in the section entitled “The Merger—Per Share Merger Consideration” beginning on page [•] of this proxy statement/prospectus.

Also at the effective time, each share of Metro common stock issued and outstanding immediately prior to the effective time that is owned by ServisFirst, Metro or any wholly-owned subsidiary of ServisFirst or Metro (other than shares in trust accounts, managed accounts and the like or shares held as collateral for outstanding debt previously contracted) will automatically be canceled and retired at the effective time. No consideration will be delivered in exchange for these canceled shares. Each share of Metro common stock issued and outstanding and held by a shareholder who has given notice of its intention to assert the right to dissent in accordance with Title 14, Chapter 2, Article 13 of the Georgia Code, referred to as the appraisal statute, and who has not voted in favor of the merger agreement and has otherwise complied with the provisions of Article 13 of the Georgia Code to become a “dissenting shareholder” as defined therein (collectively, the “appraisal shares”) will not be converted into the right to receive the merger consideration. Instead, appraisal shares will become the right to receive whatever consideration may be determined to be due to such dissenting shareholder under the appraisal statute. If any dissenting shareholder fails to perfect or effectively withdraws its demand for appraisal or otherwise loses its rights as a dissenting shareholder under the Georgia Code, appraisal shares held by such dissenting shareholder will be treated as though such appraisal shares had been converted into and exchangeable, at the effective time, for the right to receive the merger consideration (without interest). For more information regarding dissenters’ rights, see the section entitled “Dissenters’ Rights of Metro Shareholders” beginning on page [•] of this proxy statement/prospectus. In addition, a copy of the appraisal statute is attached as Annex D to this proxy statement/prospectus.

All shares of Metro common stock converted into the right to receive the merger consideration will cease to exist as of the effective time. No fractional shares of ServisFirst common stock will be issued in connection with the merger. Instead, ServisFirst will pay to each holder of Metro common stock who would otherwise be entitled to a fractional share of ServisFirst common stock an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the average closing price of ServisFirst common stock by such fraction of a share of ServisFirst common stock to which such Metro shareholder would otherwise be entitled.

Organizational Documents of the Surviving Corporation; Directors and Officers

The certificate of incorporation and by-laws of ServisFirst that are in effect immediately prior to the effective time will become the certificate of incorporation and by-laws of the surviving corporation until amended in accordance with the respective terms thereof and applicable laws. The surviving corporation will continue to exist under the name “ServisFirst Bancshares, Inc.”

The individuals holding positions as directors and officers of ServisFirst immediately prior to the effective time will become the directors and officers of the surviving corporation.

Exchange and Payment Procedures

At or prior to the closing, ServisFirst will deposit or cause to be deposited with an exchange agent selected by ServisFirst and reasonably acceptable to Metro, for the benefit of the holders of shares of Metro common stock, 636,720 shares of ServisFirst common stock and $22,825,000 to be exchanged in accordance with the merger agreement. As soon as practicable after the effective time, but in any event within 5 business days, the exchange agent will mail to each record holder of Metro common stock, as of the effective time, a letter of transmittal for use in connection with the exchange and instructions for use in surrendering the applicable certificates in exchange for the merger consideration. Promptly after the effective time, Metro shareholders who surrender their certificates to the exchange agent, together with a properly completed and duly executed letter of transmittal, and such other documents as may be required pursuant to such instructions, will receive for each Metro share a specified number of shares of ServisFirst common stock, a specified amount in cash plus any cash payable in lieu of any fractional shares of ServisFirst, all as determined as described in the section entitled “The Merger—Per Share Merger Consideration.” No interest will be paid or accrue on any merger consideration.

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Distributions with Respect to Unsurrendered Shares

No ServisFirst dividends or other distributions declared or made with respect to ServisFirst common stock with a record date after the effective time, will be paid to the holder of any unsurrendered certificate or book entry share until such holder properly surrenders such shares. Subject to applicable law, after doing so, the holder will be entitled to receive the per share merger consideration, fractional share cash amount to which such holder is entitled and any dividends or other distributions that have been payable or become payable with respect to the holder’s whole shares of ServisFirst common stock. No interest will be payable on the foregoing.

Transfers Following the Effective Time

At the closing date, the stock transfer books of Metro will be closed, and there will be no further transfers of shares of Metro common stock on the records of Metro, except to settle transfers of Metro common stock that occurred prior to the effective time. From and after the effective time, the holders of certificates that evidenced ownership of shares of Metro common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares, except as otherwise provided for in the merger agreement or by applicable law. Any bona fide certificates presented to the surviving corporation after the effective time will be canceled and exchanged in accordance with the merger agreement.

Termination of Exchange Fund

Any portion of the exchange fund that is unclaimed by the Metro shareholders as of the one year anniversary of the effective time will be transferred to ServisFirst and from and after such delivery to ServisFirst, any former holders of Metro common stock (other than appraisal shares) who have not properly surrendered their shares may thereafter seek from ServisFirst the merger consideration payable in respect of such shares of Metro common stock. Neither ServisFirst, the surviving corporation or any other person will be liable to any holder of shares of Metro common stock for any amount delivered in good faith to any public official pursuant to any applicable abandoned property, escheat or similar laws.

Lost, Stolen or Destroyed Stock Certificates

If any certificate representing shares of Metro common stock is lost, stolen or destroyed, upon the making of an affidavit of such fact by the person claiming the certificate to be lost, stolen or destroyed, the exchange agent will pay in exchange for the lost, stolen or destroyed certificate the merger consideration payable in respect of the shares of Metro common stock represented by that certificate. ServisFirst may require that such holder post a bond as indemnity against any claims that may be made against ServisFirst with respect to that certificate.

Withholding Rights

ServisFirst and the exchange agent will each be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any holder of Metro common stock such amounts as ServisFirst or the exchange agent is required to deduct or withhold under applicable tax laws, and any such withheld amounts that are paid to the appropriate taxing authorities will be treated for purposes of the merger agreement as having been paid to the holder of Metro common stock from whom such amounts were deducted or withheld.

Treatment of Metro Stock Options and Warrants

Under the merger agreement, Metro’s stock options and warrants that remain outstanding and unexercised as of the effective time will be terminated by Metro and will entitle the holder to a cash payment equal to the deal value per share minus the exercise price for the applicable stock option or warrant. The deal value per share is determined by dividing the total consideration amount payable under the merger agreement by the fully diluted Metro Shares (the “base deal value”), and adding an “additional consideration amount.” For purposes of these calculations, “fully diluted Metro shares” refers to the total number of Metro common stock outstanding plus the total outstanding and unexercised Metro stock options and warrants for a total of 3,650,847 fully diluted Metro shares. Assuming an average closing price of ServisFirst common stock of $28.83, the total consideration amount will be $41,181,637.60 (($28.83 × 636,720 shares) + $22,825,000). Accordingly, the base deal value equals $11.28 ($41,181,637.60 ÷ 3,650,847 shares). The additional consideration amount means the volume-weighted average exercise price of all outstanding Metro stock options and warrants, multiplied by the number of shares of Metro common stock subject to outstanding and unexercised Metro stock options and warrants. For purposes of this proxy statement/prospectus, we are assuming a total of 1,198,500 unexercised Metro stock options and warrants with an average exercise price of $9.66. This results in an additional consideration amount of $11,577,510, or an additional per share consideration amount (the additional consideration amount divided by the fully diluted Metro shares) of $3.17. Based on these assumptions, the deal value per share would be $14.45. Holders of Metro stock options and warrants that are outstanding and unexercised at the effective time will be entitled to receive a cash amount per share equal to $14.45 minus the exercise price of each Metro stock option or warrant. If the exercise price of the applicable Metro stock option or warrant is $9.66, then the cash consideration would be $4.79 per share. The actual cash consideration payable for Metro stock options and warrants may be less or greater than this amount depending on the average closing price of ServisFirst common stock, the number of shares of Metro common stock outstanding, and the actual exercise price of any given Metro stock option or warrant.

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Prior to the effective time, each holder of a Metro stock option or warrant will be asked to acknowledge and consent in writing to the termination of the stock option or warrant and the payment of the cash consideration provided for in the merger agreement. Further, Metro will not permit the exercise of any Metro stock option or warrant beginning 10 trading days prior to the closing date.

Representations and Warranties

The merger agreement contains representations and warranties made by Metro and ServisFirst. These include, among other things, representations relating to:

•	valid corporate organization and existence and the ownership of subsidiaries;

•	authority to enter into the merger and the binding nature of the merger agreement;

•	capitalization;

•	no breach of organizational documents, law or other agreements as a result of the merger;

•	third party consents and approvals;

•	filing of necessary reports with regulatory authorities (including, with respect to ServisFirst, reports required to be filed with the SEC);

•	conformity with U.S. GAAP and the absence of undisclosed liabilities;

•	operation in the ordinary course of business and absence of material adverse changes;

•	compliance with applicable laws;

•	agreements with regulatory agencies;

•	broker/finder fees;

•	certain tax matters;

•	transactions with affiliates;

•	regulatory capitalization;

•	deposit insurance;

•	information supplied for inclusion in registration statement/proxy statement/prospectus; and

•	no misleading disclosure.

Metro makes additional representations and warranties to ServisFirst in the merger agreement relating to, among other things:

•	material contracts;

•	involvement in litigation and orders issued by governmental authorities;

•	operational items such as derivative transactions, loan and allowance for loan losses, trust business, investment management and related activities, repurchase agreements, CRA, anti-money laundering and customer information security;

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•	tangible properties and assets and intellectual property;

•	certain environmental matters;

•	certain employee benefit matters;

•	labor relations and employment matters;

•	insurance (including bank owned life insurance); and

•	no anti-takeover provisions.

ServisFirst also represents and warrants to Metro in the merger agreement that it has sufficient capital to effect the merger.

Some of the representations and warranties contained in the merger agreement are qualified by “materiality” or by a “material adverse change” or “material adverse effect” standard.

For purposes of the merger agreement, a “material adverse change” or “material adverse effect” with respect to any party means any change or effect that is material and adverse to the financial condition, results of operations, business or business prospects of such party and its subsidiaries, or which would materially impart the ability of the party to perform its obligations under the merger agreement or to effect the merger.

However, a material adverse effect or material adverse change will not be deemed to include the impact of:

•	changes in banking and similar laws of general applicability;

•	changes in GAAP or regulatory accounting requirements or principles applicable to banks;

•	changes after the date of the merger agreement in general economic or capital market conditions affecting financial institutions or their market prices generally, and not disproportionately affecting Metro or ServisFirst;

•	effects of compliance with the merger agreement on the operating performance of Metro or ServisFirst;

•	effects of any action or omission taken by Metro with the prior consent of ServisFirst, and vice versa;

•	impact of the merger agreement and the merger on relationships with customers or employees;

•	any natural disaster, outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; and

•	the public disclosure of the merger agreement or the merger.

Conduct of Businesses of Metro and ServisFirst Prior to Completion of the Merger

Under the merger agreement, Metro has agreed to certain restrictions on its activities and the activities during the period from June 30, 2014 to the closing date. In general, Metro is required to, and to cause its subsidiaries to, carry on its business only in the ordinary course of business and consistent with prudent banking practice, and in compliance in all material respects with all applicable laws. Metro has agreed to use commercially reasonable efforts to preserve its business organization intact, maintain the services of officers and employees, and preserve the goodwill of the customers and others with whom business relationships exist.

The following is a summary of the more significant restrictions imposed upon Metro, subject to the exceptions set forth in the merger agreement. Metro will not, and will cause its subsidiaries not to, without ServisFirst’s prior written consent:

•	issue or sell additional shares of stock, options or warrants, accelerate the vesting of existing options and warrants, or adjust any shares of its common stock;

•	pay any dividend or other distribution in respect of its stock;

•	enter into, amend or renew any employment, severance or similar agreements or increase salaries, bonuses or employee benefits except for (i) normal increases in the ordinary course (not to exceed 5% for any employee or in the aggregate), (ii) as required by law, (iii) to satisfy existing contractual obligations, and (iv) for bonus payments in the ordinary course pursuant to existing policies;

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•	hire any employees except on an at-will basis at an annual rate not to exceed $30,000 to fill vacancies, or promote any employees except as agreed in advance;

•	enter into, amend or terminate any benefit plans;

•	pay or loan to, sell or transfer assets to, or enter into an agreement with any officers or directors or their family members;

•	sell, pledge or discontinue any assets, deposits, business or properties, or cancel indebtedness, except in the ordinary course of business;

•	acquire (other than by foreclosure in the ordinary course or in a fiduciary capacity) all or any portion of the assets or business of any other entity;

•	make any capital expenditures in excess of $25,000, other than in the ordinary course of business ;

•	amend its or its subsidiaries’ articles of incorporation or bylaws;

•	change its accounting principles, practices or methods except as required by GAAP or by law;

•	enter into, amend or terminate any material contract, lease or insurance policy;

•	settle any action, suit or proceeding for a payment of more than $10,000 individually or $25,000 in the aggregate, or if the settlement would impose any material restriction on the business of Metro;

•	enter into a new material line of business or change its lending, investment, underwriting, risk and asset liability management or other banking and operating policies, or file any application or commit to branch or site location or relocation;

•	enter into any derivative transactions, or incur, modify, extend or renegotiate any indebtedness for borrowed money;

•	acquire, sell or dispose of any debt security or equity investment;

•	change deposit pricing;

•	make, renew, renegotiate, increase, extend or modify any unsecured loan over $25,000, any loan secured by other than a first lien, any loan in excess of regulatory guidelines relating to loan to value ratios, or any secured loan over $250,000;

•	invest in real estate;

•	change any material tax elections, settle any material tax liability, file any claim for a material refund or consent to an extension;

•	breach any agreement with a governmental authority or any material contact, lease or agreement;

•	foreclose on real estate (other than single-family residential property) without first conducting a Phase I environmental site assessment, or if an environmental assessment indicates a likelihood of hazardous substances;

•	take any action that is likely to cause any of the representations and warranties contained in the merger agreement to be untrue, or any condition not to be satisfied, or would otherwise violate the merger agreement;

•	repurchase, redeem or acquire its own shares of capital stock or any of its options or warrants;

•	apply for the opening, relocation or closing of any branch office, loan production or servicing facility or automated banking facility; or

•	agree to do any of the above.

ServisFirst has also agreed to carry on its business consistent with prudent banking practices and in compliance with law, and that neither it nor its subsidiaries will take any action, or fail to take any action, that is likely to impair its ability to close the merger.

Metro and ServisFirst have each agreed to use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to fulfill all closing conditions applicable to such party and to complete the merger as promptly as practicable, including:

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•	cooperating in the preparation of the registration statement to be filed by ServisFirst with the SEC, of which this proxy statement/prospectus is a part, and using commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as promptly as reasonably practicable;

•	preparing and filing all documentation to obtain permits, consents, approvals and authorizations of all third parties and governmental authorities necessary to close the merger, complying with the terms and conditions of such permits, consents, approvals and authorizations, and causing the merger to be closed as expeditiously as practicable; however, ServisFirst will not be required to agree to any prohibition, limitation or other requirement that would prohibit or materially limit the ownership or operation by Metro, ServisFirst or their respective subsidiaries of all or any material portion of the business or assets of Metro, ServisFirst or their respective subsidiaries, or compel ServisFirst to dispose of all or any material portion of the business or assets of Metro, ServisFirst or their respective subsidiaries, which would be considered a “burdensome regulatory condition” (see “The Merger—Regulatory Approvals”);

•	notifying each other of any change or event that could reasonably be expected to have a material adverse effect with respect to its subsidiary bank or could cause a material breach of the subsidiary bank’s representations, warranties and covenants in the merger agreement;

•	consulting with each other before issuing any press release with respect to the merger or any of the transactions contemplated by the merger agreement and not to issue any such press release or make any such public statement without the prior written consent of the other party;

•	conferring on a regular and frequent basis (at least weekly) to report on the general status of ongoing operations of each party, including Metro providing copies of (i) any reports filed by Metro with governmental authorities, and (ii) Metro Bank’s daily statement of condition for the preceding business day;

•	facilitating the integration of Metro with the business of ServisFirst following the effective time of the merger by meeting to discuss and plan systems conversions, third party service provider arrangements, personal property leases and software licenses, retention of outside consultants and additional employees to assist with the conversion, outsourcing of proprietary or self-provided system services and other actions to facilitate the conversion; and

•	cooperating to obtain and grant access to environmental consultants for the purpose of conducting Phase I environmental site assessments.

Metro has also agreed to:

•	distribute copies of any Metro or Metro Bank board package to ServisFirst at the same time it is distributed to the board (except for any confidential discussion of the merger agreement or the merger or any other matter that Metro’s board has been advised by counsel may violate confidentiality obligations, fiduciary duties or the law);

•	upon ServisFirst’s request, introduce ServisFirst to the customers and suppliers of Metro and its subsidiaries for the purpose of facilitating integration;

•	notify ServisFirst promptly of any shareholder litigation related to the merger agreement or the merger and give ServisFirst an opportunity to participate in such litigation; and

•	take any actions reasonably requested by ServisFirst to better prepare the parties for integration of the operations of Metro Bank with ServisFirst Bank.

No Solicitation

The merger agreement contains provisions prohibiting Metro from seeking or discussing any acquisition proposal to the merger. Metro has agreed that it will not, and will cause its subsidiaries to not, directly or indirectly, solicit, initiate or knowingly encourage any inquiry with respect to, or the making of, any proposal that constitutes or could reasonably be expected to lead to an acquisition proposal, and except as may be necessary to comply with the Metro board’s fiduciary duty (as advised by outside legal counsel), Metro will not (i) participate in negotiations regarding an acquisition proposal or furnish any non public information relating to an acquisition proposal to any person that has made or may be considering an acquisition proposal, or (ii) engage in discussions regarding an acquisition proposal with any person that has made or is considering an acquisition proposal, except to notify such person of the existence of these restrictions.

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Notwithstanding the restrictions described above, the merger agreement provides that Metro may furnish non-public information to a person and participate in discussions and negotiations with such person only if (i) Metro receives an unsolicited written offer that its board believes in good faith to be a bona fide offer, (ii) such acquisition proposal was not the result of a violation of the restrictions described in the merger agreement, (iii) Metro’s board determines in good faith, after receiving advice of its outside financial advisor and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal, and (iv) Metro’s board determines in good faith, after receiving the advice of its outside financial advisor and outside legal counsel, that the failure to take the actions referred to above would be reasonably likely to violate its fiduciary duties under applicable law.

Under the merger agreement, an “acquisition proposal” means any proposal for a merger or other business combination involving Metro, Metro Bank or their subsidiaries or for the acquisition of a majority or greater equity interest in Metro, Metro Bank or their subsidiaries or for the acquisition of 50% or more of the assets or liabilities of Metro, Metro Bank or their subsidiaries.

Shareholders Meeting

Metro has agreed to take all action necessary in accordance with applicable laws and its current articles of incorporation and bylaws to convene a special meeting of its shareholders to consider and vote upon approval of the merger agreement and any other matters required to be approved by its shareholders in order to permit the merger to become effective, and to take all lawful action to solicit such approval by its shareholders. Metro agrees to use commercially reasonable efforts to convene the shareholder meeting within 60 days following the time when the registration statement becomes effective. Unless ServisFirst approves in advance, no other matters may be submitted for the approval of Metro shareholders at the meeting. As long as there is sufficient favorable voting power to approve the merger at the meeting, Metro may not adjourn or postpone the meeting unless its counsel advises that failure to do so would be reasonably likely to violate the board’s fiduciary duties. Metro has agreed to keep ServisFirst updated with respect to the proxy solicitation results.

No Change in Recommendation or Entry into Acquisition Agreement

Except as expressly permitted by the merger agreement, Metro’s board must at all times prior to and during the shareholder meeting recommend approval of the merger agreement, and may not withhold, withdraw, amend or modify its recommendation in any manner adverse to ServisFirst or take any other action or make any other public statement inconsistent with this recommendation. Subject to exceptions described below which permit the Metro board to withdraw its recommendation in favor of approval of the merger agreement in certain circumstances, the Metro board may not:

•	withhold, withdraw or modify, or publicly propose to withdraw, qualify or modify, in a manner adverse to ServisFirst, its recommendation to approve the merger; or

•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal.

Fiduciary Exception

Metro’s board of directors may withdraw its recommendation for shareholders’ approval of the merger, approve an alternative acquisition proposal and enter into an agreement relating to an alternative acquisition proposal if, and only if, Metro’s board determines that such acquisition proposal constitutes a “superior proposal” and the board complies with the following requirements: (i) Metro gives ServisFirst at least 3 business days written notice of its intention to take such action and specifies the material terms and conditions of the superior proposal, (ii) Metro negotiates in good faith with ServisFirst (to the extent ServisFirst desires to do so) to enable ServisFirst to propose revisions to the merger agreement to cause the superior proposal to no longer be superior, (iii) after the 3 day period, Metro’s board considers in good faith any revisions to the terms of the merger agreement and, after consultation with its outside financial advisor and outside legal counsel, determines whether the competing proposal continues to constitute a superior proposal, and (iv) in the event of any change to any of the financial terms or any other material terms of the superior proposal, Metro delivers to ServisFirst an additional notice consistent with that described above and complies with the above-described requirements anew.

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As used above, “superior proposal” refers to a bona fide, unsolicited acquisition proposal that (i) would result in a third party acquiring more than 75% of the outstanding Metro common stock or more than 75% of its assets, and (ii) Metro’s board determines in good faith, after consultation with its outside financial advisor and outside legal counsel (A) is reasonably capable of being completed and (B) is more favorable to the Metro shareholders, from a financial point of view, than the merger.

Access to Information

Subject to certain restrictions and exceptions, and upon 48 hours prior notice, Metro will permit ServisFirst and its officers, employees, counsel, accountants and other authorized representatives, access, throughout the period before the closing date, during normal business hours, to Metro’s books and records, properties and personnel and such other information as ServisFirst may reasonably request, and will furnish promptly to ServisFirst all information concerning the business, properties and personnel of Metro and its subsidiaries as ServisFirst may reasonably request.

Expenses

Except as otherwise provided in the merger agreement, each party will bear all expenses incurred by it in connection with the merger agreement and the transactions contemplated thereby, including fees and expenses of financial consultants, accountants and counsel.

Employee Matters

As of the closing date, except with respect to any employment agreement between ServisFirst and a former Metro employee executed at the effective time, all Metro employees to whom ServisFirst, in its sole discretion, offers employment will be retained as “at will” employees so long as they accept the terms and conditions of employment specified by ServisFirst. Continued employment with ServisFirst will be subject to ServisFirst Bank’s normal and customary employment procedures and practices. Any former Metro or Metro Bank employees who remain employed by Metro or its subsidiaries as of the effective time and whose employment is terminated by ServisFirst or ServisFirst Bank (other than for cause) within 180 days of the effective time will receive severance pay equal to one month of base pay for each completed year of employment beginning with such employee’s most recent hire date with Metro and ending with such employee’s termination date with ServisFirst. These severance payments will be in lieu of any severance pay plans that may be in effect at Metro prior to the effective time.

The merger agreement requires Metro, at least 3 business days prior to the closing date, to cause Metro’s obligations under any benefit plan that has liabilities in respect of its participants to be fully funded, terminate all such plans and pay out any vested benefits thereunder to eligible Metro employees. For any such terminated benefit plan for which ServisFirst has a comparable plan, Metro employees retained by ServisFirst will be entitled to participate in the ServisFirst benefit plan to the same extent as similarly-situated ServisFirst employees. Metro employees will be given credit for prior employment with Metro and will be eligible for any increased benefits that would apply to employees as if they had been eligible for such benefits as of the effective time based on the length of employment with Metro.

The merger agreement requires that, with respect to ServisFirst’s medical, dental or health plans, ServisFirst use commercially reasonable efforts to waive all preexisting condition limitations, provide full credit for deductible, co-payment and out of pocket expenses incurred by employees and their beneficiaries, and waive any waiting period limitation or evidence of insurability requirements to the extent such employee had satisfied similar requirements under an analogous Metro benefit plan.

With certain exceptions, ServisFirst has agreed to honor all employment, severance, deferred compensation, retirement or “change-in-control” agreement of Metro that have been disclosed to ServisFirst, and acknowledges that the merger will constitute a “change-in-control” of Metro for purposes of these plans. However, nothing in the merger agreement prohibits ServisFirst from amending or terminating any Metro or ServisFirst benefit plans in accordance with their terms at any time, subject to vested rights of employees.

Indemnification and Insurance

For six years after the effective time, ServisFirst will indemnify, defend and hold harmless the present and former directors, officers and employees of Metro and its subsidiaries against all costs or expenses, judgments, fines, losses, claims, damages, settlements or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions of such person in the course of performing his or her duties for Metro or Metro Bank, occurring at or before the effective time, to the same extent such person is indemnified pursuant to the charter and bylaws of Metro or its subsidiaries and to the fullest extent permitted by ServisFirst’s charter and by-laws.

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The merger agreement requires ServisFirst to provide a directors’ and officers’ liability insurance policy of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured as the coverage currently provided by Metro, or as much comparable insurance as is reasonably available. ServisFirst may require Metro to purchase tail insurance providing such coverage prior to the closing, at a cost not to exceed 200% of the annual premiums paid by Metro for such insurance in effect on the date of the merger agreement.

Conditions to Completion of the Merger

Each of ServisFirst and Metro’s obligations to complete the transactions contemplated by the merger agreement are subject to fulfillment of certain conditions, including:

•	approval of the merger agreement at the special meeting by Metro shareholders holding the requisite voting power;

•	receipt of all regulatory approvals without any burdensome conditions and expiration or termination of statutory waiting periods;

•	no judgment, order, injunction or decree having been issued prohibiting the consummation of the transactions contemplated in the merger agreement, and no statute having been enacted or enforced by any governmental authority making illegal the consummation of such transactions;

•	the registration statement having been declared effective by the SEC and continuing to be effective; and

•	receipt of tax opinions from Bradley Arant Boult Cummings LLP (addressed to ServisFirst) and from Troutman Sanders LLP (addressed to Metro) to the effect that the merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Metro’s obligations to complete the transactions contemplated by the merger agreement are also subject to fulfillment of certain conditions, including:

•	accuracy of representations and warranties of ServisFirst in the merger agreement as of the closing date, other than, in most cases, inaccuracies that do not have a material adverse effect;

•	performance and compliance in all material respects by ServisFirst of all of its covenants and obligations required to be performed or complied with at or prior to the closing date; and

•	no change, event, condition, or circumstance having occurred which results in, or may reasonably be expected to result in, ServisFirst and its subsidiaries being subject to a material adverse effect.

ServisFirst’s obligations to complete the transactions contemplated by the merger agreement are also subject to fulfillment of certain conditions, including:

•	the number of shares of Metro common stock outstanding as of the closing date not exceeding 3,650,847;

•	accuracy of representations and warranties of Metro in the merger agreement as of the closing date, other than, in most cases, inaccuracies that do not have a material adverse effect;

•	performance and compliance in all material respects by Metro of all of its covenants and obligations required to be performed or complied with at or prior to the closing date;

•	the bank merger plan having been executed, delivered and approved by Metro Bank’s shareholder;

•	the employment agreement between Kenneth L. Barber and ServisFirst having been executed and delivered, and the identified deferred compensation agreements having been modified and amended as agreed to;

•	Metro’s board having approved the merger agreement and the transactions contemplated thereby, and not having withheld or withdrawn its recommendation, approved or recommended a superior proposal, or allowed Metro or its subsidiaries to enter into any agreement relating to a superior proposal; and

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•	no change, event, condition, or circumstance having occurred which results in, or may reasonably be expected to result in, Metro and its subsidiaries being subject to a material adverse effect.

ServisFirst and Metro have further agreed that neither of them may rely on the failure of any condition set forth above to be satisfied if such failure was caused by such party’s failure to use commercially reasonable efforts to consummate the transactions contemplated in the merger agreement.

Termination

ServisFirst and Metro may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, ServisFirst, on the one hand, or Metro, on the other hand, as the case may be, may terminate the merger agreement as follows:

•	by either party upon approval of a vote of the majority of such party’s board, if final action has been taken by a regulatory agency whose approval is required for the merger or bank merger, which final action has become final and nonappealable and does not approve the merger or bank merger or an application for regulatory approval has been permanently withdrawn at the request of a governmental authority;

•	by either party if the Metro shareholders fail to approve the merger agreement;

•	by either party in the event of a material breach by the other party of its representation or warranty or covenants contained in the merger agreement, which breach has not been cured prior to the earlier of 30 days after the giving of written notice to the breaching party of such breach or two business days prior to the termination date, or which breach by its nature cannot be cured before the closing;

•	by Metro at any time during the 3 business days following the 10th trading day immediately preceding the closing date if the average stock price of ServisFirst common stock is less than $25 per share and the ServisFirst common stock has underperformed the PowerShares KBW Regional Banking Portfolio by more than 20%. If Metro elects to exercise this right of termination, it must give ServisFirst 3 days’ notice during which time ServisFirst may elect to increase the consideration it is paying in the merger. If ServisFirst increases the merger consideration, Metro will no longer be entitled to terminate the merger agreement;

•	by either party if the merger is not completed on or before February 28, 2015 (although the parties may mutually agree to extend such date by up to two thirty-day periods); or

•	by ServisFirst if the Metro board fails to make a recommendation to Metro shareholders to approve the merger agreement, or Metro has materially breached its covenant not to solicit acquisition proposals, or if Metro fails to call and hold the special meeting of shareholders within 60 days of ServisFirst’s registration statement becoming effective.

Amendment and Modification

Provisions of the merger agreement may be waived by the party benefited by the provision or amended and modified at any time by an agreement in writing among the parties. After the shareholder meeting, however, no amendment may be made that would require further approval by the shareholders of either ServisFirst or Metro.

Governing Law; Waiver of Jury Trial

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware without regard to conflict of laws provisions. The parties have each agreed to waive any right such party may have to a jury trial with respect to any litigation arising out of the merger agreement or the transactions contemplated therein.

Enforcement of the Agreement

The parties acknowledge and agree irreparable damage would occur in the event that the merger agreement were breached, and that each party will be entitled to seek an injunction to prevent breaches and to specifically enforce the terms of the merger agreement without having to show or prove economic damage, in addition to any other remedy to which they are entitled at law or in equity.

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Voting and Lock-Up Agreement

In connection with entering into the merger agreement, ServisFirst and Metro entered into a voting and lock-up agreement with certain shareholders of Metro. The following summary of the voting and lock-up agreement is subject to, and qualified in its entirety by reference to, the full text of the form of voting and lock-up agreement attached as Annex B to this proxy statement/prospectus.

Pursuant to the voting and lock-up agreement, each shareholder who is a party thereto, in his capacity as a shareholder of Metro, agreed to appear at the shareholder’s meeting to be counted as present for quorum purposes, and to vote his shares of Metro common stock:

•	in favor of the approval of the merger agreement and the merger;

•	against any action or agreement that would result in a breach of any covenant, representation or warranty of Metro contained in the merger agreement; and

•	against any acquisition proposal or any other action that is intended to delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement.

The voting and lock-up agreement further provides that each shareholder party will not, subject to certain exceptions, with respect to any shares of Metro common stock owned by such shareholder:

•	until the 60th day following the closing, without the prior written consent of ServisFirst, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any such shares; or

•	enter into any swap or other arrangements that transfer to another, in whole or in part, any of the economic consequences of ownership of any such shares, whether any such swap or transaction is to be settled by delivery of shares or cash.

All of the foregoing actions are referred to as a “transfer.” The shareholder parties have further agreed not to transfer more than 25% of such shares between the 60th and 89th day following the closing, nor more than 50% of such shares between the 90th and 179th day following the closing. Finally, the shareholder parties have agreed not to (i) initiate, solicit or encourage any inquiry or proposal which could lead to an acquisition proposal, (ii) participate in any negotiations regarding any acquisition proposal, (iii) enter into any agreement with respect to an acquisition proposal, (iv) solicit proxies with respect to an acquisition proposal, or (v) initiate a shareholder’s vote with respect to an acquisition proposal.

The voting and lock-up agreement will terminate upon written consent of the parties, or automatically upon termination of the merger agreement in accordance with its terms.

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ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

Metro shareholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If this proposal is approved, the special meeting could be successively adjourned to any date. In accordance with the Metro bylaws, a vote on adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement may be taken in the absence of a quorum. Metro does not intend to call a vote on adjournment of the special meeting to solicit additional proxies if the approval of the merger agreement is approved at the special meeting.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the number of votes cast “FOR” the proposal to exceed the votes cast “AGAINST” it, whether or not a quorum is present. If your shares of Metro common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, your shares will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If you fail to submit a proxy and fail to attend the special meeting, your shares of Metro common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

The Metro board unanimously recommends that you vote “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

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INTERESTS OF METRO’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

In considering the recommendation of the Metro board that you vote to approve the merger agreement, you should be aware that Metro’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Metro’s shareholders generally. The Metro board was aware of and considered those interests, among other matters, in reaching its decisions to (i) approve the merger and the other transactions contemplated thereby, (ii) adopt the merger agreement, and (iii) resolve to recommend the approval of the merger agreement to Metro shareholders. See the section entitled “The Merger—Background of the Merger” and the section entitled “The Merger—Metro’s Reasons for the Merger; Recommendation of the Metro Board of Directors.” Metro’s shareholders should take these interests into account in deciding whether to vote “FOR” the proposal to approve the merger agreement. These interests are described in more detail below.

Payments to Certain Officers in Connection with the “Change in Control” or Employment Agreement

Metro is party to a Change of Control Agreement, dated August 20, 2014, with Kenneth L. Barber, and a Change in Control Severance Agreement, dated March 18, 2009, and amended as of May 3, 2011, with Thomas P. Wilbourne. In addition, Mr. Barber will enter into an employment agreement with ServisFirst effective as of the effective time of the merger.

Mr. Barber’s Change of Control Agreement entitles him to a payment upon a change in control caused by the merger of Metro into ServisFirst if he remains employed by Metro at the time of the merger or if Mr. Barber terminates employment with Metro within 6 months prior to the date of a change in control, or if he is terminated by Metro without cause (other than for death or disability), or if Mr. Barber terminates his employment due to a diminution in title or responsibility, a reduction in salary or a required move. Mr. Barber is entitled to receive from Metro an amount equal to the sum of (i) 2.99 times the amount of his average base salary for the most recently completed 3 years, plus (ii) 2.99 times the amount of the average annual bonus paid to him for the most recently completed 3 years, which amount is to be paid in cash in a lump sum, subject to applicable withholding, on the first business day following a change in control. If any payment under this agreement that would constitute an excess parachute payment pursuant to Section 280G of the Internal Revenue Code, then such payment will be reduced by the minimum amount necessary so that no excess parachute payments result. Based on this calculation, the anticipated payment to Mr. Barber will be approximately $944,000.

In addition, pursuant to his employment agreement with ServisFirst, the form of which is attached to the merger agreement as Exhibit 6.03, Mr. Barber is agreeing to serve as Executive Vice President of ServisFirst for an initial term ending on December 31, 2017, with automatic one year renewals. Mr. Barber’s annual base salary will be $300,000, and he will be eligible for incentive-based compensation of up to 60% of his base salary, with a guarantee of 35% of his base salary for 2015 and a guarantee of 25% of base salary for 2016. On January 1, 2020, he will be eligible for a bonus of $500,000 in the event that certain targets relating to the business of ServisFirst in the Atlanta market are achieved. In addition, Metro Bank intends to pay to Mr. Barber a one-time retention payment of $100,000 prior to the effective date and on or before December 31, 2014. This amount must be returned to ServisFirst if Mr. Barber resigns voluntarily his employment with ServisFirst before the first anniversary of his date of employment with ServisFirst. Finally, Mr. Barber will receive a grant of an option to purchase 18,000 shares of ServisFirst common stock. The option will have an exercise price equal to the fair market value of Servisfirst’s common stock on the date of grant.

Mr. Wilbourne’s Change in Control Severance Agreement provides that if there is a change in control of Metro and within 24 months either (i) Mr. Wilbourne’s employment is involuntarily terminated by Metro without cause, or (ii) Mr. Wilbourne voluntarily terminates his employment because of a required move, a reduction in salary, a material adverse change from his position as chief financial officer or the termination of his immediate supervisor, then Mr. Wilbourne will be entitled to receive an amount equal to 150% of his then effective annual base salary. Such payment will be made within 60 days following the termination of employment. The anticipated payment to Mr. Wilbourne pursuant to the Change in Control Severance Agreement would be $262,500. In addition, the compensation committee of Metro’s board has approved a $75,000 payment to Mr. Wilbourne in the event of a sale of Metro in addition to what he is entitled to received under the Change in Control Severance Agreement.

Severance Payments

Any former Metro or Metro Bank employees who remain employed by Metro or its subsidiaries as of the effective time and whose employment is terminated by ServisFirst or ServisFirst Bank (other than for cause) within 180 days of the effective time will receive severance pay equal to one month of base pay for each completed year of employment beginning with such employee’s most recent hire date with Metro and ending with such employee’s termination date with ServisFirst. These severance payments will be in lieu of any severance pay plans that may be in effect at Metro prior to the effective time.

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Treatment of Metro Stock Options and Warrants

As described above under “The Merger—Treatment of Metro Stock Options and Warrants,” for purposes of this proxy statement/prospectus, we are assuming a deal value per share of $14.45. The portion of the cash consideration payable to holders of Metro stock options and warrants is calculated by subtracting the exercise price of the applicable Metro stock option or warrant from the “deal value per share”.  We are also assuming that there are 1,198,500 shares of Metro common stock subject to Metro stock options and warrants, with an average exercise price of approximately $9.66.  Accordingly, the holders of Metro stock options and warrants would be entitled to $4.79 per stock option or warrant ($14.45 - $9.66), on average.

Metro Options

As described above, under the merger agreement, Metro’s stock options that remain outstanding and unexercised as of the effective time will be terminated by Metro and will entitle the holder to a cash payment equal to the deal value per share minus the exercise price for the applicable stock option. The following table lists the directors and executive officers of Metro who hold Metro options, the number of options each officer or director holds and the weighted average exercised price:

Name	Metro Stock Options	Weighted Average Exercise Price
Kenneth L. Barber	108,000	$9.33
Thomas P. Wilbourne	45,000	$8.16
Christopher C. Houtchens	38,000	$8.45

Metro Warrants

As described above, under the merger agreement, Metro’s warrants that remain outstanding and unexercised as of the effective time will be terminated by Metro and will entitle the holder to a cash payment equal to the deal value per share minus the exercise price for the applicable warrant. The following table lists the directors and executive officers of Metro who hold Metro warrants, the number of warrants each officer or director holds and the exercise price:

Name	Metro Stock Warrants	Exercise Price
Kenneth L. Barber	277,000	$10.00
Johnny Blankenship	150,000	$10.00
Douglas C. Davidson	100,000	$10.00
Allen K. DeNyse	75,000	$10.00
P. David Orr	25,000	$10.00
Eric L. Johnson	100,000	$10.00
Dudley W. Spruill	30,000	$10.00
Neil Warren	40,000	$10.00
Eric Wilhelm	100,000	$10.00

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Indemnification; Directors’ and Officers’ Insurance

For six years after the effective time, ServisFirst will indemnify, defend and hold harmless the present and former directors, officers and employees of Metro and its subsidiaries against all costs or expenses, judgments, fines, losses, claims, damages, settlements or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions of such persons in the course of performing his or her duties for Metro or Metro Bank, occurring at or before the effective time, to the same extent such person is indemnified pursuant to the charter and bylaws of Metro or its subsidiaries and to the fullest extent permitted by ServisFirst’s charter and by-laws.

The merger agreement requires ServisFirst to provide a directors’ and officers’ liability insurance policy of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured as the coverage currently provided by Metro, or as much comparable insurance as is reasonably available. ServisFirst may require Metro to purchase tail insurance providing such coverage prior to the closing, at a cost not to exceed 200% of the annual premiums paid by Metro for such insurance in effect on the date of the merger agreement.

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security ownership of certain beneficial owners and
management of metro

The following table sets forth, as of [•], 2014, the record date for the special meeting, information as to the beneficial ownership of shares of Metro common stock by each of the directors and executive officers of Metro and for each person known by Metro to be the beneficial owner of more than 5% of the outstanding shares of Metro common stock. For purposes hereof, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, shares are held with sole voting and investment power.

Name	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors of Metro
Kenneth L. Barber	687,450 (2)	19.5%
Johnny Blankenship	300,000 (3)	8.5%
Douglas C. Davidson	200,000 (4)	5.7%
Allen K. DeNyse	150,000 (5)	4.2%
Eric L. Johnson	200,000 (6)	5.7%
P. David Orr	50,000 (7)	1.4%
Dudley W. Spruill	62,000 (8)	1.8%
Neil Warren	80,000 (9)	2.3%
Eric J. Wilhelm	200,000 (10)	5.7%
Executive Officers who are not Directors:
Thomas P. Wilbourne	53,500 (11)	1.5%
Christopher C. Houtchens	38,500 (12)	1.0%
All Directors and Executive Officers as a Group (11 persons)	2,021,450	57.2%

(1)	Percentages are based on 2,452,347 shares of Metro common stock outstanding as of [•], 2014 plus the number of shares beneficially owned by the named persons in connection with his or her Metro options and/or Metro warrants exercisable within 60 days of [•], 2014 that are not included in the 2,452,347 outstanding shares.
(2)	Includes 2,940 shares held by Morgan Elizabeth Barber, 2,940 shares held by Allison Barber Fields, 25,000 shares held by Susan Barber, 106,000 shares underlying Metro options and 277,000 shares underlying warrants exercisable within 60 days of [•], 2014.
(3)	Includes 150,000 shares underlying warrants exercisable within 60 days of [•], 2014.
(4)	Includes 100,000 shares underlying warrants exercisable within 60 days of [•], 2014.
(5)	Includes 75,000 shares underlying warrants exercisable within 60 days of [•] 2014.
(6)	Includes 2,500 shares held by Johnson Living Trust and 2,500 shares held by Mary Patricia Johnson, as well as 100,000 shares underlying warrants exercisable within 60 days of [•], 2014.
(7)	Includes 10,000 shares held by Amy H. Orr, 2,500 shares held by Anna Kay Orr, 5,000 shares held by William A. Orr, as well as 25,000 shares underlying warrants exercisable within 60 days of [•], 2014.
(8)	Includes 3,333 shares held by Rickey W. Spruill as well as 30,000 shares underlying warrants exercisable within 60 days of [•], 2014.
(9)	Includes 40,000 shares underlying warrants exercisable within 60 days of [•], 2014.
(10)	Includes 100,000 shares underlying warrants exercisable within 60 days of [•], 2014.
(11)	Includes 43,000 shares underlying options exercisable within 60 days of [•], 2014.
(12)	Includes 36,000 shares underlying options exercisable within 60 days of [•], 2014.

After the merger takes effect, none of these directors and officers will hold more than 1% of the outstanding ServisFirst common stock, and combined, such persons will hold less than 4% of the outstanding ServisFirst common stock.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following general discussion sets forth the anticipated material United States federal income tax consequences of the merger to U.S. holders (as defined below) of Metro common stock that exchange their shares of Metro common stock for shares of ServisFirst common stock and cash in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. This discussion is based upon the Internal Revenue Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those Metro common shareholders that hold their shares of Metro common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of Metro common stock subject to the alternative minimum tax provisions of the Code;

•	a holder of Metro common stock that received Metro common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a person that is not a U.S. holder (as defined below);

•	a person that has a functional currency other than the U.S. dollar;

•	a holder of Metro common stock that holds Metro common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

•	a United States expatriate.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within the control of Metro or ServisFirst. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Metro common stock that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

The United States federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for United States federal income tax purposes and that holds Metro common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Metro common stock should consult their own tax advisors.

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Tax Consequences of the Merger Generally

The parties intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to ServisFirst’s obligation to complete the merger that ServisFirst receive an opinion from Bradley Arant Boult Cummings LLP, dated the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Metro’s obligation to complete the merger that Metro receive an opinion from Troutman Sanders LLP, dated the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on representation letters provided by ServisFirst and Metro and on customary factual assumptions. Neither opinion will be binding on the Internal Revenue Service. ServisFirst and Metro have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

Provided the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, upon exchanging your Metro common stock for ServisFirst common stock and cash (other than cash received in lieu of a fractional share), you generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the ServisFirst common stock received pursuant to the merger over that holder’s adjusted tax basis in its shares of Metro common stock surrendered) and (2) the amount of cash received pursuant to the merger (excluding any cash received in lieu of a fractional share). If you acquired different blocks of Metro common stock at different times or different prices, you should consult your tax advisor regarding the manner in which gain or loss should be determined. Any recognized gain generally will be long-term capital gain if, as of the effective date of the merger, your holding period with respect to the Metro common stock surrendered exceeds one year. If, however, the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the holder’s ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. See “—Possible Treatment of Cash as a Dividend” below.

The aggregate tax basis in the shares of ServisFirst common stock that you receive in the merger, including any fractional share interests deemed received and sold as described below, will equal your aggregate adjusted tax basis in the Metro common stock you surrender, reduced by the amount of cash received (excluding any cash received in lieu of a fractional share) and increased by the amount of gain, if any recognized by you (excluding any gain recognized with respect to cash received in lieu of a fractional share) on the exchange. Your holding period for the shares of ServisFirst common stock that you receive in the merger (including a fractional share interest deemed received and sold as described below) will include your holding period for the shares of Metro common stock that you surrender in the exchange.

Possible Treatment of Cash as a Dividend

In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or will have the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the holder’s deemed percentage stock ownership of ServisFirst. For purposes of this determination, the holder is treated as if it first exchanged all of its shares of Metro common stock solely for ServisFirst common stock and then ServisFirst immediately redeemed a portion of the ServisFirst common stock in exchange for the cash the holder actually received, which we refer to in this document as the “deemed redemption.” The gain recognized in the deemed redemption will be treated as capital gain if the deemed redemption is (1) “substantially disproportionate” with respect to the holder or (2) “not essentially equivalent to a dividend.”

The deemed redemption will generally be “substantially disproportionate” with respect to a holder if the percentage described in (2) below is less than 80% of the percentage described in (1) below. Whether the deemed redemption is “not essentially equivalent to a dividend” with respect to a holder will depend upon the holder’s particular circumstances. At a minimum, however, in order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in the holder’s deemed percentage stock ownership of ServisFirst. In general, that determination requires a comparison of (1) the percentage of the outstanding stock of ServisFirst that the holder is deemed actually and constructively to have owned immediately before the deemed redemption and (2) the percentage of the outstanding stock of ServisFirst that is actually and constructively owned by the holder immediately after the deemed redemption. In applying the above tests, a holder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a holder’s option to purchase in addition to the stock actually owned by the holder.

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The Internal Revenue Service has ruled that a shareholder in a publicly held corporation whose relative stock interest is minimal (e.g., less than 1%) and who exercises no control with respect to corporate affairs is generally considered to have a “meaningful reduction” if that shareholder has a relatively minor (e.g., approximately 3%) reduction in its percentage stock ownership under the above analysis; accordingly, the gain recognized in the exchange by such a shareholder would be treated as capital gain.

These rules are complex and dependent upon the specific factual circumstances particular to each holder. Consequently, each holder that may be subject to these rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such holder.

Cash Instead of a Fractional Share

If you receive cash instead of a fractional share of ServisFirst common stock, you will be treated as having received the fractional share of ServisFirst common stock pursuant to the merger and then as having had that fractional share redeemed by ServisFirst for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis allocable to your fractional share of ServisFirst common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for the shares (including the holding period of Metro common stock surrendered therefor) is greater than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding

If you are a non-corporate holder of Metro common stock you may be subject to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

This summary of certain material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

ServisFirst is incorporated under the laws of State the Delaware, and, accordingly, the rights of ServisFirst shareholders are governed by Delaware law. Metro is incorporated under the laws of the State of Georgia, and, accordingly, the rights of Metro shareholders are governed by Georgia law. If the merger is completed, Metro shareholders will receive as part of the per share merger consideration shares of ServisFirst common stock. The following is a summary of certain material differences between (i) the current rights of Metro shareholders under the Metro charter, Metro bylaws, and Georgia law, including the Georgia Code and (ii) the current rights of ServisFirst shareholders under the ServisFirst charter, the ServisFirst by-laws, and Delaware law, including the Delaware General Corporate Law, which will govern the rights of Metro shareholders who become ServisFirst shareholders following the merger.

The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to Metro and ServisFirst’s governing documents and the provisions of the Georgia Code and the Delaware General Corporate Law, which we urge you to read carefully and in their entirety. Copies of ServisFirst’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” beginning on page [•] of this proxy statement/prospectus.

ServisFirst	Metro

Authorized Capital Stock

ServisFirst is authorized to issue 51,000,000 shares, divided into two (2) classes consisting of:	Metro is authorized to issue 60,000,000 shares, divided into two (2) classes consisting of:

(i) 50,000,000 shares of common stock, par value $0.001 per share; and	(i) 50,000,000 shares of common stock, having no par value; and

(ii) 1,000,000 shares of preferred stock, par value $0.001 per share.	(ii) 10,000,000 shares of preferred stock, having no par value.

The ServisFirst board is authorized to issue the preferred stock in one or more series.	The Metro board is authorized to issue the preferred stock in one or more series.

Voting Rights

Under ServisFirst’s by-laws, each outstanding share entitled to vote on any matter at a meeting shall have one vote on each matter submitted to vote at such meeting of shareholders.	Under Metro’s bylaws, at any meeting of Metro shareholders, each outstanding share is entitled to one vote upon each matter submitted to a vote.

Quorum

Under ServisFirst’s by-laws, at all meetings of ServisFirst’s shareholders, a majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum, unless a greater number is required by law. Less than a quorum shall have the power to adjourn a meeting until a quorum is present. Once a quorum is present it cannot be destroyed by subsequent withdrawal or revocation of a proxy. Less than a quorum shall have the power of adjourning a meeting until a quorum is present. Once a quorum is present it cannot be destroyed by subsequent withdrawal or revocation of a proxy.	Under Metro’s bylaws, at all meetings of Metro’s shareholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is not present the shareholders present in person or by proxy shall have the power to adjourn the meeting. If a quorum is not present, the shareholders present in person or by proxy shall have the power to adjourn the meeting.

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ServisFirst	Metro

Rights of Preferred Stock

The ServisFirst charter authorizes the board to issue from time to time one or more series, to establish the number of shares to be included in such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each series.	The Metro charter authorizes the board to issue preferred stock in one or more series, to have such designations, powers, preferences, rights, qualifications, limitations and restrictions as determined by the board under Georgia law.

As of the date of this proxy statement/prospectus, 40,000 shares of ServisFirst preferred stock were outstanding, designated as Series A Senior Non-Cumulative Perpetual Preferred Stock.	As of the date of this proxy statement/prospectus, no shares of Metro preferred stock were outstanding.

Number of Directors

The ServisFirst charter requires that there be not less than three (3) and no more than twenty (20) directors on the ServisFirst board with the exact number fixed from time to time by resolution of the board. There are currently six (6) members of the ServisFirst board.

The charter and bylaws of Metro require that there be not less than three (3) and no more than twenty-five (25) directors on the Metro board.

There are currently nine (9) members of the Metro board with such amount fixed by board resolution.

Election of Directors

The ServisFirst by-laws provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, or at a special meeting in lieu of the annual meeting called for such purpose, by a plurality of votes cast.	Metro bylaws provide that directors are elected by a plurality of votes cast.

Filling Vacancies on the Board of Directors

Under the ServisFirst charter and by-laws, vacancies, and newly created directorships created by an increase in the number of directors may be filled by a majority of the remaining directors, even if less than a quorum.	Under the Metro bylaws, any vacancy occurring in the Metro board (except in the case of removal from office) may be filled by the affirmative vote of a majority of the remaining directors.

Cumulative Voting

The ServisFirst charter and the by-laws do not provide for cumulative voting.	The Metro charter and the bylaws do not provide for cumulative voting.

Removal of Directors

Under the ServisFirst by-laws, directors may be removed with or without cause by the shareholders unless otherwise provided by law.	Under the Metro charter, directors may not be removed from office by the shareholders without cause.

Shareholder Action by Written Consent

ServisFirst by-laws provide that whenever any action by the stockholders at a meeting is required or permitted, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action taken, is signed by all of the holders the outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting. Prompt notice of such action must be given to those stockholders who have not consent in writing.	The Metro bylaws provide that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written consent setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the matter and delivered to the corporation for inclusion in its minutes. A merger, share exchange, asset sale or other transaction requiring specific disclosure requirements may not be approved by written consent unless each consenting shareholder has been furnished the required disclosure materials or has expressly waived in the written consent the right to receive the same.

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ServisFirst	Metro

Charter Amendments

Under Delaware law, the ServisFirst charter may be amended upon shareholder approval by a majority of the outstanding shares.	The Metro charter may be amended by the affirmative vote of the holders of not less than a majority of the voting power of Metro except that any amendment to Article 6 regarding the election of directors requires the affirmative vote of the holders of 75% of the total number of votes entitled to be cast to adopt such an amendment.

By-law Amendments

The ServisFirst by-laws provide that they may be amended, altered or repealed, or new by-laws adopted, by a vote of not less than a majority of the outstanding shares entitled to vote at a meeting provided that, in the case of a special meeting, notice that an amendment is to be acted upon is inserted in the notice of meeting. The board may also amend, alter, repeal or adopt new by-laws by vote of a majority of the entire board.	The Metro bylaws provide that the board shall have the power and authority to amend or repeal any provision of Metro’s bylaws or adopt any new bylaw, unless the shareholders have adopted, amended or repealed a particular provision and in doing so have reserved to the shareholders the right of amendment or repeal therefor. Metro’s shareholders have the right to amend or repeal any provision of the bylaws or adopt new bylaw provisions even though such provisions may also be adopted, amended or repealed by the board. Any provision limiting the authority of the board or establishing staggered terms for directors may only be adopted, amended or repealed by the shareholders. Any bylaw amendment that increases quorum or voting requirements for shareholders may not be adopted, amended or repealed by the board. Any bylaw amendment increased the quorum or voting requirements of the board may be adopted by majority vote of either the shareholders or the board. A bylaw adopted or amended by the shareholder that fixes a greater quorum or voting requirement for the board may be amended or repealed only by a specified vote of either the shareholders or the board as such bylaw provision so provides.

Special Meetings of Shareholders

The ServisFirst by-laws provide that the chairman of the board, president, or the board of ServisFirst may call special meetings of the shareholders at any time.	The Metro bylaws provide that special meetings may be called by the chief executive officer or presiding officer of the board. The chief executive officer must call a special meeting when (i) requested by 2 or more directors, or (ii) requested in writing by shareholders holding not less than 25% of the outstanding shares entitled to vote at any such meeting.

Notice of Meetings of Shareholders

The ServisFirst by-laws require written notice that states the place, date, and hour of the a meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice must be given to each shareholder of record entitled to vote at the meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice must be deposited in the United States mail, postage prepaid.	The Metro bylaws require, unless waived, written notice (unless oral is reasonable under the circumstances) stating the date, time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice shall be delivered not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail.

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ServisFirst	Metro

Proxies

The ServisFirst by-laws provide that a shareholder may vote either in person or by proxy duly executed by the shareholder. No proxy will be voted or acted upon after 3 years from its date unless the proxy provides for a longer period.	The Metro bylaws provide that a shareholder may vote either in person or by proxy but no proxy will be (i) effective unless given in writing and signed, either personally by the shareholder or his attorney-in-fact; or (ii) effective until received by the Secretary or other officer authorized to tabulate votes; or (iii) valid after 11 months from its date, unless the proxy expressly provides for a longer period.

Limitation of Personal Liability of Directors

The ServisFirst charter provides that a director shall not be personally liable to ServisFirst or its stockholders for monetary damage for a breach of fiduciary duty as a director, except for liability for (i) breach of the director’s duty of loyalty to ServisFirst or its stockholders, (ii) acts or omissions, not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware General Corporate law, or (iv) for any transaction from which the director derived improper personal benefit. If Delaware law is amended to further limit or eliminate personal liability of directors, then the liability of ServisFirst directors will be eliminated or limited to the fullest extent permitted by law.	The Metro charter provides that to the extent allowable by Georgia law, no Metro director will be personally liable to Metro or its shareholders for any breach of duty of care or other duty as a director.

Indemnification of Directors and Officers

The ServisFirst charter and by-laws provide that past and current directors, officers, employees and agents shall have the right to be indemnified by ServisFirst to the fullest extent permitted by law against: all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection with such person acting in such capacity.	The Metro charter and bylaws provide that to the extent permitted by law, Metro shall indemnify each of its directors and officers against any actual or threatened action, suit, or proceeding arising out of their service to Metro if such director or officer acted in good faith and in a manner he reasonably believed to be in the best interests of Metro, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

DISSENTERS’ RIGHTS OF METRO SHAREHOLDERS

The following discussion is not a complete description of the law relating to dissenters’ rights available under Georgia law and is qualified by the full text Title 14, Chapter 2 of Article 13 of the Georgia Business Corporation Code (the “appraisal statute”). The appraisal statute is attached as Annex D to this proxy statement/prospectus. Metro shareholders who desire to exercise dissenters’ rights should review carefully the appraisal statute and are urged to consult a legal advisor before electing or attempting to exercise these rights.

Any holder of record of Metro common stock who objects to the merger, and who fully complies with all of the provisions of the appraisal statute (but not otherwise), will be entitled to demand and receive payment for all (but not less than all) of his or her shares of Metro common stock if the merger is consummated.

A shareholder of Metro who objects to the merger and desires to receive payment of the “fair value” of his or her Metro common stock: (i) must deliver to Metro, prior to the time the shareholder vote on the merger agreement is taken, a written notice of such shareholder’s intent to demand payment for those shares registered in the dissenting shareholder’s name if the merger is completed; and (ii) must not vote his or her shares in favor of the approval of the merger agreement.

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A vote against the approval of the merger agreement alone will not constitute the separate written notice and demand for payment referred to immediately above. Dissenting shareholders must separately comply with the above conditions.

Any notice required to be given to Metro must be sent to Metro’s principal executive offices at 9340 The Landing Drive, Douglasville, Georgia 30135, Attention: Kenneth L. Barber.

If the merger agreement is approved, Metro will mail, no later than ten days after the effective date of the merger, by certified mail to each shareholder who has timely submitted a written notice of intent to dissent, written notice addressed to the shareholder at such address as the shareholder has furnished Metro in writing or, if none, at the shareholder’s address as it appears on the records of Metro. The dissenters’ notice will: (i) state where the dissenting shareholder must send a payment demand, and where and when the certificates for the dissenting shareholder’s shares, if any, are to be deposited; (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (iii) set a date by which Metro must receive the shareholder’s payment demand (which date may not be fewer than 30 nor more than 60 days after the date the dissenters’ notice is delivered); and (iv) be accompanied by a copy of the appraisal statute.

Within ten days after the later of the effective date of the merger, or the date on which Metro receives a payment demand, Metro will send a written offer to each shareholder who complied with the provisions set forth in the dissenters’ notice to pay each such shareholder an amount that Metro estimates to be the fair value of those shares, plus accrued interest. The offer of payment will be accompanied by: (i) Metro’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of making the offer, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim statements, if any; (ii) a statement of Metro’s estimate of the fair value of the shares; (iii) an explanation of how any interest was calculated; (iv) a statement of the dissenting shareholder’s right to demand payment of a different amount under Section 14-2-1327 of the Georgia Code; and (v) a copy of the appraisal statute.

A dissenting shareholder choosing to accept Metro’s offer of payment must do so by written notice to Metro within 30 days after receipt of Metro’s offer of payment. A dissenting shareholder not responding to that offer within the 30 day period will be deemed to have accepted the offer of payment. Metro must make payment to each shareholder who responds to the offer of payment within 60 days after the making of the offer of payment, or the effective date of the merger, whichever is later. Upon payment, the dissenting shareholder will cease to have any interest in his or her shares of Metro common stock.

If a dissenting shareholder does not accept, within 30 days after Metro’s offer, the estimate of fair value in payment for such shares and interest due thereon and demands payment of some other estimate of the fair value of the shares and interest due thereon, then Metro, within 60 days after receiving the payment demand of a different amount from a dissenting shareholder, must commence a proceeding in superior court of the county where its main office is located to determine the rights of the dissenting shareholder and the fair value of his or her shares. If Metro does not commence the proceedings within the 60 day period, then it must pay each dissenter whose demand remains unsettled the amount demanded by the dissenting shareholder.

In the event of a court proceeding, the court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court will assess these costs against Metro, except that the court may assess these costs against all or some of the dissenters in amounts the court finds equitable to the extent the court finds the dissenters acted arbitrarily or not in good faith in demanding payment under the dissenters’ provisions. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable: (i) against Metro and in favor of any or all dissenters if the court finds Metro did not substantially comply with the dissenters’ provisions; or (ii) against Metro or a dissenter in favor of any other party if the court finds that the party against whom fees and expenses are assessed acted arbitrarily or not in good faith with respect to the rights provided by the dissenters’ provisions. If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against Metro, the court may award these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Metro shareholders should be aware that cash paid to dissenting shareholders in satisfaction of the fair value of their shares of Metro stock will result in the recognition of any gain or loss realized for U.S. federal income tax purposes.

Failure by a Metro shareholder to follow the steps required by the appraisal statute for perfecting dissenters’ rights may result in the loss of such rights. In view of the complexity of these provisions and the requirement that they be strictly complied with, if you hold Metro common stock and are considering dissenting from the approval of the merger agreement and exercising your dissenters’ rights under the appraisal statute, you should consult your legal advisors.

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CERTAIN INFORMATION CONCERNING SERVISFIRST

General

ServisFirst Bancshares, Inc., or ServisFirst, is a bank holding company within the meaning of the Bank Holding Company Act of 1956 subject to the supervision and regulation of the Federal Reserve Board and the Alabama State Banking Department and is a corporation organized under the laws of the State of Delaware. Its main office is located at 850 Shades Creek Parkway, Birmingham, Alabama 35209 (Telephone Number: (205) 949-0302). ServisFirst owns all of the outstanding stock of ServisFirst Bank, an Alabama banking corporation.

At September 30, 2014, ServisFirst had total assets of approximately $4.0 billion, total loans of approximately $3.1 billion, total deposits of approximately $3.4 billion and total stockholders’ equity of approximately $393 million. Additional information about ServisFirst is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page [•] of this proxy statement/prospectus.

Additional Information

Information relating to executive compensation, various benefit plans, voting securities and the principal holders of voting securities, relationships and related transactions and other related matters as to ServisFirst is incorporated by reference or set forth in ServisFirst’s Annual Report on Form 10-K/A for the year ended December 31, 2013, which is incorporated into this document by reference. See “Where You Can Find More Information.”

CERTAIN INFORMATION CONCERNING METRO

General

Metro Bancshares, Inc., or Metro, is a bank holding company within the meaning of the Bank Holding Company Act of 1956 subject to the supervision and regulation of the Federal Reserve Board and the Georgia Department of Banking and Finance and is a corporation organized under the laws of the State of Georgia. Its main office is located at 9340 The Landing Drive, Douglasville, Georgia 30135 (Telephone Number: (770) 489-4443). Metro owns all of the outstanding stock of Metro Bank, a Georgia state bank.

At September 30, 2014, Metro had total assets of approximately $225 million, total loans of approximately $141 million, total deposits of approximately $195 million and total stockholders’ equity of approximately $27 million.

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EXPERTS

The consolidated financial statements of ServisFirst of December 31, 2013 and 2012, and for each of the years in the three year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL OPINIONS

Bradley Arant Boult Cummings LLP and Troutman Sanders LLP will deliver prior to the effective time of the merger their opinions to ServisFirst and Metro, respectively, as to certain United States federal income tax consequences of the merger. Please see the section entitled “Material United States Federal Income Tax Consequences” beginning on page [•] of this proxy statement/prospectus. The validity of the ServisFirst common stock to be issued in connection with the merger will be passed upon for ServisFirst by Bradley Arant Boult Cummings LLP, counsel to ServisFirst.

WHERE YOU CAN FIND MORE INFORMATION

ServisFirst files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents ServisFirst files at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of ServisFirst also are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents ServisFirst files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, by going to ServisFirst’s website at https://www.servisfirstbank.com/ under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Davis Mange at (205) 949-0302. The Internet website address of ServisFirst is provided as inactive textual references only. The information provided on the Internet website of ServisFirst, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows ServisFirst to “incorporate by reference” into this proxy statement/prospectus documents ServisFirst files with the SEC including certain information required to be included in the registration statement on Form S-4 filed by ServisFirst to register the shares of ServisFirst common stock that will be issued in the merger, of which this proxy statement/prospectus forms a part. This means that ServisFirst can disclose important information to you by referring you to those documents. The information incorporated by reference into this proxy statement/prospectus is considered to be a part of this proxy statement/prospectus, and later information that ServisFirst files with the SEC will update and supersede that information. ServisFirst incorporated by reference the documents listed below and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of the special meeting.

This document incorporates by reference the following documents that have previously been filed by ServisFirst (File No. 001-36452):

•	Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013 (including the portions of the Definitive Proxy Statement for ServisFirst’s 2014 Annual Meeting incorporated by reference therein);

•	Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014; and

•	Current Reports on Form 8-K filed with the SEC on March 20, 2014, April 4, 2014, April 28, 2014, May 14, 2014, May 19, 2014, June 18, 2014, June 24, 2014, September 16, 2014, October 20, 2014 and October 23, 2014; and

•	Description of ServisFirst common stock, par value $0.001 per share, contained in Registration Statement on Form 8-A filed with the SEC on May 9, 2014.

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Notwithstanding the foregoing, information furnished by ServisFirst on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus.

THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF METRO COMMON STOCK AT THE SPECIAL MEETING. SERVISFIRST HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED [•]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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ANNEX A

AGREEMENT AND PLAN OF MERGER

DATED AS OF OCTOBER 20, 2014

BY AND AMONG

SERVISFIRST BANCSHARES, INC.,

SERVISFIRST BANK,

METRO BANCSHARES, INC.,

AND

METRO BANK

ii

iii

iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of October 20, 2014, by and among ServisFirst Bancshares, Inc., a Delaware corporation (“ServisFirst”), ServisFirst Bank, an Alabama state banking corporation and wholly-owned subsidiary of ServisFirst (“ServisFirst Bank”), Metro Bancshares, Inc., a Georgia corporation (“Metro”), and Metro Bank, a Georgia state bank and wholly-owned subsidiary of Metro (“Metro Bank”).

WITNESSETH

WHEREAS, the respective boards of directors of each of ServisFirst and Metro have (i) determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective entities and shareholders; (ii) determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies; and (iii) approved this Agreement and, in the case of Metro, will recommend approval of this Agreement to its shareholders;

WHEREAS, in accordance with the terms of this Agreement, (i) Metro will merge with and into ServisFirst, with ServisFirst as the surviving entity (the “Merger”), and (ii) Metro Bank will merge with and into ServisFirst Bank, with ServisFirst Bank as the surviving entity (the “Bank Merger”);

WHEREAS, subject to the terms of this Agreement, in consideration of the Merger, ServisFirst will pay or deliver or cause to be paid or delivered aggregate merger consideration comprised of $22,825,000 (“Total Cash Consideration”) and 636,720 shares of ServisFirst common stock (“Total Stock Consideration”, and together with the Total Cash Consideration, collectively, the “Merger Consideration”);

WHEREAS, as a material inducement and as additional consideration to ServisFirst to enter into this Agreement, each of the directors and Executive Officers has entered into a voting and lock-up agreement with ServisFirst dated as of the date hereof (each a “Voting Agreement” and collectively, the “Voting Agreements”), pursuant to which each such person has agreed, among other things, to vote all shares of Metro Common Stock owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Annex A - 1

ARTICLE I

THE MERGER

Section 1.01     The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Metro shall merge with and into ServisFirst in accordance with the Delaware General Corporation Law and the Georgia Business Corporation Code. Upon consummation of the Merger, the separate corporate existence of Metro shall cease and ServisFirst shall survive and continue to exist as a corporation incorporated under the Delaware General Corporation Law (ServisFirst, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”).

Section 1.02     Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of the Surviving Entity upon consummation of the Merger shall be the Certificate of Incorporation and Bylaws of ServisFirst as in effect immediately prior to the Effective Time.

Section 1.03     Directors and Officers of Surviving Entity. The directors of the Surviving Entity immediately after the Merger shall be the directors of ServisFirst in office immediately prior to the Effective Time. The Executive Officers of the Surviving Entity immediately after the Merger shall be the Executive Officers of ServisFirst immediately prior to the Merger. Each of the directors and Executive Officers of the Surviving Entity immediately after the Merger shall hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Entity.

Section 1.04     Bank Merger. At the later of the Effective Time or such time as provided in Section 5.20, Metro Bank will be merged with and into ServisFirst Bank upon the terms and with the effect set forth in the Plan of Bank Merger.

Section 1.05     Effective Time; Closing.

(a)      Subject to the terms and conditions of this Agreement, ServisFirst and Metro will make all such filings as may be required to consummate the Merger and the Bank Merger by applicable Laws. The Merger shall become effective as set forth in the articles of merger related to the Merger (the “Articles of Merger”) that shall be filed with the Delaware Secretary of State and the Georgia Secretary of State on the Closing Date. The “Effective Time” of the Merger shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger, the form of which shall be agreed to between ServisFirst and Metro not later than the time of filing of the Registration Statement.

(b)      The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place immediately prior to the Effective Time at the offices of Bradley Arant Boult Cummings LLP, One Federal Place, 1819 Fifth Avenue North, Birmingham, Alabama 35203, or such other place or on such other date as the parties may mutually agree upon (such date, the “Closing Date”). At the Closing, there shall be delivered to ServisFirst and Metro the certificates and other documents required to be delivered under Article VI hereof.

Annex A - 2

Section 1.06     Additional Actions. If, at any time after the Effective Time, ServisFirst shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in ServisFirst its right, title or interest in, to or under any of the rights, properties or assets of Metro or Metro Bank, or (ii) otherwise carry out the purposes of this Agreement, Metro and its officers and directors shall be deemed to have granted to ServisFirst an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in ServisFirst its right, title or interest in, to or under any of the rights, properties or assets of Metro or Metro Bank, or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of ServisFirst are authorized in the name of Metro or otherwise to take any and all such action.

ARTICLE II

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01     Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of ServisFirst, Metro or the shareholders of either of the foregoing:

(a)       Each share of ServisFirst Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(b)       Each share of Metro Common Stock owned by ServisFirst, Metro or any wholly-owned subsidiary of ServisFirst or Metro (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.

(c)       Each share of Metro Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.01(b) and Dissenting Shares, which shall be treated as set forth in Section 2.08 to the extent applicable) shall be converted into the right to receive the Common Per Share Merger Consideration.

Section 2.02     Metro Stock Options and Warrants. Any Metro Stock Option or Metro Stock Warrant issued, outstanding and unexercised immediately prior to the Effective Time shall be terminated by Metro and shall entitle the holder, prior to or at the Effective Time, to a cash payment equal to the Cash Consideration Per Option/Warrant. Prior to the Effective Time, Metro shall obtain the written acknowledgment and consent of each holder of a then-outstanding Metro Stock Option or Metro Stock Warrant to the termination of such option or warrant and the payment of the Cash Consideration Per Option/Warrant in accordance with the terms of this Section 2.02. Metro shall prohibit and not permit the exercise of any Metro Stock Option or Metro Stock Warrant beginning on and after the tenth (10th) trading day immediately preceding the Closing Date.

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Section 2.03     Rights as Shareholders; Stock Transfers. All shares of Metro Common Stock, when converted as provided in Section 2.01(c), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate previously evidencing such shares shall thereafter represent only the right to receive for each such share of Metro Common Stock, the Merger Consideration and any cash in lieu of fractional shares of ServisFirst Common Stock in accordance with this Article II. At the Effective Time, holders of Metro Common Stock shall cease to be, and shall have no rights as, shareholders of Metro, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of ServisFirst Common Stock as provided under this Article II. After the Effective Time, there shall be no registration of transfers on the stock transfer books of Metro of shares of Metro Common Stock.

Section 2.04     Consideration Adjustment. (a) It is intended that the Merger and the Bank Merger shall together constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. The business purpose of the Merger and the Bank Merger is to combine two financial institutions to create a strong community-based commercial banking franchise. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. If the tax opinions referred to in Section 6.01(e) cannot be rendered to ServisFirst and Metro (as reasonably determined by Bradley Arant Boult Cummings LLP and Troutman Sanders LLP, respectively, as a result of the Merger potentially failing to qualify as a reorganization under Section 368(a) of the Code), then ServisFirst may, with the prior approval of Metro (which shall not be unreasonably withheld, delayed or conditioned), increase the amount of Total Stock Consideration and correspondingly decrease the amount of Total Cash Consideration, by the minimum amounts necessary to enable such tax opinion to be rendered.

(b)        In the event (i) the Average Stock Price of ServisFirst Common Stock shall be less than $25.00 per share; and (ii) the percentage difference between:

(A) $28.71 (the average of the closing price of ServisFirst Common Stock for the twenty (20) consecutive trading days ending on and including October 17, 2014) and (B) the Average Stock Price is not equal to at least 80% of the percentage difference between:

(Y) $36.63 (the average of the closing price of the PowerShares KBW Regional Banking Portfolio (“KBWR”) for the twenty (20) consecutive trading days ending on and including October 17, 2014 and (Z) the average of the closing price of the KBWR (as quoted on Bloomberg (KBWR:US) or, if not reported thereby, another alternative mutually agreeable source) for the twenty (20) consecutive trading days ending on and including the Determination Date,

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then, Metro may give notice of its intent to terminate this Agreement as provided in Section 7.01(f) hereof; subject to ServisFirst’s right, in its sole and absolute discretion, to adjust the Exchange Ratio and opt to pay additional Merger Consideration so that, as a result of such adjustment, the Merger Consideration, based on the Average Stock Price, shall be no less than the Minimum Merger Consideration. If ServisFirst elects to make the Walkaway Counter Offer (as defined in Section 7.01(f)), it shall give prompt written notice to Metro of such election (the “Walkaway Counter Offer Notice”). The Walkaway Counter Offer Notice, if given, shall set forth the amount of Merger Consideration to be paid and shall include a calculation of the adjusted Merger Consideration.

Section 2.05     Delivery of Merger Consideration. At or prior to the Effective Time, ServisFirst shall (a) authorize an exchange agent, which shall be a bank or trust company selected by ServisFirst and reasonably acceptable to Metro (the “Exchange Agent”), pursuant to an agreement (the “Exchange Agent Agreement”) entered into prior to the Effective Time, to deliver an aggregate number of shares of ServisFirst Common Stock that is equal to the Total Stock Consideration and (b) deposit, or cause to be deposited, with the Exchange Agent an amount in cash equal to the Total Cash Consideration and, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.06(f) (the “Exchange Fund”).

Section 2.06      Exchange Procedures for Exchangeable Shares.

(a)         As soon as reasonably practicable after the Effective Time, but in any event within five (5) Business Days thereafter, the Exchange Agent shall mail to each holder of record of Metro Common Stock whose shares were converted into the right to receive the applicable Merger Consideration pursuant to Section 2.01 (the “Exchanged Shares”), along with, in each case, any cash in lieu of fractional shares of ServisFirst Common Stock to be issued or paid in consideration therefor, (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificate(s)) to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement (the “Letter of Transmittal”), and (ii) instructions for use in surrendering Certificate(s) in exchange for the applicable Merger Consideration and any cash in lieu of fractional shares of ServisFirst Common Stock to be issued or paid in consideration therefor.

(b)        Upon surrender to the Exchange Agent of its Certificate(s), accompanied by a properly completed Letter of Transmittal, a holder of Exchanged Shares will be entitled to receive promptly after the Effective Time, but in any event within ten (10) Business Days after such surrender,

(i)         the applicable number of whole shares of ServisFirst Common Stock equal to (x) the Exchange Ratio multiplied by the number of Exchanged Shares represented by the surrendered Certificate(s), less (y) any resulting fractional shares of ServisFirst Common Stock,

(ii)        any cash in lieu of such resulting fractional shares of ServisFirst Common Stock, and

(iii)       an amount of cash equal to the Cash Consideration Per Share multiplied by the number of Exchanged Shares represented by the Certificate(s) (collectively, such items in subsections (i), (ii) and (iii) comprise the “Common Per Share Merger Consideration”),

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to be issued or paid pursuant to Section 2.06(f) in consideration for the Exchanged Shares represented by the holder’s Certificate(s). Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the applicable Common Per Share Merger Consideration upon surrender of such Certificate in accordance with this Article II.

By way of example and illustration and assuming:

•	2,452,347 shares of Metro Common Stock issued and outstanding;

•	1,198,500 aggregate shares of Metro Common Stock subject to issued, outstanding and unexercised Metro Stock Options and Metro Stock Warrants, with an average exercise price of approximately $9.66;

•	636,720 shares of ServisFirst Common Stock, previously defined as the Total Stock Consideration;

•	$30 Average Closing Price for ServisFirst Common Stock; and

•	$22,825,000 Total Cash Consideration;

then each share of Metro Common Stock would be converted into the right to receive Common Per Share Merger Consideration consisting of:

(i)         0.2596 shares of ServisFirst Common Stock based upon an “Exchange Ratio” equal to or 0.2596 shares of ServisFirst Common Stock for each share of Metro Common Stock; and

(ii)        $6.87 in cash based upon a “Cash Consideration Per Share” equal to or approximately $6.87 for each share of Metro Common Stock.

For purposes of the foregoing example and illustration, Common Per Share Merger Consideration has been calculated based upon the foregoing assumptions and the following terms and definitions:

“Additional Consideration Amount” means the volume-weighted average exercise price, rounded to the nearest hundredth of a cent, of the exercise price of all outstanding Metro Stock Options and Metro Stock Warrants, multiplied by the number of shares of Metro Common Stock subject to issued, outstanding and unexercised Metro Stock Options and Metro Stock Warrants. For purposes of the above illustration, the “Additional Consideration Amount” equals approximately $11,577,510.00.

“Additional Per Share Consideration” means the Additional Consideration Amount divided by the Fully Diluted Metro Shares, rounded to the nearest hundredth of a cent.

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“Base Deal Value Per Share” means the Consideration Amount divided by the Fully Diluted Metro Shares. For purposes of the above illustration, the “Base Deal Value Per Share” equals approximately $11.48.

“Cash Consideration Per Option/Warrant” means the Deal Value Per Share minus the exercise price for the applicable Metro Stock Option or Metro Stock Warrant, rounded to the nearest hundredth of a cent.

“Cash Consideration Per Share” means the quotient, rounded to the nearest hundredth of a cent, obtained by dividing (i) an amount equal to the Total Cash Consideration, minus the product of (x) the number of shares of Metro Common Stock subject to all issued, outstanding and unexercised Metro Stock Options and Metro Stock Warrants and (y) the Cash Consideration Per Option/Warrant, and (ii) the number of outstanding shares of Metro Common Stock.

“Consideration Amount” means the product of the Average Closing Price and the Total Stock Consideration, plus the Total Cash Consideration.

“Deal Value Per Share” means the Base Deal Value Per Share plus the Additional Per Share Consideration. For purposes of the above illustration, the “Deal Value Per Share” equals approximately $14.66.

“Exchange Ratio” means the quotient, rounded to the nearest ten-thousandth, obtained by dividing (x) the Total Stock Consideration by (y) the number of issued and outstanding shares of Metro Common Stock.

“Fully Diluted Metro Shares” means all issued and outstanding shares of Metro Common Stock, plus all shares of Metro Common Stock subject to issued, outstanding and unexercised Metro Stock Options and Metro Stock Warrants.

(c)         No dividends or other distributions with respect to ServisFirst Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of ServisFirst Common Stock represented thereby, in each case unless and until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of ServisFirst Common Stock represented by such Certificate and paid prior to such surrender date, and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of ServisFirst Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the ServisFirst Common Stock issuable with respect to such Certificate.

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(d)         In the event of a transfer of ownership of a Certificate representing Exchanged Shares that are not registered in the stock transfer records of Metro, the applicable Merger Consideration shall be issued or paid in exchange therefor to a Person other than the Person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Exchanged Shares shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment or issuance shall pay any transfer or other similar taxes required by reason of the payment or issuance to a Person other than the registered holder of the Certificate, or establish to the reasonable satisfaction of ServisFirst that the tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the earlier of (x) the one-year anniversary of the Effective Time and (y) the expiration or termination of the Exchange Agent Agreement, ServisFirst or the Surviving Corporation) shall be entitled to deduct and withhold from any cash consideration or cash in lieu of fractional shares of ServisFirst Common Stock otherwise payable pursuant to this Agreement to any holder of Exchanged Shares such amounts as the Exchange Agent, ServisFirst or the Surviving Corporation, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent, ServisFirst or the Surviving Corporation, as the case may be, and timely paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Exchanged Shares in respect of whom such deduction and withholding was made by the Exchange Agent or the Surviving Corporation, as the case may be.

(e)         After the Effective Time, there shall be no transfers on the stock transfer books of Metro of the shares of Metro Common Stock other than to settle transfers of such Metro Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the applicable Merger Consideration in accordance with the procedures set forth in this Article II.

(f)         Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of ServisFirst Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to ServisFirst Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of ServisFirst. In lieu of the issuance of any such fractional share, ServisFirst shall pay to each former shareholder of Metro who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the Average Closing Price by (ii) the fraction of a share (after taking into account all shares of Metro Common Stock held by such holder at the Effective Time and rounded to the nearest ten thousandth when expressed in decimal form) of ServisFirst Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 2.01.

(g)         Any portion of the Exchange Fund that remains unclaimed by the shareholders of Metro as of the one (1) year anniversary of the Effective Time will be transferred to ServisFirst. In such event, any former shareholders of Metro who have not theretofore complied with this Article II shall thereafter look only to ServisFirst with respect to the applicable Merger Consideration and any unpaid dividends and distributions on ServisFirst Common Stock deliverable in respect of each Exchangeable Share such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of ServisFirst, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of shares of Metro Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

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(h)         In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by ServisFirst or the Exchange Agent, the posting by such Person of a bond in such amount as ServisFirst may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will, in accordance with the procedures set forth in this Article II, issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration deliverable in respect thereof.

Section 2.07      Anti-Dilution Provisions. In the event ServisFirst changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of ServisFirst Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding ServisFirst Common Stock, the Exchange Ratio shall be proportionately and appropriately adjusted; provided that, for the avoidance of doubt, no such adjustment shall be made with regard to the ServisFirst Common Stock if (i) ServisFirst issues additional shares of ServisFirst Common Stock and receives consideration for such shares in a bona fide third party transaction, or (ii) ServisFirst issues employee or director stock options, grants or similar equity awards or ServisFirst Common Stock upon exercise or vesting of any such options, grants or awards.

Section 2.08      Dissenting Shareholders. Any holder of shares of Metro Common Stock who perfects his, her or its dissenters’ rights (the aggregate shares of all such holders constituting the “Dissenting Shares”) in accordance with and as contemplated by Title 14, Chapter 2, Article 13 of the Georgia Business Corporation Code shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the Georgia Business Corporation Code and surrendered to Metro, or after the Effective Time to ServisFirst, the Certificate or Certificates representing the shares for which payment is being made. In the event that, whether before or after the Effective Time, a dissenting shareholder of Metro fails to perfect, or effectively withdraws or loses, his, her or its right to dissent and of payment for his, her or its shares subject to ServisFirst’s consent in its sole discretion, ServisFirst shall issue and deliver the Merger Consideration to which such holder of shares of Metro Common Stock is entitled under this Article II (without interest), upon surrender by such holder of the Certificate or Certificates representing shares of Metro Common Stock held by such holder.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF METRO

Section 3.01      Making of Representations and Warranties.

(a)       On or prior to the date hereof, Metro has delivered to ServisFirst a schedule (the “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III or to one or more of its covenants contained in Article V.

(b)       Except as set forth in the Disclosure Schedule, Metro and Metro Bank hereby represent and warrant, jointly and severally, to ServisFirst that the statements contained in this Article III are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made on and as of the Closing Date), except as to any representation or warranty which specifically speaks as of an earlier date (including without limitation representations made as of “the date hereof”), which only need be correct as of such earlier date.

Section 3.02       Organization, Standing and Authority.

(a)       Metro is a Georgia corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Metro has full corporate power and authority to carry on its business as now conducted. Metro is duly licensed or qualified to do business in the State of Georgia and each other foreign jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure, individually or in the aggregate, to be so qualified has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)       Metro Bank is a Georgia-chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Georgia. Metro Bank’s deposits are insured by the FDIC in the manner and to the full extent provided by applicable Law, and all premiums and assessments required to be paid in connection therewith have been paid by Metro Bank when due.

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Section 3.03      Capital Stock. The authorized capital stock of Metro consists of 60,000,000 shares of Metro Common Stock. As of the date of this Agreement, there are (a) 2,452,347 shares of Metro Common Stock outstanding, (b) 301,500 Metro Stock Options outstanding and (c) 897,000 Metro Stock Warrants outstanding. There are no shares of Metro Common Stock held by Metro’s Subsidiaries. The outstanding shares of Metro Common Stock are duly authorized and validly issued and fully paid and non-assessable, and have not been issued in violation of nor are they subject to preemptive rights of any Metro shareholder. Disclosure Schedule 3.03 sets forth the name and address, as reflected on the books and records of Metro, of each holder of outstanding Metro Common Stock, Metro Stock Options and/or Metro Stock Warrants, and the number of shares, options and/or warrants held by each such holder. There are no outstanding shares of capital stock of any class, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock based performance units, agreements, arrangements, commitments or understandings to which Metro is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of Metro or any of Metro’s Subsidiaries or obligating Metro or any of Metro’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, Metro or any of Metro’s Subsidiaries other than those listed in Disclosure Schedule 3.03. All shares of Metro Common Stock subject to issuance as set forth in this Section 3.03 or Disclosure Schedule 3.03 shall, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of or be subject to preemptive rights in favor of any person. Except as set forth in Disclosure Schedule 3.03, there are no obligations, contingent or otherwise, of Metro or any of Metro’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of Metro Common Stock or capital stock of any of Metro’s Subsidiaries or any other securities of Metro or any of Metro’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Other than the Voting Agreements, there are no agreements, arrangements or other understandings with respect to the voting of Metro’s capital stock. All of the outstanding shares of capital stock of each of Metro’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and all such shares are owned by Metro or another Subsidiary of Metro free and clear of all security interests, liens, claims, pledges, taking actions, agreements, limitations in Metro’s voting rights, charges or other encumbrances of any nature whatsoever, except as set forth in Disclosure Schedule 3.03. Except as set forth in Disclosure Schedule 3.03, neither Metro nor or any of its Subsidiaries has any trust preferred securities or other similar securities outstanding.

Section 3.04      Subsidiaries.

(a)       Disclosure Schedule 3.04 sets forth a complete and accurate list of all of Metro’s Subsidiaries, including the jurisdiction of organization of each such Subsidiary. (i) Metro owns, directly or indirectly, all of the issued and outstanding equity securities of each Subsidiary, (ii) no equity securities of any of Metro’s Subsidiaries are or may become required to be issued (other than to Metro) by reason of any contractual right or otherwise, (iii) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to Metro or a wholly-owned Subsidiary of Metro), (iv) there are no contracts, commitments, understandings or arrangements relating to Metro’s rights to vote or to dispose of such securities and (v) all of the equity securities of each such Subsidiary held by Metro, directly or indirectly, are validly issued, fully paid and nonassessable, are not subject to preemptive or similar rights and are owned by Metro free and clear of all Liens.

(b)       Except as set forth on Disclosure Schedule 3.04, Metro does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

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(c)       Each of Metro’s Subsidiaries has been duly organized and qualified and is in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure, individually or in the aggregate, to be so qualified has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 3.05       Corporate Power; Minute Books.

(a)       Metro and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Metro and Metro Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities, the Regulatory Approvals and the Requisite Metro Shareholder Approval.

(b)       The minute books of Metro and each of its Subsidiaries contain true, complete and accurate records in all material respects of all corporate actions taken by shareholders of Metro and each of its Subsidiaries and the board of directors of Metro (including committees of Metro each Subsidiary’s board of directors) and each of its Subsidiaries.

Section 3.06     Corporate Authority. Subject only to the approval of this Agreement by the holders of at least a majority of the outstanding shares of Metro Common Stock entitled to vote on the Agreement and the transactions contemplated hereby (“Requisite Metro Shareholder Approval”), this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Metro and Metro’s board of directors on or prior to the date hereof. Metro’s board of directors has directed that this Agreement be submitted to Metro’s shareholders for approval at a meeting of such shareholders and, except for the receipt of the Requisite Metro Shareholder Approval in accordance with the Georgia Business Corporation Code and Metro’s Articles of Incorporation and Bylaws, no other vote of the shareholders of Metro is required by Law, the Articles of Incorporation of Metro, the Bylaws of Metro or otherwise to approve this Agreement and the transactions contemplated hereby. Metro and Metro Bank each has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by ServisFirst and ServisFirst Bank, this Agreement is a valid and legally binding obligation of Metro and Metro Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

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Section 3.07      Regulatory Approvals; No Defaults.

(a)       No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Metro or any of its Subsidiaries in connection with the execution, delivery or performance by Metro of this Agreement or to consummate the transactions contemplated by this Agreement, except for (i) filings of applications or notices with, and consents, approvals or waivers by the FRB, the FDIC, the Georgia Department of Banking and Finance and the Alabama State Bank Department; (ii) the Requisite Metro Shareholder Approval, (iii) the approval of the Plan of Bank Merger by a majority of the outstanding shares of Metro Bank’s common stock (which Metro Bank shall have obtained no later than the time of approval of this Agreement by Metro’s shareholders); and (iv) the filing of the Articles of Merger with the Delaware Secretary of State and the Georgia Secretary of State. Each consent, approval or waiver by the FRB, the FDIC, and the Georgia Department of Banking and Finance and the Alabama State Bank Department as referred to in clause (i) hereof is a “Regulatory Approval.”

(b)       Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in Section 3.07(a), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by Metro and Metro Bank, as applicable, and the consummation of the transactions contemplated hereby do not and will not (i) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Metro or Metro Bank, (ii) violate in any material respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Metro or Metro Bank, or any of its properties or assets, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Metro or Metro Bank under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other material instrument or obligation to which Metro or Metro Bank is a party, or by which they or any of their properties or assets may be bound or affected.

Section 3.08       Reports; Internal Controls.

(a)       Metro and each of its Subsidiaries have timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2010 with any Governmental Authority and have paid all fees and assessments due and payable in connection therewith. Other than normal examinations conducted by a Governmental Authority in the regular course of the business of Metro and its Subsidiaries, no Governmental Authority has notified Metro it has initiated any proceeding or, to Metro’s Knowledge, threatened an investigation into the business or operations of Metro or any of its Subsidiaries since December 31, 2010. There is no material unresolved violation or exception by any Governmental Authority with respect to any report, form, schedule, registration, statement or other document filed by, or relating to any examinations by any such Governmental Authority of Metro or any of its Subsidiaries.

(b)       The records, systems, controls, data and information of Metro and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Metro or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described in the following sentence. Metro and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.

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(c)       Since December 31, 2010, neither Metro nor any of its Subsidiaries nor, to Metro’s Knowledge, any director, officer, employee, auditor, accountant or representative of Metro or any of its Subsidiaries has received written notice of any material complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of Metro or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Metro or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 3.09      Financial Statements; Undisclosed Liabilities.

(a)       Metro has previously delivered or made available to ServisFirst accurate and complete copies of Metro’s and Metro Bank’s consolidated financial statements (the “Metro Financial Statements”), which, in the case of the consolidated balance sheets as of December 31, 2013, 2012 and 2011 and the statements of earnings, income, stockholders’ equity and cash flows for each of the years ended December 31, 2013, 2012 and 2011, are accompanied by the audit report of Porter Keadle Moore, LLC. Metro has also previously delivered or made available to ServisFirst Metro’s unaudited consolidated balance sheet and statement of income as of and for the six month period ended June 30, 2014 (“Interim Financial Statements”). Each of the Financial Statements fairly presents, in all material respects, the financial condition of Metro on a consolidated basis as of the respective dates set forth therein, the results of operations and, in the case of the Metro Financial Statements, changes in stockholders’ equity and cash flows for the respective periods or as of the respective dates set forth therein, in each case in accordance with GAAP, except in each case as may be noted therein. The foregoing representations, insofar as they relate to the Interim Financial Statements, are subject in all cases to normal year-end adjustments, consistent with past practice, and the omission of footnote disclosure.

(b)       The audits of the Metro Financial Statements have been conducted in accordance with generally accepted auditing standards in the United States of America.

(c)       Metro has no material liability except for (i) liabilities reflected or reserved against in the Metro Financial Statements, (ii) current liabilities incurred in Metro’s Ordinary Course of Business since June 30, 2014 (the “Metro Balance Sheet Date”), (iii) those liabilities incurred in connection with this Agreement and the transactions contemplated hereby or (iv) liabilities disclosed in Disclosure Schedule 3.09.

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Section 3.10     Absence of Certain Changes or Events. Except as disclosed in Disclosure Schedule 3.10, or as otherwise expressly permitted or expressly contemplated by this Agreement, since the Metro Balance Sheet Date there has not been (i) any change or development in the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of Metro or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Metro or any of its Subsidiaries; (ii) any change by Metro or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable Law or GAAP or regulatory accounting as concurred in by Metro’s independent accountants; (iii) any entry by Metro or any of its Subsidiaries into any contract or commitment of (A) more than $25,000 or (B) $10,000 per annum with a term of more than one year, other than purchases or sales of investment securities, and loans and loan commitments, all in the Ordinary Course of Business; (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Metro or any of its Subsidiaries or any redemption, purchase or other acquisition of any of its securities, other than in the Ordinary Course of Business; (v) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of Metro or any of its Subsidiaries (other than normal salary adjustments to employees made in the Ordinary Course of Business), or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any action not in the Ordinary Course of Business with respect to the compensation or employment of directors, officers or employees of Metro or any of its Subsidiaries; (vi) any material election or material changes in existing elections made by Metro or any of its Subsidiaries for federal or state income tax purposes; (vii) any material change in the credit policies or procedures of Metro or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any respect; (viii) any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than (A) investment securities in Metro Bank’s investment portfolio, or (B) loans and loan commitments purchased, sold, made or entered into in the Ordinary Course of Business; or (ix) any material lease of real or personal property entered into, other than in connection with foreclosed property or in the Ordinary Course of Business.

Section 3.11      Legal Proceedings.

(a)       Except as set forth in Disclosure Schedule 3.11, there are no civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature (each a “Proceeding”) pending or, to Metro’s Knowledge, threatened against Metro or any of its Subsidiaries or to which Metro or any of its Subsidiaries is a party. To Metro’s Knowledge, there are no pending or threatened Proceedings for which there is or would be a reasonable probability of any material recovery against or other Material Adverse Effect with respect to Metro or any of its Subsidiaries or which challenges or would challenge the validity or propriety of the transactions contemplated by this Agreement.

(b)       There is no injunction, order, judgment or decree imposed upon Metro or any of its Subsidiaries, or the assets of Metro or any of its Subsidiaries, and neither Metro nor any of its Subsidiaries has been advised of, or has Knowledge of, the threat of any such action.

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Section 3.12      Compliance With Laws.

(a)       Except as set forth in Disclosure Schedule 3.12, Metro and each of its Subsidiaries is and since December 31, 2010 has been in compliance with all applicable federal, state, local and foreign Laws, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and any other Law relating to discriminatory lending, financing or leasing practices, Sections 23A and 23B of the Federal Reserve Act, and the Dodd-Frank Act, except where the failure, whether individually or in the aggregate, to be so in compliance would not reasonably be expected to have a Material Adverse Effect;

(b)       Metro and each of its Subsidiaries has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease their properties and to conduct their business as presently conducted, except where the failure, whether individually or in the aggregate, to be so in compliance would not reasonably be expected to have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Metro’s Knowledge, no suspension or cancellation of any of them is threatened; and

(c)       Except as set forth in Disclosure Schedule 3.12, neither Metro nor any of its Subsidiaries has received, since December 31, 2010, notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization.

Section 3.13      Material Contracts; Defaults.

(a)       Except as disclosed in Disclosure Schedule 3.13, neither Metro nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which would entitle any present or former director, officer, employee or agent of Metro or any of its Subsidiaries to indemnification from Metro or any of its Subsidiaries, (iii) the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) which grants any right of first refusal, right of first offer or similar right with respect to any material assets or properties of Metro and/or its Subsidiaries; (v) which provides for payments to be made by Metro or any of its Subsidiaries upon a change in control thereof; (vi) which provides for the lease of personal property having a value in excess of $25,000 individually or $50,000 in the aggregate; (vii) which relates to capital expenditures and involves future payments in excess of $25,000 individually or $50,000 in the aggregate; (viii) which relates to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Metro’s Business; (ix) which is not terminable on sixty (60) days or less notice and involving the payment of more than $25,000 per annum; or (x) which materially restricts the conduct of any business by Metro or any of its Subsidiaries (collectively, “Material Contracts”). Metro has previously made available to ServisFirst true, complete and correct copies of each such Material Contract.

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(b)      Neither Metro nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument, including but not limited to any Material Contract, to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default, except where such default, whether individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No power of attorney or similar authorization given directly or indirectly by Metro is currently outstanding.

Section 3.14      Agreements with Regulatory Agencies. Except as set forth in Disclosure Schedule 3.14, neither Metro nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each, whether or not set forth in Disclosure Schedule 3.14, a “Metro Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of its business or that in any manner relates to its capital adequacy, its credit or risk management policies, its dividend policies, its management, its business or its operations, nor has Metro or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting any Metro Regulatory Agreement. To Metro’s Knowledge, there are no investigations relating to any material regulatory matters pending before any Governmental Authority with respect to Metro or any of its Subsidiaries.

Section 3.15      Brokers. None of Metro, its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Metro has engaged, and will pay a fee or commission to, The Burke Group, LLC in accordance with the terms of a letter agreement between The Burke Group, LLC and Metro, a true, complete and correct copy of which has been previously delivered by Metro to ServisFirst.

Section 3.16      Employee Benefit Plans.

(a)      All benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees of Metro or any of its Subsidiaries (the “Metro Employees”), and/or (ii) covering current or former directors of Metro or any of its Subsidiaries, with respect to which Metro or any of its Subsidiaries has any liability or contingent liability including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, pension, profit-sharing, and stock bonus plans, defined contribution and defined benefit plans, deferred compensation plans, stock option, stock purchase, and stock appreciation rights plans, stock based, and incentive and bonus plans, whether or not in writing (the “Metro Benefit Plans”), are identified and described in Disclosure Schedule 3.16(a). True and complete copies of all Metro Benefit Plans including, but not limited to, any summary plan descriptions, any trust instruments and insurance contracts forming a part of any Metro Benefit Plans and all amendments thereto, IRS Form 5500 (for the three most recently completed plan years) and the most recent IRS opinion or determination letters with respect thereto, as applicable, have been made available to ServisFirst.

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(b)      All Metro Benefit Plans have been administered in substantial compliance with all applicable Laws, including ERISA and the Code. Each Metro Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Metro Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received, or has pending, a current favorable determination letter from the IRS or may rely on a current favorable opinion letter issued on a prototype plan, and to Metro’s Knowledge there is no circumstance pending that could reasonably be expected to result in revocation of any such favorable determination letter or the loss of the qualification of such Metro Pension Plan under Section 401(a) of the Code or the exempt status of the related trust under Section 501(a) of the Code. There is no pending or, to Metro’s Knowledge, threatened claims (other than claims for benefits) or litigation relating to the Metro Benefit Plans. Neither Metro nor any of its Subsidiaries has engaged in a transaction with respect to any Metro Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Metro or any of its Subsidiaries to a material tax or penalty under any Law including as might be imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(c)      No liability under Title IV of ERISA has been or is expected to be incurred by Metro or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Metro, any of its Subsidiaries or any entity which is considered one employer with Metro or any of its Subsidiaries under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”). None of Metro or any ERISA Affiliate has contributed to (or been obligated to contribute to) a “multiemployer plan” within the meaning of Section 3(37) of ERISA at any time during the six-year period ending on the Closing Date, and neither Metro nor any of its Subsidiaries has incurred, and does not expect to incur, any withdrawal liability with respect to a multiemployer plan under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Metro Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

(d)      All contributions required to be made with respect to all Metro Benefit Plans have been timely made in all material respects or have been reflected on the financial statements of Metro to the extent required by GAAP. Except as set forth in Disclosure Schedule 3.16(d), no Metro Pension Plan or single-employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver.

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(e)      Except as set forth in Disclosure Schedule 3.16(e), neither Metro nor any of its Subsidiaries has any obligations for retiree health or life benefits under any Metro Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. All Metro Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and, to the extent applicable, with the certification of prior coverage and other requirements of Part 7 of Title I of ERISA. Metro may amend or terminate any such Metro Benefit Plan at any time without incurring any liability thereunder (other than liability for contributions, the payment of claims for benefits, or related fees set forth in the terms of the Metro Benefit Plan).

(f)      Except as set forth in Disclosure Schedule 3.16(f) or as otherwise provided for in this Agreement, the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement will not (i) entitle any Metro Employee to severance or other pay or any increase in severance or other pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Metro Benefit Plans, (iii) result in any breach or violation of, or a default under any of the Metro Benefit Plans, (iv) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, or (v)  result in payments under any of the Metro Benefit Plans that would not be deductible under Section 280G of the Code.

(g)      Each Metro Benefit Plan that is a deferred compensation plan subject to Section 409A of the Code and not otherwise exempt is in compliance in all material respects with Section 409A of the Code, to the extent applicable. Neither Metro nor any of its Subsidiaries has agreed to reimburse or indemnify any participant in a Metro Benefit Plan for any of the additional tax or interest specified in Section 409A(a)(1)(B) of the Code.

(h)      To Metro’s Knowledge, Metro and its Subsidiaries have correctly classified in all material respects all individuals who perform services for Metro or any of its Subsidiaries for purposes of each Metro Benefit Plan, ERISA, the Code, unemployment compensation laws, workers’ compensation laws and all other applicable Laws.

Section 3.17      Labor Matters. Neither Metro nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is there any proceeding pending or, to Metro’s Knowledge threatened, asserting that Metro or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act, as amended) or seeking to compel Metro or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to Metro’s Knowledge, threatened, nor is Metro aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

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Section 3.18      Environmental Matters.

(a)      Except as set forth in Disclosure Schedule 3.18, to Metro’s Knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Metro or any of its Subsidiaries or any property in which Metro or any of its Subsidiaries holds a security interest, Lien or a fiduciary or management role (“Metro Loan Property”), has been contaminated with any Hazardous Substance at a level in excess of that permitted by applicable Environmental Law.

(b)      Except as disclosed on Disclosure Schedule 3.18, Metro and each of its Subsidiaries are in material compliance with applicable Environmental Law, except where the failure, whether individually or in the aggregate, to be so in compliance would not reasonably be expected to have a Material Adverse Effect.

(c)      To the Knowledge of Company, during the period of (i) Company’s ownership or operation of any of its current or former properties, (ii) Company’s participation and management of any property, or (iii) Company’s interest in a mortgaged or financed property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of Company, prior to the period of (i) Company’s ownership or operation of any of its current or former properties, (ii) Company’s participation and management of any property, or (iii) Company’s interest in a mortgage or financed property, there was no release of Hazardous Materials in, on, under or affecting any such property, mortgaged or financed property.

(d)      Neither Metro nor any of its Subsidiaries has received (i) any written notice, demand letter, or written claim alleging any violation of, or liability under, any Environmental Law or (ii) any written request for information reasonably indicating an investigation or other inquiry by any Government Authority concerning a possible violation of, or liability under, any Environmental Law, except such which would not reasonably be expected to have a Material Adverse Effect.

(e)      No Lien or encumbrance has been imposed on property owned by Metro or on any Metro Loan Property in connection with any liability or potential liability arising from or related to Environmental Law and to Metro’s Knowledge there is no action, proceeding, writ, injunction or claim pending or threatened which could result in the imposition or any such Lien or encumbrance.

(f)      Neither Metro nor any of its Subsidiaries is, or has been, subject to any order, decree or injunction relating to a violation of or allegation of liability under any Environmental Law.

(g)      Metro has delivered or made available to ServisFirst a list of and copies of all environmental reports, studies, sampling data, correspondence, filings and other information in its possession or reasonably available to it relating to environmental conditions at or on any real property (including buildings or other structures) currently or formerly owned or operated by Metro or any of its Subsidiaries or any Metro Loan Property, but not including documentation as may be available on publicly searchable databases maintained by any Governmental Authority (including, without limitation, the United States Environmental Protection Agency Envirofacts database) and also excluding any documentation that Metro reasonably believes may be subject to the attorney-client privilege.

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(h)      There is no litigation pending or, to Metro’s Knowledge, threatened against Metro or any of its Subsidiaries, or, to Metro’s Knowledge, affecting any property now or formerly owned or operated by Metro or any of its Subsidiaries or any predecessor or any Metro Loan Property, before any court, or Governmental Authority (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the presence or release into the environment of any Hazardous Substance, whether or not occurring at, on or involving a Metro Loan Property.

(i)      To Metro’s Knowledge, except as disclosed on Disclosure Schedule 3.18, there are no underground storage tanks on, in or under any property currently owned or operated by Metro or any of its Subsidiaries, or to Metro’s Knowledge, any Metro Loan Property and, Metro and Metro Bank have no Knowledge that any underground storage tank has been closed or removed from any Metro Loan Property in a manner that constitutes a violation of any Environmental Law.

Section 3.19      Tax Matters.

(a)      Metro and each of its Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in compliance in all material respects with all applicable Laws. Except as set forth in Disclosure Schedule 3.19, all material Taxes due and owing by Metro or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of Metro and which Metro is contesting in good faith. Neither Metro nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and, except as set forth in Disclosure Schedule 3.19, neither Metro nor any of its Subsidiaries currently has any open tax years. Since December 31, 2010 no claim has been made by any Governmental Authority in a jurisdiction where Metro does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Metro or any of its Subsidiaries.

(b)      Metro and each of its Subsidiaries, as applicable, have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly prepared in all material respects and filed.

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(c)      No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are currently being conducted or to Metro’s Knowledge are pending with respect to Metro or any of its Subsidiaries. Other than with respect to audits that have already been completed and resolved, neither Metro nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Metro and or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Metro or any of its Subsidiaries.

(d)      Metro has made available to ServisFirst true and complete copies of the United States federal, state, local, and foreign consolidated income Tax Returns filed with respect to Metro for taxable periods ended December 31, 2013, 2012 and 2011. Metro has delivered to ServisFirst correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by Metro filed for the years ended December 31, 2013, 2012 and 2011. Metro has timely and properly taken such actions in response to and in compliance with notices that Metro has received from the IRS in respect of information reporting and backup and nonresident withholding as are required by law.

(e)      Neither Metro nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f)      Neither Metro nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). To Metro’s Knowledge it has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither Metro nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement (other than an unwritten agreement among Metro, Metro Bank and its Subsidiaries). Neither Metro nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Metro), and (ii) has any liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, or unincorporated organization (other than Metro or any of its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

(g)      Neither Metro nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G (or any corresponding provision of state, local or non-U.S. tax law).

(h)      The unpaid Taxes of Metro (i) did not, as of December 31, 2013, exceed the reserve for Tax liability (which reserve is distinct and different from any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements delivered to ServisFirst (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time in accordance with the past custom and practice of Metro in filing its Tax Returns. Since December 31, 2013, Metro has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.

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(i)      Metro shall not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(j)      Metro has not distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k)      Neither Metro nor any of its Subsidiaries is or has been a party to any “reportable transaction,” as defined in Code Section 6707A(c)(1) and Reg. Section 1.6011-4(b).

Section 3.20      Investment Securities. Disclosure Schedule 3.20 sets forth as of the Metro Balance Sheet Date, the investment securities of Metro Bank, as well as any purchases or sales of such securities between June 30, 2014 to and including the date hereof, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity,” as those terms are used in ASC 320, book values, fair values and coupon rates, and any gain or loss with respect to any investment securities sold during such time period after the Metro Balance Sheet Date. Except as set forth in Disclosure Schedule 3.20, neither Metro nor any of its Affiliates has purchased or sold any such securities listed and described thereon. Neither Metro nor any of its Affiliates owns, individually or in the aggregate, in excess of 5% of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker or any other financial institution other than Metro Bank.

Section 3.21      Derivative Transactions.

(a)      All Derivative Transactions entered into by Metro or any of its Subsidiaries or for the account of any of its customers were entered into in accordance with applicable Laws and regulatory policies of any Governmental Authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Metro or any of its Subsidiaries at the time of such Derivative Transaction. Metro and each of its Subsidiaries have duly performed all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, except where the failure, whether individually or in the aggregate, to perform would not reasonably be expected to have a Material Adverse Effect and, to Metro’s Knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

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(b)      Except as set forth in Disclosure Schedule 3.21, no Derivative Transaction, were it to be a Loan held by Metro or Metro Bank, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import.

(c)      Each Derivative Transaction is listed on Disclosure Schedule 3.21, and the financial position of Metro or Metro Bank under or with respect to each has been reflected in the books and records of Metro in accordance with GAAP, and no open exposure of Metro or Metro Bank with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $10,000.

Section 3.22      Regulatory Capitalization. Metro Bank is “well-capitalized,” as such term is defined in the rules and regulations promulgated by the FDIC. Metro is “well-capitalized” as such term is defined in the rules and regulations promulgated by the FRB.

Section 3.23      Loans; Nonperforming and Classified Assets.

(a)      Except as set forth in Disclosure Schedule 3.23, as of the date hereof, neither Metro nor any of its Subsidiaries is a party to any written or oral loan, loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), under the terms of which the obligor was, as of June 30, 2014, over sixty (60) days delinquent in payment of principal or interest. Disclosure Schedule 3.23 identifies (x) each Loan that as of June 30, 2014 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Metro, Metro Bank or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder and (y) each asset of Metro or Metro Bank that as of June 30, 2014 was classified as other real estate owned (“OREO”) and the book value thereof as of the date of this Agreement.

(b)      Each Loan held in Metro Bank’s loan portfolio (“Metro Loan”) (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to Metro’s Knowledge, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)      All currently outstanding Metro Loans were solicited, originated and, currently exist in material compliance with all applicable requirements of Law and Metro Bank’s lending policies at the time of origination of such Metro Loans, and the loan documents with respect to each such Metro Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the Metro Loans that are not reflected in the written records of Metro Bank. All such Metro Loans are owned by Metro Bank free and clear of any Liens. No claims of defense as to the enforcement of any Metro Loan have been asserted in writing against Metro Bank for which there is a reasonable possibility of an adverse determination, and each of Metro and Metro Bank has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of an adverse determination to Metro Bank. Except as set forth in Disclosure Schedule 3.23, none of the Metro Loans are presently serviced by third parties, and there is no obligation which could result in any Metro Loan becoming subject to any third party servicing.

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(d)      Neither Metro nor Metro Bank is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates Metro or Metro Bank to repurchase from any such Person any Loan or other asset of Metro or Metro Bank, unless there is a material breach of a representation or covenant by Metro or its Subsidiaries.

Section 3.24      Allowance for Loan Losses. Metro Bank’s allowance for loan losses as reflected in the balance sheet included in Interim Financial Statements was, in the opinion of management, as of the date thereof, in material compliance with Metro Bank’s existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board and GAAP.

Section 3.25      Trust Business; Administration of Fiduciary Accounts. Metro and Metro Bank do not engage in any trust business, nor does either administer or maintain accounts for which either acts as fiduciary (other than individual retirement accounts, Keogh accounts and health savings accounts), including, but not limited to, accounts for which either serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

Section 3.26      Investment Management and Related Activities. Except as set forth on Disclosure Schedule 3.26, none of Metro, any Subsidiary or any of their respective directors, officers or employees is required to be registered, licensed or authorized under the Laws issued by any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

Section 3.27      Repurchase Agreements. With respect to all agreements pursuant to which Metro or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Metro or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

Section 3.28      Deposit Insurance. The deposits of Metro Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the full extent permitted by Law, and Metro Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to Metro’s Knowledge, threatened.

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Section 3.29      CRA, Anti-money Laundering and Customer Information Security. Neither Metro nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and neither Metro nor Metro Bank is aware of or has Knowledge that any facts or circumstances exist, which would cause Metro Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Metro Bank pursuant to 12 C.F.R. Part 364, except where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect with respect to Metro or Metro Bank. Furthermore, the board of directors of Metro Bank has adopted and Metro Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act.

Section 3.30      Transactions with Affiliates. Except as set forth in Disclosure Schedule 3.30, there are no outstanding amounts payable to or receivable from, or advances by Metro or any of its Subsidiaries to, and neither Metro nor any of its Subsidiaries is otherwise a creditor or debtor to, any director, executive officer, five percent (5%) or greater shareholder or other Affiliate of Metro or any of its Subsidiaries, or to Metro’s Knowledge, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, other than part of the normal and customary terms of such persons’ employment or service as a director with Metro or any of its Subsidiaries and other than deposits held by Metro Bank in the Ordinary Course of Business. Except as set forth in Disclosure Schedule 3.30, neither Metro nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers or other Affiliates. All agreements between Metro and any of its Affiliates comply, to the extent applicable, with Regulation W of the FRB.

Section 3.31      Tangible Properties and Assets.

(a)      Disclosure Schedule 3.31 sets forth a true, correct and complete list of all real property owned by Metro and each of its Subsidiaries. Except as set forth in Disclosure Schedule 3.31, and except for properties and assets disposed of in the Ordinary Course of Business or as permitted by this Agreement, Metro or its Subsidiary has good, valid and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for statutory Liens for amounts not yet delinquent.

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(b)      Disclosure Schedule 3.31 sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which Metro or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and neither Metro nor any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. To Metro’s Knowledge, there has not occurred any event and no condition exists that would constitute a termination event or a material breach by Metro or any of its Subsidiaries of, or material default by Metro or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease. To Metro’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. Except as set forth on Disclosure Schedule 3.31, there is no pending or, to Metro’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that Metro or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. Metro and each of its Subsidiaries has paid all rents and other charges to the extent due under the Leases.

(c)      All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the owned real property or the subject of the Leases are in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of Metro and its Subsidiaries in all material respects.

Section 3.32      Intellectual Property. Disclosure Schedule 3.32 sets forth a true, complete and correct list of all Metro Intellectual Property. Metro or its Subsidiaries owns or has a valid license to use all Metro Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). The Metro Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of Metro and its Subsidiaries as currently conducted. The Metro Intellectual Property owned by Metro, and to Metro’s Knowledge, all other Metro Intellectual Property, is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither Metro nor any of its Subsidiaries has received notice challenging the validity or enforceability of Metro Intellectual Property. To Metro’s Knowledge, the conduct of the business of Metro or any of its Subsidiaries does not violate, misappropriate or infringe upon the intellectual property rights of any third party. The consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of Metro or any of its Subsidiaries to own or use any of Metro Intellectual Property.

Section 3.33      Insurance.

(a)      Disclosure Schedule 3.33 identifies all of the material insurance policies, binders, or bonds currently maintained by Metro and its Subsidiaries (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $10,000. Metro and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of Metro reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect, neither Metro nor any Subsidiary has received notice of cancellation of any of the Insurance Policies or is otherwise aware that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and neither Metro nor any of its Subsidiaries is in default thereunder and all claims thereunder have been filed in due and timely fashion.

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(b)      Disclosure Schedule 3.33 sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by Metro or its Subsidiaries, including the value of BOLI as of the end of the month prior to the date hereof. The value of such BOLI is and has been fairly and accurately reflected in the balance sheet included in the Interim Financial Statements in accordance with GAAP.

Section 3.34      Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

Section 3.35      Proxy Statement-Prospectus. As of the date of the Proxy Statement- Prospectus and the date of the Company Meeting to which such Proxy Statement-Prospectus relates, none of the information supplied or to be supplied by Metro for inclusion or incorporation by reference in the Proxy Statement-Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that information contained in any report or filing with the SEC in connection with such Proxy Statement-Prospectus as of a later date shall be deemed to modify information as of an earlier date.

Section 3.36      Disclosure. The representations and warranties contained in this Article III, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SERVISFIRST

Section 4.01      Making of Representations and Warranties. ServisFirst and ServisFirst Bank hereby represent and warrant, jointly and severally, to Metro that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as to any representation or warranty which specifically relates to an earlier date, which only need be correct as of such earlier date.

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Section 4.02      Organization, Standing and Authority. ServisFirst is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. ServisFirst has full corporate power and authority to carry on its business as now conducted. ServisFirst is duly licensed or qualified to do business in the State of Delaware and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. ServisFirst Bank is an Alabama state banking corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. ServisFirst Bank’s deposits are insured by the FDIC in the manner and to the full extent provided by applicable Law, and all premiums and assessments required to be paid in connection therewith have been paid by ServisFirst Bank when due.

Section 4.03      Capital Stock. The authorized capital stock of ServisFirst consists solely of (a) 1,000,000 shares of preferred stock, $0.001 par value per share, of which 40,000 shares are outstanding and designated as Series A Senior Non-Cumulative Perpetual Preferred Stock and (b) 50,000,000 shares of ServisFirst Common Stock, of which, as of June 30, 2014, 24,749,436 shares were outstanding. The outstanding shares of ServisFirst Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any ServisFirst shareholder. There are no options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock based performance units, agreements, arrangements, commitments or understandings to which ServisFirst is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of ServisFirst or any of ServisFirst’s Subsidiaries or obligating ServisFirst or any of ServisFirst’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, ServisFirst or any of ServisFirst’s Subsidiaries, except for (i) shares of ServisFirst Common Stock issuable pursuant to ServisFirst Benefits Plans and (ii) by virtue of this Agreement. The shares of ServisFirst Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights.

Section 4.04      Corporate Power. ServisFirst and ServisFirst Bank have the corporate power and authority to carry on their business as it is now being conducted and to own all their properties and assets; and each of ServisFirst and ServisFirst Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities.

Section 4.05      Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of ServisFirst and ServisFirst Bank on or prior to the date hereof. No vote of the shareholders of ServisFirst is required by Law, the Certificate of Incorporation of ServisFirst, the Bylaws of ServisFirst or otherwise to approve this Agreement and the transactions contemplated hereby. ServisFirst and ServisFirst Bank have duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Metro and Metro Bank, this Agreement is a valid and legally binding obligation of ServisFirst and ServisFirst Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

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Section 4.06      SEC Documents; Other Reports.

(a)      ServisFirst has filed all required reports, forms, schedules, registration statements and other documents with the SEC that it has been required to file since December 31, 2010 (the “ServisFirst Reports”), and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the ServisFirst Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ServisFirst Reports, and none of the ServisFirst Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from or unresolved issues raised by the SEC, as applicable, with respect to any of the ServisFirst Reports.

(b)      ServisFirst and each of its Subsidiaries have timely filed all reports, schedules, forms, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2010 with any Governmental Authority (other than ServisFirst Reports) and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Authority in the regular course of the business of ServisFirst and its Subsidiaries, no Governmental Authority has notified ServisFirst that it has initiated any proceeding or, to the Knowledge of ServisFirst, threatened an investigation into the business or operations of ServisFirst or any of its Subsidiaries since December 31, 2010 which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ServisFirst. There is no material unresolved violation or exception by any Governmental Authority with respect to any report, form, schedule, registration, statement or other document filed by, or relating to any examinations by any such Governmental Authority of, ServisFirst or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ServisFirst.

Section 4.07      Financial Statements; Undisclosed Liabilities.

(a)      The consolidated financial statements of ServisFirst (including any related notes and schedules thereto) included in the ServisFirst Reports complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by the rules of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of ServisFirst and its Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown. The books and records of ServisFirst and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

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(b)      Except for (i) those liabilities that are fully reflected or reserved for in the consolidated financial statements of ServisFirst included in its Annual Report filed on Form 10-K for the fiscal year ended December 31, 2013, and in the other ServisFirst Reports since December 31, 2013, as filed with the SEC, or (ii) liabilities incurred since June 30, 2014 in the Ordinary Course of Business, neither ServisFirst nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due), and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability that, either alone or when combined with all other liabilities of a type not described in clause (i) or (ii), has had, or would be reasonably expected to have, a Material Adverse Effect on ServisFirst.

Section 4.08      Regulatory Approvals; No Defaults.

(a)      No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by ServisFirst or any of its Subsidiaries or affiliates in connection with the execution, delivery or performance by ServisFirst of this Agreement, or to consummate the transactions contemplated by this Agreement, except for (i) filings of applications or notices with, and consents, approvals or waivers by, the FRB, the FDIC, the Alabama State Bank Department and the Georgia Department of Banking and Finance; (ii) the filing and effectiveness of the Registration Statement with the SEC; (iii) the approval of the listing on Nasdaq of the ServisFirst Common Stock to be issued in the Merger and (iv) the filing of the Articles of Merger with the Secretary of State of Delaware and the Secretary of State of Georgia.

(b)      Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in Section 4.08(a) and expiration of the related waiting periods, the execution, delivery and performance of this Agreement by ServisFirst, and the consummation of the transactions contemplated hereby do not and will not (i) constitute a breach or violation of, or a default under, the certificate of incorporation or bylaws (or similar governing documents) of ServisFirst or any of its Subsidiaries or Affiliates, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ServisFirst or any of its Subsidiaries, or any of their respective properties or assets or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of ServisFirst or any of its Subsidiaries or Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which ServisFirst or any of its Subsidiaries or Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected.

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Section 4.09      Agreements with Regulatory Agencies. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ServisFirst, neither ServisFirst nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of (each, a “ServisFirst Regulatory Agreement”), any Governmental Authority that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit or risk management policies, its dividend policy, its management, its business or its operations, nor has ServisFirst or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting (or is considering the appropriateness of issuing or requesting) any ServisFirst Regulatory Agreement. To the Knowledge of ServisFirst, there are no investigations relating to any material regulatory matters pending before any Governmental Authority with respect to ServisFirst or any of its Subsidiaries.

Section 4.10      Absence of Certain Changes or Events. Except as reflected or disclosed in ServisFirst’s Annual Report on Form 10-K for the year ended December 31, 2013 or in the ServisFirst Reports since December 31, 2013, as filed with the SEC, there has been no change or development with respect to ServisFirst and its assets and business or combination of such changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to ServisFirst or its Subsidiaries, and to the Knowledge of ServisFirst, no fact or condition exists which is reasonably likely to cause a Material Adverse Effect with respect to ServisFirst in the future.

Section 4.11      Compliance with Laws. ServisFirst and each of its Subsidiaries is and since December 31, 2010 has been in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and any other Law relating to discriminatory lending, financing or leasing practices, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act and the Dodd-Frank Act, except where the failure to be in such compliance would not have a Material Adverse Effect with respect to ServisFirst.

Section 4.12      Proxy Statement-Prospectus Information; Registration Statement. As of the date of the Proxy Statement-Prospectus and the date of the Company Meeting to which such Proxy Statement-Prospectus relates, none of the information supplied or to be supplied by ServisFirst for inclusion or incorporation by reference in the Proxy Statement-Prospectus and the registration statement on Form S-4 (the “Registration Statement”) prepared pursuant to the Securities Act and the regulations thereunder, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that any information contained in any ServisFirst Report as of a later date shall be deemed to modify information as of an earlier date.

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Section 4.13      Brokers. None of ServisFirst, ServisFirst Bank or any of their officers or trustees has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, for which Metro or Metro Bank will be liable or have any obligation with respect thereto.

Section 4.14      Tax Matters. ServisFirst and each of its Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed consistent with requirements of applicable Law or regulation. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by ServisFirst or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of ServisFirst and which ServisFirst is contesting in good faith. Since December 31, 2010, no claim has been made by an authority in a jurisdiction where ServisFirst does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of ServisFirst or any of its Subsidiaries.

Section 4.15      Regulatory Capitalization. ServisFirst Bank is, and will be upon consummation of the transactions contemplated by this Agreement, “well-capitalized,” as such term is defined in the rules and regulations promulgated by the FDIC. ServisFirst is, and will be upon consummation of the transactions contemplated by this Agreement, “well-capitalized” as such term is defined in the rules and regulations promulgated by the FRB.

Section 4.16      No Financing. ServisFirst has and will have as of the Effective Time, without having to resort to external sources, sufficient capital to effect the transactions contemplated by this Agreement.

Section 4.17      Deposit Insurance. The deposits of ServisFirst Bank are insured by the FDIC in accordance with the FDIA to the full extent permitted by Law, and ServisFirst Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to ServisFirst’s Knowledge, threatened.

Section 4.18      Transactions with Affiliates. There are no outstanding amounts payable to or receivable from, or advances by ServisFirst or any of its Subsidiaries to, and neither ServisFirst nor any of its Subsidiaries is otherwise a creditor or debtor to, any director, executive officer, five percent (5%) or greater shareholder or other Affiliate of ServisFirst or any of its Subsidiaries, or to ServisFirst’s Knowledge, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, other than as part of the normal and customary terms of such persons’ employment or service as a director with ServisFirst or any of its Subsidiaries and other than deposits held, loans made by or to or payments due to or from ServisFirst or ServisFirst Bank or their respective Affiliates for bona fide goods and services rendered by or to ServisFirst or ServisFirst Bank in the Ordinary Course of Business in compliance with applicable Laws. Except as set forth above or as described in any ServisFirst Report, neither ServisFirst nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers or other Affiliates. All agreements between ServisFirst and any of its Affiliates comply, to the extent applicable, with Regulation W of the FRB.

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Section 4.19      Disclosure. The representations and warranties contained in this Article IV, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV, in light of the circumstances under which they were made, not misleading.

ARTICLE V

COVENANTS

Section 5.01      Covenants of Metro. During the period from the Metro Balance Sheet Date (except where a different commencement date for the observance or performance of a covenant is specifically referenced in this Section 5.01) and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of ServisFirst (which consent shall not be unreasonably withheld, conditioned or delayed), Metro shall carry on its business, including the business of each of its Subsidiaries, only in the Ordinary Course of Business and consistent with prudent banking practice, and in compliance in all material respects with all applicable Laws. Without limiting the generality of the foregoing, Metro and each of its Subsidiaries shall, in respect of loan loss provisioning, securities, portfolio management, compensation and other expense management and other operations which might impact Metro’s equity capital, operate only in the Ordinary Course of Business and, where specifically required in this Section 5.01, only with ServisFirst’s approval or mutual agreement. Metro will use commercially reasonable efforts to (i) preserve its business organization intact, (ii) keep available to itself and ServisFirst the present services of the current officers and employees of Metro and its Subsidiaries and (iii) preserve for itself and ServisFirst the goodwill of the customers of Metro and others with whom business relationships exist. Without further limiting the generality of the foregoing provisions in this Section 5.01, and except as set forth in the Disclosure Schedule or as otherwise expressly contemplated or permitted by this Agreement or consented to in writing by ServisFirst, which consent shall not be unreasonably withheld, conditioned or delayed, neither Metro nor any of its Subsidiaries shall, subsequent to the Metro Balance Sheet Date:

(a)      Stock. (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii)  accelerate the vesting of any existing Rights, or (iii) change (or establish a record date for changing) the number of, or provide for the exchange of, shares of its stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any Rights issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to its outstanding stock or any other such securities.

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(b)      Dividends; Other Distributions. Declare, set aside or pay any dividends on or make other distributions (whether in cash or otherwise) in respect of any of its capital stock.

(c)      Compensation; Employment Agreements, Etc. Enter into or amend or renew (not including automatic renewals that occur without specific action by Metro to the contrary) any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Metro or any of its Subsidiaries, or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except (i) normal increases in compensation to employees in the Ordinary Course of Business and pursuant to polices currently in effect, provided that such increases shall not result in an annual adjustment in total compensation of more than 5% for any individual or 5% in the aggregate for all employees of Metro or any of its Subsidiaries, (ii) as may be required by Law, (iii) to satisfy contractual obligations existing or contemplated as of the date hereof, as previously disclosed to ServisFirst and set forth on Disclosure Schedule 5.01(c), or (iv) bonus payments in the Ordinary Course of Business and pursuant to policies currently in effect, provided that such payments shall not exceed the aggregate amount set forth on Disclosure Schedule 5.01(c) and shall not be paid to any individual for whom such payment would be an “excess parachute payment” as defined in Section 280G of the Code unless contractually obligated to do so.

(d)      Hiring; Promotions. (i) Hire any person as an employee of Metro or any of its Subsidiaries, except for at-will employees at an annual rate of salary not to exceed $30,000 to fill vacancies that may arise from time to time in the Ordinary Course of Business, or (ii) promote any employee, except to satisfy contractual obligations existing as of the date hereof and set forth on Disclosure Schedule 5.01(d), if any.

(e)      Benefit Plans. Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable Law, (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Disclosure Schedule 5.01(e), or (iii) as previously disclosed to ServisFirst and set forth on Disclosure Schedule 5.01(e)), any Metro Benefit Plan.

(f)      Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date hereof and set forth on Disclosure Schedule 5.01(f), pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than compensation or business expense reimbursement in the Ordinary Course of Business.

(g)      Dispositions. Except in the Ordinary Course of Business or as set forth on Disclosure Schedule 5.01(g), sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, including OREO, or cancel or release any indebtedness owed to Metro or any of its Subsidiaries.

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(h)      Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, business, deposits or properties of any other entity.

(i)      Capital Expenditures. Except as set forth on Disclosure Schedule 5.01(i), make any capital expenditures, other than capital expenditures in the Ordinary Course of Business, in amounts exceeding $25,000 in the aggregate.

(j)      Governing Documents. Amend Metro’s Articles of Incorporation or Bylaws or any equivalent documents of Metro’s Subsidiaries.

(k)      Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP.

(l)      Contracts. Except as set forth on Disclosure Schedule 5.01(l), enter into, amend, modify or terminate any Material Contract, Lease or Insurance Policy.

(m)      Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Metro or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement or agreement involves payment by Metro or any of its Subsidiaries of an amount which exceeds $10,000 individually or $25,000 in the aggregate and/or would impose any material restriction on the business of Metro or any of its Subsidiaries.

(n)      Banking Operations. Enter into any new material line of business; change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract or commitment with respect to branching or site location or branching or site relocation.

(o)      Derivative Transactions. Enter into any Derivative Transaction.

(p)      Indebtedness. Incur, modify, extend or renegotiate any indebtedness for borrowed money (other than deposits, FHLB-A borrowings or federal funds purchased, in each case in the Ordinary Course of Business) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person.

(q)      Investment Securities. Acquire (other than (i) by way of foreclosures or acquisitions in a bona fide fiduciary capacity or (ii) in satisfaction of debts previously contracted in good faith), sell or otherwise dispose of any debt security or equity investment, unless such acquisition, sale or disposal is mutually agreed in writing by Metro and ServisFirst (provided that any such agreement of ServisFirst will not be unreasonably withheld, conditioned or delayed), nor change the classification method for any security in Metro Bank’s investment portfolio from “held to maturity” to “available for sale” nor from “available for sale” to “held to maturity,” as those terms are used in ASC 320. Notwithstanding any other provision of this Agreement, Metro shall use commercially reasonable efforts to sell the Investment Securities set forth on Disclosure Schedule 5.01(q) prior to the Effective Time.

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(r)      Deposits. Make any changes to deposit pricing that are not consented to in writing by ServisFirst (provided that any requisite consent of ServisFirst will not be unreasonably withheld, conditioned or delayed).

(s)      Loans. Except for loans or extensions of credit approved and/or committed as of the date hereof that are listed on Disclosure Schedule 5.01(s), make, renew, renegotiate, increase, extend or modify any (A) unsecured loan over $25,000, (B) loan secured by other than a first lien, (C) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios, or (D) any secured loan over $250,000, unless any such loan or extension of credit has been expressly consented to in writing by ServisFirst (which consent will not be unreasonably withheld or delayed).

(t)      Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof.

(u)      Taxes. Except as required by applicable law,

(i)      Make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, provided, that, for purposes of this subsection (u), “material” shall mean affecting or relating to $10,000 or more in taxes or $25,000 or more of taxable income.

(ii)      Knowingly take any action that would prevent or impede the Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(v)      Compliance with Agreements. Commit any act or omission which constitutes a material breach or default by Metro or Metro Bank under any agreement with any Governmental Authority or under any Material Contract, Lease or other material agreement or material license to which either Metro or Metro Bank is a party or by which either of them or their respective properties are bound or under which either of them or their respective assets, business, or operations receives benefits.

(w)      Environmental Assessments. Foreclose on or take a deed or title to any real estate other than single-family residential properties without first conducting an ASTM 1527-05 Phase I Environmental Site Assessment of the property that satisfies the requirements of 40 CFR Part 312, or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any Hazardous Substances under conditions that indicate an existing release, a past release, or a material threat of a release of any Hazardous Substances into structures on the property or into the ground, ground water, or surface water of the property.

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(x)      Adverse Actions. Take any action or fail to take, or adopt any resolutions of its board of directors in support of, any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable Law or regulation.

(y)      Common Stock Purchase. Directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

(z)      Facilities. Except as required by Law, make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility.

(aa)      Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 5.02      Covenants of ServisFirst.

(a)      Affirmative Covenants. From the date hereof until the Effective Time, ServisFirst will carry on its business consistent with prudent banking practices and in compliance in all material respects with all applicable Laws.

(b)      Negative Covenants. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Metro, ServisFirst will not, and will cause each of its Subsidiaries not to take any action or fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to prevent or impair ServisFirst’s ability to consummate the Merger or the transactions contemplated by this Agreement.

Section 5.03      Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties to the Agreement agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VI hereof, and shall cooperate fully with the other parties hereto to that end.

Section 5.04      Shareholder Approval. Metro agrees to take, in accordance with applicable Law, the Articles of Incorporation of Metro and the Bylaws of Metro, all action necessary to convene a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by Metro’s shareholders in order to permit consummation of the transactions contemplated hereby (including any adjournment or postponement, the “Company Meeting”) and shall take all lawful action to solicit such approval by such shareholders. Metro agrees to use commercially reasonable efforts to convene the Company Meeting within sixty (60) days following the time when the Registration Statement becomes effective. Except with the prior approval of ServisFirst, no other matters shall be submitted for the approval of Metro shareholders at the Company Meeting. Subject to Section 5.09, the board of directors of Metro shall at all times prior to and during the Company Meeting recommend approval of this Agreement by the shareholders of Metro and shall not withhold, withdraw, amend or modify such recommendation in any manner adverse to ServisFirst or take any other action or make any other public statement inconsistent with such recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite Metro Shareholder Approval, Metro will not adjourn or postpone the Company Meeting unless Metro is advised by counsel that failure to do so would be reasonably likely to violate the fiduciary duties of Metro’s board of directors. Metro shall keep ServisFirst updated with respect to the proxy solicitation results in connection with the Company Meeting as reasonably requested by ServisFirst.

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Section 5.05      Registration Statement; Proxy Statement-Prospectus; Nasdaq Listing; Deposit of Cash Consideration.

(a)      ServisFirst and Metro agree to cooperate in the preparation of the Registration Statement to be filed by ServisFirst with the SEC in connection with the issuance of the ServisFirst Common Stock in the Merger (including the Proxy Statement-Prospectus and all related documents). Each of ServisFirst and Metro agree to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof. ServisFirst also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Metro agrees to cooperate with ServisFirst and ServisFirst’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from Metro’s independent auditors in connection with the Registration Statement and the Proxy Statement-Prospectus. After the Registration Statement is declared effective under the Securities Act, Metro, at its own expense, shall promptly mail or cause to be mailed the Proxy Statement-Prospectus to its shareholders.

(b)      ServisFirst will advise Metro, promptly after ServisFirst receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of ServisFirst Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

(c)      The Proxy Statement-Prospectus and the Registration Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each party will notify the other party promptly upon the receipt of any comments (whether written or oral) from the SEC or its staff and of any request by the SEC or its staff or any government officials for amendments or supplements to the Registration Statement, the Proxy Statement-Prospectus, or for any other filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement-Prospectus, the Merger or any other filing. If at any time prior to the Company Meeting there shall occur any event that should be disclosed in an amendment or supplement to the Proxy Statement-Prospectus or the Registration Statement, Metro and ServisFirst shall use their commercially reasonable efforts to promptly prepare, file with the SEC (if required under applicable Law) and mail to Metro shareholders such amendment or supplement.

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(d)      ServisFirst will provide Metro and its counsel with a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement-Prospectus, and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and ServisFirst will provide Metro and its counsel with a copy of all such filings made with the SEC.

(e)      ServisFirst agrees to use its commercially reasonable best efforts to list on Nasdaq, prior to the Effective Time, the shares of ServisFirst Common Stock to be issued in connection with the Merger.

(f)      ServisFirst shall deposit with the Exchange Agent prior to the Closing Date the Total Cash Consideration and the number of whole shares of ServisFirst Common Stock to be issued as part of the Merger Consideration, together with cash representing the value of any fractional shares of ServisFirst Common Stock to be delivered to Metro shareholders.

Section 5.06      Regulatory Filings; Consents.

(a)      Each of ServisFirst and Metro and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts (i) to prepare all documentation (including the Proxy Statement-Prospectus), to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, the Regulatory Approvals and all other consents and approvals of a Governmental Authority required to consummate the Merger in the manner contemplated herein, (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, that in no event shall ServisFirst be required to agree to any prohibition, limitation, or other requirement which would prohibit or materially limit the ownership or operation by Metro or any of its Subsidiaries, or by ServisFirst or any of its Subsidiaries, of all or any material portion of the business or assets of Metro or any of its Subsidiaries or ServisFirst or its Subsidiaries, or compel ServisFirst or any of its Subsidiaries to dispose of all or any material portion of the business or assets of Metro or any of its Subsidiaries or ServisFirst or any of its Subsidiaries (together, the “Burdensome Conditions”). ServisFirst and Metro will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and shareholders and such other matters as may be necessary or advisable in connection with the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of ServisFirst or Metro to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, ServisFirst and Metro shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.

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(b)      Metro will notify ServisFirst promptly and shall promptly furnish ServisFirst with copies of notices or other communications received by Metro or any of its Subsidiaries of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Metro, its Subsidiaries or its representatives), (ii) subject to applicable Laws and the instructions of any Governmental Authority, any communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (and the response thereto from Metro, its Subsidiaries or its representatives) and (iii) any legal actions threatened or commenced against or otherwise affecting Metro or any of its Subsidiaries that are related to the transactions contemplated by this Agreement (and the response thereto from Metro, its Subsidiaries or its representatives). With respect to any of the foregoing, Metro will consult with ServisFirst and its representatives as often as reasonably practicable under the circumstances so as to permit ServisFirst and Metro and their respective representatives to cooperate to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing; provided, however, that Metro shall have the authority to make any final decision regarding an issue set forth in this Section 5.06(b) that does not materially increase the cost of doing business by the Surviving Corporation or ServisFirst Bank after the Effective Time or impose or result in any restrictions on the operations of the Surviving Corporation or ServisFirst Bank after the Effective Time.

(c)      ServisFirst will notify Metro promptly and shall promptly furnish Metro with copies of notices or other communications received by ServisFirst or any of its Subsidiaries of (i) any communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from ServisFirst or its representatives), (ii) subject to applicable Laws and the instructions of any Governmental Authority, any communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (and the response thereto from ServisFirst or its representatives), and (iii) any legal actions threatened or commenced against or otherwise affecting ServisFirst or any of its Subsidiaries that are related to the transactions contemplated by this Agreement (and the response thereto from ServisFirst, its Subsidiaries or its representatives).

Section 5.07      Publicity. ServisFirst and Metro shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably delayed or withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by Law. Without limiting the reach of the preceding sentence, ServisFirst and Metro shall (i) cooperate to develop all public announcement materials; and (ii) make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other. In addition, Metro and its Subsidiaries shall reasonably coordinate with ServisFirst regarding all communications with customers, suppliers, employees, shareholders, and the community in general related to the transactions contemplated hereby.

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Section 5.08      Access; Information.

(a)      Metro agrees that upon at least forty-eight (48) hours notice and subject to applicable Laws relating to the exchange of information, Metro shall afford ServisFirst and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to Metro’s and Metro’s Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and to such other information relating to them as ServisFirst may reasonably request (including, without limitation, access to personnel and information necessary to obtain current appraisals of OREO and owned real property) and, during such period, shall from time to time furnish promptly to ServisFirst all information concerning the business, properties and personnel of Metro and its Subsidiaries as ServisFirst may reasonably request.

(b)      No investigation by ServisFirst or its representatives shall be deemed to modify or waive any representation, warranty, covenant or agreement of Metro set forth in this Agreement, or the conditions to the respective obligations of ServisFirst and Metro to consummate the transactions contemplated hereby.

Section 5.09      No Solicitation by Metro; Superior Proposals.

(a)      Metro and its Subsidiaries shall immediately cease, and Metro and its Subsidiaries shall cause each of their respective representatives to immediately cease, any discussions or negotiations with any parties conducted prior to the date hereof with respect to an Acquisition Proposal. After the execution and delivery of this Agreement, Metro and its directors, executive officers and Subsidiaries shall not, and Metro shall cause each of its and its Subsidiaries’ representatives not to, directly or indirectly, solicit, initiate or knowingly encourage any inquiry with respect to, or the making of, any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, and except to the extent necessary to comply with the fiduciary duties of Metro’s board of directors, taking into account the advice of outside legal counsel to such board of directors, shall not (i) participate in any negotiations regarding an Acquisition Proposal with, or furnish any nonpublic information relating to an Acquisition Proposal to, any Person that has made or, to Metro’s Knowledge, has indicated without solicitation that it is considering making an Acquisition Proposal, or (ii) engage in discussions regarding an Acquisition Proposal with any Person that has made, or, to Metro’s Knowledge, without solicitation, is considering making, an Acquisition Proposal, except to notify such Person of the existence of the provisions of this Section 5.09. Notwithstanding the foregoing, if at any time after the date hereof but before approval of this Agreement by Metro’s shareholders, (i) Metro receives an unsolicited written Acquisition Proposal that Metro’s board of directors believes in good faith to be bona fide, (ii) such Acquisition Proposal was not the result of a violation of this Section 5.09, (iii) Metro’s board of directors determines in good faith, after receiving the advice of its outside financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, and (iv) Metro’s board of directors determines in good faith, after receiving the advice of its outside financial advisor and outside legal counsel, that the failure to take the actions referred to in clause (x) and (y) below would be reasonably likely to violate its fiduciary duties under applicable law, then Metro may (and may authorize its representatives to) (x) furnish nonpublic information regarding Metro to the person making such Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to Metro than, those contained in the confidentiality agreement with ServisFirst, and (y) participate in discussions and negotiations with the person making such Acquisition Proposal.

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(b)      The board of directors of Metro shall not (i) withhold, withdraw or modify (or publicly propose to withhold, withdraw or modify), in a manner adverse to ServisFirst, its recommendation referred to in Section 5.04, or (ii) approve or recommend (or publicly propose to approve or recommend) any Acquisition Proposal, unless the board of directors determines that such Acquisition Proposal constitutes a Superior Proposal and the board of directors complies with the provisions of paragraph (c) of this Section 5.09. Metro shall not, and its board of directors shall not allow Metro to, and Metro shall not allow any of its Subsidiaries to, enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement relating to any Acquisition Proposal unless Metro’s board of directors shall have determined pursuant to this paragraph (b) that such Acquisition Proposal constitutes a Superior Proposal and the board of directors complies with the provisions of paragraph (c) of this Section 5.09.

(c)      Before Metro’s board of directors may change its recommendation or terminate this Agreement and enter into a binding written agreement with respect to a Superior Proposal, (i) Metro shall give ServisFirst at least three (3) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal) and shall contemporaneously provide ServisFirst reasonable detail as to the identity of the Person making such Superior Proposal and the material terms of such Superior Proposal, (ii) Metro shall negotiate in good faith with ServisFirst during such notice period, to the extent ServisFirst wishes to negotiate, to enable ServisFirst to propose revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (iii) following the end of such notice period, Metro’s board of directors shall consider in good faith any revisions to the terms of this Agreement proposed in writing by ServisFirst, and shall, after consultation with its outside financial advisor and outside legal counsel, determine whether, after giving effect to such revisions, the competing proposal continues to constitute a Superior Proposal, and (iv) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, Metro shall, in each case, deliver to ServisFirst an additional notice consistent with that described in clause (i) above and a new notice period under clause (i) shall commence, during which time Metro shall be required to comply with the requirements of this paragraph (c) of this Section 5.09 anew with respect to such additional notice, including clauses (i) through (iv) above.

(d)      Nothing contained in this Agreement shall prohibit Metro from informing any Person of the existence of the provisions contained in this Section 5.09.

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(e)      As used in this Section 5.09, “Acquisition Proposal” means any proposal for a merger or other business combination involving Metro, Metro Bank or any of their respective Subsidiaries or for the acquisition of a majority or greater equity interest in Metro, Metro Bank or any of their respective Subsidiaries or for the acquisition of 50% or more of the assets or liabilities of Metro, Metro Bank or any of their respective Subsidiaries.

(f)      As used in this Section 5.09, “Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and Metro, the shareholders of such third party) acquiring, directly or indirectly, more than 75% of the outstanding Metro Common Stock or more than 75% of the assets of Metro and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities, (ii) that Metro’s board of directors determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such takeover proposal, and (B) taking into account any changes to the Merger Agreement proposed by ServisFirst in response to such takeover proposal, as contemplated by paragraph (c) of this Section 5.09, and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, is more favorable to the shareholders of Metro, from a financial point of view, than the Merger.

Section 5.10      Indemnification.

(a)      For a period of six (6) years from and after the Effective Time, ServisFirst shall indemnify, defend and hold harmless the present and former directors, officers and employees of Metro and its Subsidiaries (the “Indemnified Parties”), against all costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages, settlements or liabilities (collectively, “Costs”) as incurred, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a “Claim”), arising out of actions or omissions of such Persons in the course of performing their duties for Metro or Metro Bank occurring at or before the Effective Time (including the transactions contemplated hereby), (1) to the same extent as such persons are indemnified or have the right to advancement of expenses pursuant to the articles of incorporation and bylaws of Metro or its Subsidiaries in effect on the date of this Agreement with Metro and its Subsidiaries, and (2) without limitation of clause (1), to the fullest extent permitted by ServisFirst’s Certificate of Incorporation and Bylaws and applicable Law.

(b)      Any Indemnified Party wishing to claim indemnification under this Section 5.10 shall promptly notify ServisFirst upon learning of any Claim, provided that failure so to notify shall not affect the obligation of ServisFirst under this Section 5.10, unless, and only to the extent that, ServisFirst is actually and materially prejudiced in the defense of such Claim as a consequence.

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(c)      For a period of six (6) years following the Effective Time, ServisFirst shall provide director’s and officer’s liability insurance (herein, “D&O Insurance”) that serves to reimburse the present and former officers and directors of Metro or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party, as that coverage currently provided by Metro with evidence of such D&O Insurance provided to the covered parties as requested; provided that if ServisFirst is unable to maintain or obtain the insurance called for by this Section 5.10, ServisFirst will use all reasonable best efforts to obtain as much comparable insurance as is reasonably available; and provided, further, that officers and directors of Metro or its Subsidiaries may be required to make application and provide customary representations and warranties to ServisFirst’s insurance carrier for the purpose of obtaining such insurance; and provided, further, that in satisfaction of its obligations under this paragraph (c), ServisFirst may require Metro to purchase, prior to but effective as of the Effective Time, tail insurance providing such coverage prior to the Closing (at a cost not to exceed 200% of the annual premiums paid by Metro for D&O Insurance in effect as of the date of this Agreement).

(d)      If ServisFirst or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of ServisFirst and its Subsidiaries shall assume the obligations set forth in this Section 5.10.

(e)      The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by each Indemnified Party, and each Indemnified Party’s heirs and personal and legal representatives.

Section 5.11      Employees; Benefit Plans.

(a)      Except with respect to any employment agreement between ServisFirst and a former Metro Employee executed effective as of the Effective Time, all Metro Employees to whom ServisFirst in its sole discretion offers employment at or prior to the Effective Time shall be retained as “at will” employees after the Effective Time as employees of Metro Bank so long as such Metro Employees accept the terms and conditions of employment specified by ServisFirst; provided, that continued retention by ServisFirst Bank of such employees subsequent to the Effective Time shall be subject to ServisFirst Bank’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance. In addition, Metro and Metro Bank agree, upon ServisFirst’s reasonable request, to facilitate discussions between ServisFirst and Metro Employees a reasonable time in advance of the Closing Date regarding employment, consulting or other arrangements to be effective prior to or following the Effective Time. Prior to the Effective Time, any interaction between ServisFirst and Metro’s employees shall be coordinated by Metro.

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(b)      Metro and Metro Bank Employees (other than those listed on Disclosure Schedule 5.11 who are parties to an employment, change of control or other type of agreement which provides for severance) as of the date of the Agreement who remain employed by Metro or any of its Subsidiaries as of the Effective Time and whose employment is terminated by ServisFirst or ServisFirst Bank (absent termination for cause as determined by the employer) within one hundred eighty (180) days after the Effective Time shall receive severance pay equal to one month of base pay for each completed year of employment service commencing with any such employee’s most recent hire date with Metro and ending with such employee’s termination date with ServisFirst. Such severance pay will be made at regular payroll intervals. Such severance payments will be in lieu of any severance pay plans that may be in effect at Metro prior to the Effective Time. No officer or employee of Metro or any of its Subsidiaries is or shall be entitled to receive duplicative severance payments and benefits under (i) an employment or severance agreement, (ii) a severance or change of control plan, (iii) this section or (iv) any other program or arrangement.

(c)      Not later than three (3) Business Days prior to the Closing Date, except for the Metro Benefit Plans set forth on Disclosure Schedule 5.11, Metro shall (i) take all action required to cause Metro’s obligations under any Metro Benefit Plan that has liabilities in respect of its participants, to be fully funded, (ii) terminate all such plans and (iii) pay out any vested benefits thereunder to participating and eligible Metro employees in such form or forms as Metro elects and as permitted or required under applicable Law, including without limitation Section 409A of the Code. For any Metro Benefit Plan terminated for which there is a comparable ServisFirst Benefit Plan of general applicability, Metro Employees retained by ServisFirst shall be entitled to participate in such ServisFirst Benefit Plan to the same extent as similarly-situated employees of ServisFirst or ServisFirst Bank (it being understood that inclusion of Metro Employees in the ServisFirst Benefit Plans may occur at different times with respect to different plans). To the extent feasible under any of such plans, Metro Employees shall be given credit for prior service or employment with Metro and eligible for any increased benefits under such plans that would apply to such employees as if they had been eligible for such benefits as of the Effective Time, based on the length of service or employment with Metro or Metro Bank.

(d)      If employees of Metro or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of ServisFirst or ServisFirst Bank upon termination of such plan of Metro or any of its Subsidiaries, ServisFirst shall use commercially reasonable efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of ServisFirst or ServisFirst Bank, (ii) provide full credit under such plans for any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous Metro Benefit Plan prior to the Effective Time for the plan year in which the Effective Time occurs.

(e)      Except to the extent otherwise provided in this Section 5.11, ServisFirst shall honor, and the Surviving Entity shall continue to be obligated to perform, all employment, severance, deferred compensation, retirement or “change-in-control” agreements, plans or policies of Metro, but only if such obligations, rights, agreements, plans or policies are set forth in Disclosure Schedule 5.11. ServisFirst acknowledges that the consummation of the Merger will constitute a “change-in-control” of Metro for purposes of any benefit plans, agreements and arrangements of Metro. Nothing herein shall limit the ability of ServisFirst or ServisFirst Bank to amend or terminate any of the Metro Benefit Plans or ServisFirst Benefit Plans in accordance with their terms at any time, subject to vested rights of employees and directors that may not be terminated pursuant to the terms of such Metro Benefit Plans.

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(f)      Nothing in this Section 5.11, expressed or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.11. Without limiting the foregoing, no provision of this Section 5.11 will create any third party beneficiary rights in any current or former employee, director or consultant of Metro or its Subsidiaries in respect of continued employment (or resumed employment) or any other matter. Nothing in this Section 5.11 is intended (i) to amend any Metro Benefit Plan or any ServisFirst Benefit Plan, (ii) interfere with ServisFirst’s or the Surviving Entity’s right from and after the Closing Date to amend or terminate any Metro Benefit Plan that is not terminated prior to the Effective Time or ServisFirst Benefit Plan, (iii) interfere with ServisFirst’s or the Surviving Entity’s right from and after the Effective Time to terminate the employment or provision of services by any director, employee, independent contractor or consultant or (iv) interfere with ServisFirst’s indemnification obligations set forth in Section 5.10.

Section 5.12      Notification of Certain Changes. ServisFirst and Metro shall promptly advise the other party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect with respect to its respective Subsidiary bank or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its or its respective Subsidiary bank’s representations, warranties or covenants contained herein. No supplement or amendment to any Disclosure Schedule or provision of information relating to the subject matter of any Disclosure Schedule after the date of this Agreement shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 6.02(a) or Section 6.03(a) hereof, as the case may be, or compliance by ServisFirst or Metro with the respective covenants and agreements of such parties set forth herein.

Section 5.13      Current Information. During the period from the date of this Agreement to the Effective Time, each of Metro and ServisFirst will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than weekly) with representatives of the other party and to report the general status of the ongoing operations of Metro and its Subsidiaries and ServisFirst and its Subsidiaries, respectively. Without limiting the foregoing, Metro agrees to provide to ServisFirst (i) a copy of each report filed by Metro or any of its Subsidiaries with a Governmental Authority within one (1) Business Day following the filing thereof and (ii) by 10:00 a.m., Central Time, on each Business Day, a copy of Metro Bank’s Daily Statement of Condition for the preceding Business Day.

Section 5.14      Board Packages. Metro shall distribute a copy of any Metro or Metro Bank board package, including the agenda and any draft minutes, to ServisFirst at the same time and in the same manner in which it distributes a copy of such package to the board of directors of Metro or Metro Bank, as the case may be; provided, however, that Metro shall not be required to copy ServisFirst on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby or any other matter that Metro’s board of directors has been advised by counsel that such distribution to ServisFirst may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of Metro’s attorney-client privilege.

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Section 5.15      Transition; Informational Systems Conversion. From and after the date hereof, ServisFirst and Metro shall use their commercially reasonable efforts to facilitate the integration of Metro with the business of ServisFirst following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of Metro and each of its Subsidiaries (the “Informational Systems Conversion”) to those used by ServisFirst, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of Metro and each of its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by Metro and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time.

Section 5.16      Access to Customers and Suppliers. From and after the date hereof, Metro shall, upon ServisFirst’s reasonable request, introduce ServisFirst and its representatives to customers and suppliers of Metro and its Subsidiaries for the purpose of facilitating the integration of Metro and its business into that of ServisFirst. Any interaction between ServisFirst and Metro’s customers and suppliers shall be coordinated by Metro. Metro shall have the right to participate in any discussions between ServisFirst and Metro’s customers and suppliers.

Section 5.17      Environmental Assessments.

(a)      Upon ServisFirst’s request, and to the extent that Metro or Metro Bank does not have reasonably current Phase I reports meeting the standards described below already in its possession, Metro shall cooperate with and grant access to an environmental consulting firm selected and paid for by ServisFirst and reasonably acceptable to Metro (the “Environmental Consultant”), during normal business hours (or at such other times as may be agreed to by Metro), to any property set forth on Disclosure Schedule 3.31, for the purpose of conducting ASTM International (“ASTM”) 1527-05 Phase I Environmental Site Assessments that satisfy the requirements of 40 CFR Part 312 (“Phase I”), as it relates to providing an environmental site assessment to determine whether any such property may be impacted by a “recognized environmental condition,” as that term is defined by ASTM. Each Phase I shall be delivered in counterpart copies to ServisFirst and Metro, and will include customary language allowing both ServisFirst and Metro to rely upon its findings and conclusions. The Environmental Consultant will provide a draft of any Phase I to Metro and ServisFirst for review and comment prior to the finalization of such report.

(b)      To the extent the final version of any Phase I identifies any “recognized environmental condition,” Metro shall cooperate with and grant access to the Environmental Consultant, during normal business hours (or at such other times as may be agreed by Metro), to the property covered by such Phase I for the purpose of conducting a Phase II limited site assessment, the cost of which shall be paid for by ServisFirst, including subsurface investigation of soil, soil vapor, and groundwater, designed to further investigate and evaluate any “recognized environmental condition” identified in the Phase I.

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(c)      Where any Phase I identifies the presence or potential presence of radon, asbestos containing materials, mold, microbial matter, or polychlorinated biphenyls (“Non-scope Issues”), Metro shall cooperate with and grant access to the Environmental Consultant, during normal business hours (or at such other times as may be agreed by Metro) to the property covered by such Phase I, for the purpose of conducting surveys and sampling of indoor air and building materials designed to investigate such identified Non-scope Issue, paid for by ServisFirst.

(d)      Any work conducted by the Environmental Consultant pursuant to subsections (b) and (c) (“Additional Environmental Assessment”) will be pursuant to a scope of work prepared by the Environmental Consultant and reasonably acceptable to Metro and ServisFirst.

(e)      The reports of any Additional Environmental Assessment will be given directly to ServisFirst and by the Environmental Consultant.

(f)      In the event that ServisFirst wishes the Environmental Consultant or another qualified environmental consultant to undertake environmental assessment activities in addition to those described above, it may do so provided that (i) it obtains prior written consent from Metro (not to be unreasonably withheld, conditioned or delayed) and (ii) it pays for the costs of such additional assessment activities.

Section 5.18      Certain Litigation. In the event that any shareholder litigation related to this Agreement or the Merger and the other transactions contemplated by this Agreement is brought, or, to Metro’s Knowledge, threatened, against Metro and/or the members of the board of directors of Metro prior to the Effective Time, Metro shall give ServisFirst the opportunity to participate in the defense or settlement of such litigation, and no such settlement shall be agreed to without ServisFirst’s prior written consent (not to be unreasonably withheld). Metro shall promptly notify ServisFirst of any such shareholder litigation brought, or threatened, against Metro and/or members of the board of directors of Metro within two (2) Business Days after Metro receives notice of any such claim or threat, and shall keep ServisFirst reasonably informed with respect to the status thereof.

Section 5.19      Coordination.

(a)       Prior to the Effective Time, Metro and Metro Bank shall take any actions ServisFirst may reasonably request from time to time to better prepare the parties for integration of the operations of Metro Bank with ServisFirst Bank. Without limiting the foregoing, senior officers of Metro and ServisFirst shall meet from time to time as ServisFirst may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of Metro and Metro Bank, and Metro shall give due consideration to ServisFirst’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither ServisFirst nor ServisFirst Bank shall under any circumstance be permitted to exercise control of Metro or any of its Subsidiaries prior to the Effective Time. Metro and Metro Bank shall permit representatives of ServisFirst Bank to be onsite at Metro Bank to facilitate integration of operations and assist with any other coordination efforts as necessary.

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(b)      Upon the satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b) and contingent upon the closing of the Merger and consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, each of Metro and its Subsidiaries shall modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied no later than the Effective Time, on a basis that is consistent with that of ServisFirst. No accrual or reserve or change in policy or procedure made by Metro or any of its Subsidiaries pursuant to this Section 5.19 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. From the date of execution of this Agreement and prior to the Effective Time, Metro shall use commercially reasonable efforts to cause Metro Bank to sell or otherwise divest itself of investment securities, loans and other assets as are identified by ServisFirst and agreed to in writing between Metro and ServisFirst from time to time prior to the Closing Date.

(c)      No adjustment required by ServisFirst shall (i) require any prior filing with any Governmental Authority or (ii) violate any Law, rule or regulation applicable to Metro or Metro Bank. The recording of any such adjustment shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Metro or its management with any such adjustments.

(d)      Subject to Section 5.19(b), ServisFirst and Metro shall cooperate (i) to minimize any potential adverse impact to ServisFirst under Financial Accounting Standards Board Accounting Standards Codification Topic 805 (Business Combinations), and (ii) to maximize potential benefits to ServisFirst and its Subsidiaries under Code Section 382 in connection with the transactions contemplated by this Agreement, in each case consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations.

Section 5.20      Bank Merger. ServisFirst and Metro agree to take all action necessary and appropriate, including causing the entering into of an appropriate Plan of Bank Merger, to cause Metro Bank to merge with ServisFirst Bank in accordance with applicable Laws and the terms of the Plan of Bank Merger as of the Effective Time or such later time, if any, as determined by ServisFirst.

Section 5.21      Transactional Expenses. Metro shall not incur any investment banking, brokerage, finder’s or other similar financial advisory fees in connection with the transactions contemplated by this Agreement, including any success fees or similar fees payable to Metro, Metro Bank or any of their Affiliates, other than those expressly set forth in Disclosure Schedule 5.21.

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Section 5.22      Confidentiality. In addition to the parties’ respective obligations under the existing non-disclosure agreement previously entered into between the parties or their duly authorized representatives, which obligations are hereby reaffirmed and adopted, and incorporated by reference herein, each party hereto shall, and shall cause its directors, executive officers, advisers and agents to, maintain the confidentiality of all confidential information, whether written or oral, furnished to it by the other party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. For purposes of this Section 5.22, the term “confidential information” shall not include any information that (i) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party, (ii) was available to the disclosing party on a non-confidential basis from a source other than the non-disclosing party or (iii) was independently acquired or developed without violating any obligations of this Agreement.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01      Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of ServisFirst and Metro to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

(a)      Shareholder Vote. This Agreement and the transactions contemplated hereby shall have received the Requisite Metro Shareholder Approval at the Company Meeting.

(b)      Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the Merger in the manner contemplated herein shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated. None of such Regulatory Approvals shall impose any term, condition or restriction upon ServisFirst or any of its Subsidiaries that ServisFirst reasonably determines is a Burdensome Condition.

(c)      No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.

(d)      Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.

(e)      Tax Opinions Relating to the Merger. ServisFirst shall have received an opinion, addressed to ServisFirst, from Bradley Arant Boult Cummings LLP, and Metro shall have received an opinion, addressed to Metro, from Troutman Sanders LLP, each dated as of the Closing Date, in substance and form reasonably satisfactory to ServisFirst and Metro, respectively, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinions, Bradley Arant Boult Cummings LLP and Troutman Sanders LLP may require and rely upon representations contained in certificates of officers of each of ServisFirst and Metro.

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Section 6.02      Conditions to Obligations of Metro. The obligations of Metro to consummate the Merger also are subject to the fulfillment or written waiver by Metro prior to the Closing Date of each of the following conditions:

(a)      Representations and Warranties. The representations and warranties of ServisFirst set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the Closing Date. Metro shall have received a certificate dated as of the Closing Date, signed on behalf of ServisFirst by its Chief Executive Officer or Chief Financial Officer to such effect.

(b)      Performance of Obligations of ServisFirst. ServisFirst shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and Metro shall have received a certificate, dated the Closing Date, signed on behalf of ServisFirst by its Chief Executive Officer or Chief Financial Officer to such effect.

(c)      Other Actions. ServisFirst shall have furnished Metro with such certificates of their respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 6.01 and Section 6.02 as Metro may reasonably request.

(d)      No Material Adverse Effect. Since the date of this Agreement (i) no change or event has occurred which has resulted in ServisFirst and its Subsidiaries being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.

Section 6.03      Conditions to Obligations of ServisFirst. The obligations of ServisFirst to consummate the Merger also are subject to the fulfillment or written waiver by ServisFirst prior to the Closing Date of each of the following conditions:

(a)      Metro Common Stock. The number of shares of Metro Common Stock outstanding as of the Closing Date of this Agreement shall not exceed 3,650,847 shares.

(b)      Representations and Warranties. The representations and warranties of Metro and its Subsidiaries set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the Closing Date. ServisFirst shall have received a certificate dated as of the Closing Date, signed on behalf of Metro and its Subsidiaries by Metro’s Chief Executive Officer or Chief Financial Officer to such effect.

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(c)      Performance of Obligations of Metro. Metro shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and ServisFirst shall have received a certificate, dated the Closing Date, signed on behalf of Metro by the Chief Executive Officer or Chief Financial Officer of Metro to such effect.

(d)      Plan of Bank Merger. The Plan of Bank Merger shall have been executed and delivered concurrently with Metro’s execution and delivery of this Agreement and approved by Metro Bank’s shareholder prior to the Company Meeting.

(e)      Certain Employment Matters. That certain employment agreement by and between Kenneth L. Barber and ServisFirst, in substantially the form of Exhibit 6.03 shall have been executed and delivered. Those certain deferred compensation agreements listed and described in Disclosure Schedule 6.03(e) shall have been modified and amended in the manner and to the extent set forth and described in Disclosure Schedule 6.03(e).

(f)      Other Actions. Metro’s board of directors shall have approved this Agreement and the transactions contemplated herein and shall not have (i) withheld, withdrawn or modified (or publicly proposed to withhold, withdraw or modify), in a manner adverse to ServisFirst, its recommendation referred to in Section 5.04, (ii) approved or recommended (or publicly proposed to approve or recommend) any Superior Proposal, or (iii) allowed Metro or any of its Subsidiaries to, enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement relating to any Superior Proposal. Metro shall have furnished ServisFirst with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 6.01 and this Section 6.03 as ServisFirst may reasonably request.

(g)      No Material Adverse Effect. Since the date of this Agreement (i) no change or event has occurred which has resulted in Metro and its Subsidiaries being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.

Section 6.04      Frustration of Closing Conditions. Neither ServisFirst nor Metro may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use commercially reasonable efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 5.03.

ARTICLE VII

TERMINATION

Section 7.01      Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

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(a)      Mutual Consent. At any time prior to the Effective Time, by the mutual consent of ServisFirst and Metro if the board of directors of ServisFirst and the board of directors of Metro each so determines by vote of a majority of the members of its entire board.

(b)      No Regulatory Approval. By ServisFirst or Metro, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, nonappealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

(c)      No Shareholder Approval. By either ServisFirst or Metro (provided in the case of Metro that it shall not be in material breach of any of its obligations under Section 5.04), if the Requisite Metro Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

(d)      Breach of Representations and Warranties. By either ServisFirst or Metro (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party to not consummate this Agreement) if there shall have been (i) with respect to representations and warranties set forth in this Agreement that are not qualified by the term “material” or do not contain terms such as “Material Adverse Effect”, a material breach of any of such representations or warranties by the other party and (ii) with respect to representations and warranties set forth in this Agreement that are qualified by the term “material” or contain terms such as “Material Adverse Effect”, any breach of any of such representations or warranties by the other party; which breach is not cured prior to the earlier of (y) thirty (30) days following written notice to the party committing such breach from the other party hereto or (z) two (2) Business Days prior to the Termination Date, or which breach, by its nature, cannot be cured prior to the Closing.

(e)      Breach of Covenants. By either ServisFirst or Metro (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party not to consummate the agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured prior to the earlier of (i) thirty (30) days following written notice to the party committing such breach from the other party hereto or (ii) two (2) Business Days prior to the Termination Date, or which breach, by its nature, cannot be cured prior to the Closing.

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(f)      Consideration. By Metro at any time during the three (3) Business Day period following the tenth (10th) trading day immediately preceding the Closing Date (“Determination Date”), if the Average Stock Price of ServisFirst Common Stock is less than $25.00 per share and ServisFirst Common Stock has underperformed the KBWR by more than 20% calculated in accordance with Section 2.04(b) hereof. If Metro elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to ServisFirst; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned three (3) Business Day period. During the three (3) Business Day period commencing with its receipt of such notice, ServisFirst shall have the option, but not the obligation, to increase the Merger Consideration as set forth in Section 2.04(b) (“ServisFirst Walkaway Counter Offer”). If ServisFirst elects to make the ServisFirst Walkaway Counter Offer, it shall give the Walkaway Counter Offer Notice to Metro within three (3) Business Days following receipt of the termination notice previously sent by Metro, whereupon such notice of termination shall be null and void and of no effect, Metro shall no longer have the right to terminate the Agreement pursuant to this Section 7.01(f) and this Agreement shall remain in effect in accordance with its terms (except for any adjustments to the Exchange Ratio and Merger Consideration). Any references in this Agreement to the “Exchange Ratio” and “Merger Consideration” shall thereafter be deemed to refer to the Exchange Ratio and Merger Consideration after giving effect to any adjustment set forth in the Walkaway Counter Offer Notice.

(g)      Delay. It being understood that the parties shall use good faith efforts to submit regulatory filings in a timely manner and to take such other commercially reasonable actions with the intent of facilitating the Merger, by either ServisFirst or Metro if the Merger shall not have been consummated on or before February 28, 2015 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement.

(h)      Failure to Recommend; Etc. In addition to and not in limitation of ServisFirst’s termination rights under Section 7.01(e), at any time prior to the Company Meeting, by ServisFirst if (i) Metro shall have materially breached its obligations under Section 5.09, (ii) the board of directors of Metro shall have failed to make its recommendation referred to in Section 5.04 or withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of ServisFirst, (iii) the board of directors of Metro shall have recommended, proposed, or publicly announced its intention to recommend or propose, to engage in a transaction resulting from a Superior Proposal with any Person, or (iv) Metro shall have materially breached its obligations under Section 5.04 by failing to call, give notice of, convene and hold the Company Meeting in accordance with Section 5.04.

Section 7.02      Effect of Termination. In the event of termination of this Agreement by either Metro or ServisFirst as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, and none of Metro, ServisFirst, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated hereby, except that (i) Sections 5.22, 7.02, and 9.01 through 9.11 shall survive any termination of this Agreement, and (ii) neither ServisFirst nor Metro shall be relieved or released from any liabilities or damages arising out of its knowing breach of any provision of this Agreement.

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ARTICLE VIII

DEFINITIONS

Section 8.01      Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 5.09(e).

“Additional Consideration Amount” means the volume-weighted average strike price, rounded to the nearest hundredth of a cent, of the strike price of all outstanding Metro Stock Options and Metro Stock Warrants, multiplied by the number of outstanding Metro Stock Options and Metro Stock Warrants.

“Additional Environmental Assessment” has the meaning set forth in Section 5.17(d).

“Additional Per Share Consideration” means the Additional Consideration Amount divided by the Fully Diluted Metro Shares, rounded to the nearest hundredth of a cent.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Articles of Merger” has the meaning set forth in Section 1.05(a).

“ASC 320” means GAAP Accounting Standards Codification Topic 320.

“ASTM” has the meaning set forth in Section 5.17(a).

“Average Closing Price” means the volume-weighted average closing price, rounded to the nearest hundredth of a cent, of ServisFirst Common Stock on The NASDAQ Global Select Market for the twenty (20) trading days through the day immediately preceding the Closing Date.

“Average Stock Price” means the volume-weighted average closing price, rounded to the nearest hundredth of a cent, of ServisFirst Common Stock on The NASDAQ Global Select Market for the trading days included in the Determination Period.

“Bank Merger” has the meaning set forth in the recitals.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Base Deal Value Per Share” means the Consideration Amount divided by the Fully Diluted Metro Shares.

“BOLI” has the meaning set forth in Section 3.33(b).

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“Burdensome Conditions” has the meaning set forth in Section 5.06(a).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Alabama are authorized or obligated to close.

“Cash Consideration Per Option/Warrant” means the Deal Value Per Share minus the exercise price for the applicable Metro Stock Option or Metro Stock Warrant, rounded to the nearest hundredth of a cent.

“Cash Consideration Per Share” means the quotient, rounded to the nearest hundredth of a cent, obtained by dividing (i) an amount equal to the Total Cash Consideration, minus the product of (x) all outstanding Metro Stock Options and Metro Stock Warrants and (y) the Cash Consideration Per Option/Warrant, and (ii) the number of outstanding shares of Metro Common Stock.

“Certificate” means any certificate which immediately prior to the Effective Time represents shares of Metro Common Stock.

“Claim” has the meaning set forth in Section 5.10(a).

“Closing” and “Closing Date” have the meanings set forth in Section 1.05(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Per Share Merger Consideration” has the meaning set forth in Section 2.06(b).

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Company Meeting” has the meaning set forth in Section 5.04.

“Consideration Amount” means the product of the Average Closing Price and the Total Stock Consideration, plus the Total Cash Consideration.

“Costs” has the meaning set forth in Section 5.10(a).

“D&O Insurance” has the meaning set forth in Section 5.01(c).

“Deal Value Per Share” means the Base Deal Value Per Share plus the Additional Per Share Consideration.

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“Derivative Transaction” means any swap transactions, option, warrant, forward purchase or sale transactions, futures transactions, cap transactions, floor transactions or collar transactions relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transactions (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Determination Date” has the meaning set forth in Section 7.01(f).

“Determination Period” means the period beginning on the day that is twenty (20) consecutive trading days prior to the Determination Date and ending on the Determination Date.

“Disclosure Schedule” has the meaning set forth in Section 3.01(a).

“Dissenting Shares” has the meaning set forth in Section 2.08.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Effective Time” has the meaning set forth in Section 1.05(a).

“Environmental Consultant” has the meaning set forth in Section 5.17(a).

“Environmental Law” means any federal, state or local Law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101, et seq.; the Safe Drinking Water Act; 42 U.S.C. § 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; (b) common law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

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“ERISA Affiliate” has the meaning set forth in Section 3.16(c).

“Exchangeable Shares” means the aggregate number of Metro Common Stock issued and outstanding immediately prior to the Effective Time (excluding “Dissenting Shares”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means such exchange agent as may be designated by ServisFirst and reasonably acceptable to Metro to act as agent for purposes of conducting the exchange procedures described in Section 2.06 (which shall be Metro’s transfer agent).

“Exchange Agent Agreement” means the written agreement between ServisFirst and the Exchange Agent, in form and substance reasonably acceptable to Metro and to be entered into no later than one (1) Business Day after approval by Metro Shareholders at the Company Meeting of the Merger and the related transactions contemplated by this Agreement, under which Agreement the Exchange Agent shall agree to perform the duties and responsibilities of the Exchange Agent as set forth in Article II.

“Exchange Fund” has the meaning set forth in Section 2.05.

“Exchange Ratio” means the quotient, rounded to the nearest ten-thousandth, obtained by dividing (x) the Total Stock Consideration by (y) the number of issued and outstanding shares of Metro Common Stock.

“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIA” has the meaning set forth in Section 3.28.

“FDIC” means the Federal Deposit Insurance Corporation.

“FFIEC” means the Federal Financial Institutions Examination Council.

“FHLB-A” means the Federal Home Loan Bank of Atlanta.

“FRB” means the Board of Governors of the Federal Reserve System.

“Fully Diluted Metro Shares” means all issued and outstanding shares of Metro Common Stock, plus all outstanding Metro Stock Options and Metro Stock Warrants.

“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice, including with respect to quantity and frequency.

“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

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“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.

“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.

“Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 5.10(a).

“Informational Systems Conversion” has the meaning set forth in Section 5.15.

“Insurance Policies” has the meaning set forth in Section 3.33(a).

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software; and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“Interim Financial Statements” has the meaning set forth in Section 3.09(a).

“IRS” means the Internal Revenue Service.

“Knowledge” of any Person (including references to such Person being aware of a particular matter), as used with respect to Metro and its Subsidiaries, means those facts, reports, allegations or other information that are actually known, after reasonable inquiry, by any executive officer. Knowledge, as used with respect to ServisFirst and its Subsidiaries, means those facts, reports, allegations or other information that are actually known, after reasonable inquiry, by any executive officer. Without limiting the scope of the preceding sentences, the term “Knowledge” includes any fact, matter or circumstance set forth in any written notice received by Metro or Metro Bank, or by ServisFirst or ServisFirst Bank, from any Governmental Authority.

“Law” means any statute, law, ordinance, rule or regulation of any Governmental Authority that is applicable to the referenced Person.

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“Leases” has the meaning set forth in Section 3.31(b).

“Letter of Transmittal” has the meaning set forth in Section 2.06(a).

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge or other claim of third parties of any kind.

“Loans” has the meaning set forth in Section 3.23(a).

“Material Adverse Change” or “Material Adverse Effect” means with respect to any Person, any change or effect that is material and adverse to the financial condition (financial or other), results of operations, business or business prospects of such Person and its Subsidiaries, taken as a whole, or which would materially impair the ability of such Person to perform its obligations under this Agreement or otherwise materially impairs the ability of such Person to consummate the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally, (iii) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not disproportionately affecting Metro or ServisFirst, including, but not limited to, changes in levels of interest rates generally, (iv) the effects of compliance with this Agreement on the operating performance of Metro or ServisFirst, (v) the effects of any action or omission taken by Metro with the prior consent of ServisFirst, and vice versa, or as otherwise expressly permitted or contemplated by this Agreement, (vi) the impact of the Agreement and the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement), (vii) any natural disaster, outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, or any escalation or worsening thereof, whether or not occurring or commenced before or after the date of this Agreement, and (viii) the public disclosure of this Agreement or the transactions contemplated hereby.

“Material Contracts” has the meaning set forth in Section 3.13(a).

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in the recitals.

“Metro” has the meaning set forth in the preamble to this Agreement.

“Metro Balance Sheet Date” has the meaning set forth in Section 3.09(c).

“Metro Bank” has the meaning set forth in the preamble to this Agreement.

“Metro Benefit Plans” has the meaning set forth in Section 3.16(a).

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“Metro Common Stock” means the common stock, par value $0.01 per share, of Metro.

“Metro Employees” has the meaning set forth in Section 3.16(a).

“Metro Financial Statements” has the meaning set forth in Section 3.09(a).

“Metro Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of Metro and its Subsidiaries.

“Metro Loan” has the meaning set forth in Section 3.23(b).

“Metro Loan Property” has the meaning set forth in Section 3.18(a).

“Metro Pension Plan” has the meaning set forth in Section 3.16(b).

“Metro Regulatory Agreement” has the meaning set forth in Section 3.14.

“Metro Stock Options” means an option to purchase shares of Metro Common Stock, which Metro Stock Options issued and outstanding on the Agreement Date provide for the issuance of an aggregate of 301,500 shares of Metro Common Stock upon the proper exercise thereof.

“Metro Stock Warrants” means the right to purchase shares of Metro Common Stock, which Metro Stock Warrants issued and outstanding on the Agreement Date provide for the issuance of an aggregate of 897,000 shares of Metro Common Stock upon the proper exercise thereof.

“Minimum Merger Consideration” means $38,743,002.

“Nasdaq” means The Nasdaq Global Select Market.

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“Non-scope Issues” has the meaning set forth in Section 5.17(c).

“Ordinary Course of Business” means the ordinary, usual and customary course of business consistent with past practice, including with respect to frequency and amount.

“OREO” has the meaning set forth in Section 3.23(a).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

“Phase I” has the meaning set forth in Section 5.17(a).

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“Plan of Bank Merger” means the agreement and plan of merger, the form of which shall be agreed to between ServisFirst and Metro no later than the filing of the Registration Statement, to be entered into between Metro Bank and ServisFirst Bank contemporaneously with the execution and delivery of this Agreement, providing for the merger of ServisFirst Bank with and into Metro Bank at the time provided in Section 5.20.

“Proceeding” has the meaning set forth in Section 3.11(a).

“Proxy Statement-Prospectus” means the proxy statement and prospectus and other proxy solicitation materials constituting a part thereof, together with any amendments and supplements thereto, to be delivered to holders of Metro Common Stock in connection with the solicitation of their approval of this Agreement.

“Registration Statement” has the meaning set forth in Section 4.12.

“Regulatory Approval” has the meaning set forth in Section 3.07(a).

“Requisite Metro Shareholder Approval” has the meaning set forth in Section 3.06.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“ServisFirst” has the meaning set forth in the preamble to this Agreement.

“ServisFirst Bank” has the meaning set forth in the preamble to this Agreement.

“ServisFirst Benefit Plans” means all benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees of ServisFirst or any of its Subsidiaries, (ii) covering current or former directors of ServisFirst or any of its Subsidiaries, or (iii) with respect to which ServisFirst or any Subsidiary has or may have any liability or contingent liability (including liability arising from affiliation under Section 414 of the Code or Section 4001 of ERISA) including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans.

“ServisFirst Common Stock” means the common stock, $.001 per share, of ServisFirst.

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“ServisFirst Regulatory Agreement” has the meaning set forth in Section 4.09.

“ServisFirst Reports” has the meaning set forth in Section 4.06(a).

“ServisFirst Walkaway Counter Offer” has the meaning set forth in Section 7.01(f).

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party. Any reference in this Agreement to a Metro Subsidiary means, unless the context otherwise requires, any current or former Subsidiary of Metro.

“Surviving Entity” shall have the meaning set forth in Section 1.01.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“Termination Date” has the meaning set forth in Section 7.01(f).

“The date hereof,” “the date of this Agreement” or “Agreement Date” shall mean the date first set forth above in the preamble to this Agreement.

“Total Cash Consideration” has the meaning set forth in the recitals.

“Total Stock Consideration” has the meaning set forth in the recitals.

“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.

“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.

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“Voting Agreement” or “Voting Agreements” shall have the meaning set forth in the Preamble to this Agreement.

“Walkaway Counter Offer Notice” shall have the meaning set forth in Section 2.04(b).

ARTICLE IX

MISCELLANEOUS

Section 9.01      Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time other than this Section 9.01 (except for agreements or covenants contained herein that by their express terms are to be performed after the Effective Time).

Section 9.02      Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting no amendment shall be made which by law requires further approval by the shareholders of ServisFirst or Metro without obtaining such approval.

Section 9.03      Governing Law; Waiver.

(a)      This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Delaware, without regard for conflict of law provisions.

(b)      Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 9.03.

Section 9.04      Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of this Agreement.

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Section 9.05      Notices. All notices, requests and other communications hereunder to a party, shall be in writing and shall be deemed properly given if (a) if personally delivered, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) sent by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to ServisFirst or ServisFirst Bank:

ServisFirst Bancshares, Inc.

850 Shades Creek Parkway

Birmingham, Alabama 35209

Attention: Chief Financial Officer

With a copy (which shall not constitute notice) to:

Bradley Arant Boult Cummings LLP

One Federal Place

1819 5th Avenue North

Birmingham, Alabama 35203

Attention: Paul S. Ware

If to Metro or Metro Bank:

Metro Bancshares, Inc.

9340 The Landing Drive

Douglasville, Georgia 30135

Attention: Kenneth L. Barber

With a copy (which shall not constitute notice) to:

Troutman Sanders LLP

600 Peachtree Street, N.E., Suite 5200

Atlanta, Georgia 30308-2216

Attention: David W. Ghegan

Section 9.06      Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights under Section 5.10, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, ServisFirst and Metro hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 5.11), other than the parties hereto, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.02 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

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Section 9.07      Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 9.08      Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.09      Interpretation.

(a)      When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)      The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.

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Section 9.10      Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party, and any purported assignment in violation of this Section 9.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.11      Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

SERVISFIRST BANCSHARES, INC.

By:	/s/ Thomas A. Broughton, III
Name:	Thomas A. Broughton, III
Title:	President and Chief Executive Officer

SERVISFIRST BANK

By:	/s/ Thomas A. Broughton, III
Name:	Thomas A. Broughton, III
Title:	President and Chief Executive Officer

METRO BANCSHARES, INC.

By:	/s/ Kenneth L. Barber
Name:	Kenneth L. Barber
Title:	Chairman and Chief Executive Officer

METRO BANK

By:	/s/ Kenneth L. Barber
Name:	Kenneth L. Barber
Title:	Chairman and Chief Executive Officer

Exhibit 6.03

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into the _______ day of __________________, 2014 (the “Effective Date”), by and between KENNETH LEE BARBER (the “Executive”) and SERVISFIRST BANCSHARES, INC., a Delaware corporation with offices located at 850 Shades Creek Parkway, Suite 200, Birmingham, AL 35209 (“ServisFirst”).

WITNESSETH:

WHEREAS, ServisFirst, ServisFirst Bank, an Alabama state banking corporation and wholly-owned subsidiary of ServisFirst (“ServisFirst Bank”), Metro Bancshares, Inc., a Georgia corporation (“Metro”), and Metro Bank, a Georgia state bank and wholly-owned subsidiary of Metro (“Metro Bank”), have made and entered into that certain Agreement and Plan of Merger, dated as of October __, 2014, pursuant to which (i) Metro will merge with and into ServisFirst, with ServisFirst as the surviving entity, and (ii) Metro Bank will merge with and into ServisFirst Bank, with ServisFirst Bank as the surviving entity (collectively, the “Merger Agreement”); and

WHEREAS, the Executive is employed by Metro Bank as of the closing of the transactions contemplated in the Merger Agreement (the “Merger Date”); and

WHEREAS, ServisFirst considers the availability of the Executive's services to be important to the management and conduct of ServisFirst’s business after the Merger Date and desires to secure the availability of the Executive's services immediately following the Merger Date; and

WHEREAS, contingent upon and effective as of the Merger Date, the Executive is willing to make his services available to ServisFirst on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, it is hereby covenanted and agreed by the Executive and ServisFirst as follows:

1.     Term. Unless earlier terminated as hereinafter provided, this Agreement shall be effective as of the next business day after the Merger Date (the “Hire Date”) and shall continue in full force and effect until December 31, 2017 (the “Initial Term”), and, upon expiration of the Initial Term, shall automatically renew for subsequent one-year terms thereafter (each, a “Renewal Term”).

2.     Position. The Executive shall serve on a full-time basis as Executive Vice President of ServisFirst. In such capacity, the Executive shall have the responsibility to develop and retain business on behalf of ServisFirst; to achieve personal goals that shall be established annually by mutual agreement between the Executive and ServisFirst; and to perform any and all such other acts as the Executive and ServisFirst may from time to time agree. The Executive shall devote his best efforts and exercise all reasonable and necessary diligence in the performance of such duties. The foregoing notwithstanding, the Executive expressly acknowledges that he may be subject to covenants in favor of his previous employer and agrees to honor same.

3.     Compensation.

(a)      Base Salary. Commencing as of the Hire Date, the Executive shall receive an annual base salary of THREE HUNDRED THOUSAND and no/100 DOLLARS ($300,000.00), divided and payable in equal installments twice monthly (“Base Salary”). The Base Salary may be subject to periodic raises throughout the term of this Agreement at such times and in such amounts as ServisFirst may in its discretion determine.

(b)      Incentive Pay.

   (i)      For the period beginning upon the Hire Date and ending on December 31, 2015, the Executive will have the opportunity to receive incentive-based compensation (“Incentive Pay”) of up to sixty percent (60%) of Base Salary with a guarantee of 35% of Base Salary for the year ending December 31, 2015. Thereafter, the Executive will have the opportunity to receive Incentive Pay of up to sixty percent (60%) of Base Salary (with a guarantee of 25% of Base Salary for the year ending December 31, 2016), but no guarantees for years after December 31, 2016. The terms pursuant to which the Executive will have the opportunity to receive Incentive Pay shall be established annually by the Compensation Committee of ServisFirst. Such Incentive Pay shall be paid, if at all, no later than two and one-half (2 1/2) months following the end of the year to which the Incentive Pay relates. In addition, ServisFirst may award additional performance-based incentive pay to the Executive in such amounts and at such times as ServisFirst may in its sole discretion determine. The foregoing notwithstanding, however, no Incentive Pay or other bonus compensation shall be awarded except in accordance with applicable law and the regulations and, where necessary, the approval of the Alabama State Banking Department and other lawful authorities.

   (ii)      On January 1, 2020, the Executive shall receive a bonus of $500,000 if he is still employed by ServisFirst at such time and if the following targets have been achieved on or before such time: (1) ServisFirst has amassed $1 billion of assets in the Atlanta market, (2) the internal rate of return of assets in the Atlanta market is at least 1.25%, (3) less than 1% of assets in the Atlanta market are non-performing, and (4) less than 5% of loans in the Atlanta market are on the ServisFirst watch list (the “2020 Bonus”). If some but not all of the targets set forth in this Paragraph have been achieved by January 1, 2020, any bonus based on those partial achievements will be determined by the ServisFirst Compensation Committee in its sole discretion.

   (iii)       Executive and ServisFirst anticipate that Metro Bank will pay to Executive a one-time payment of $100,000 prior to the Merger Date and on or before December 31, 2014, and Executive will agree to return the $100,000 to Metro Bank if and only if Executive resigns voluntarily from employment with ServisFirst before the first annual anniversary of the Hire Date. If, for whatever reason, Metro Bank does not make that payment to Executive on or before December 31, 2014, Executive shall receive from ServisFirst a one-time payment of $100,000 as of the Merger Date upon the same terms and conditions described above. Nothing herein shall obligate Executive to return such payment under any circumstances other than Executive’s voluntary resignation from employment with ServisFirst before the first annual anniversary of the Hire Date.

(c)      Additional Benefits. Subject to ServisFirst’s policies, commencing upon the Hire Date, the Executive shall receive a monthly automobile allowance of SEVEN HUNDRED FIFTY and no/100 DOLLARS ($750.00), as well as mileage reimbursement for out-of-town and business travel, and shall be reimbursed monthly for the monthly dues for one country, civic, or dinner club. Subject to ServisFirst’s policies, the Executive shall receive a monthly cell phone allowance of SEVENTY FIVE and no/100 DOLLARS ($75.00). Subject to the terms of the applicable plans, ServisFirst shall provide a 401(k) match to the Executive of one hundred percent (100%) of the first four percent (4%) of plan compensation contributed by the Executive to a qualified 401(k) plan and, to the extent such contribution will not result in the imposition of an excise tax or result in additional taxable income and as permitted by law, shall pay sixty percent (60%) of the premium for the Executive’s family medical and dental insurance coverage. Subject to the terms of the applicable policies, ServisFirst shall pay one hundred percent (100%) of the premium for a life insurance policy for the Executive in the amount of TWO HUNDRED THOUSAND and no/100 DOLLARS ($200,000.00) and shall pay one hundred percent (100%) of the premium for a long-term disability policy for the Executive upon the standard terms and conditions of such policies (payable no later than two and one-half (2 1/2) months following the end of the year in which the coverage applies). The Executive shall be eligible to participate in the ServisFirst cafeteria plan upon the standard terms and conditions of such plan. Without limiting the foregoing, the Executive shall be entitled to participate in all benefit plans sponsored by ServisFirst on a basis no less favorable than that applicable to the class of employees that includes the Executive and receive any other perquisites that are typically provided to the class of employees that includes the Executive. Notwithstanding the foregoing, the provision of all additional benefits under this subsection (c) are subject to the terms of the applicable plans, policies, procedures, and payroll practices of ServisFirst, as they may be revised from time to time. All additional benefits are subject to required taxes and withholding.

(d)      Stock Incentive. ServisFirst and the Executive acknowledge and agree that they have entered into a Stock Incentive Agreement with respect to the grant of the option to purchase 18,000 shares of common stock of ServisFirst. The exercise price of the options will be at market price at the close of business on the day in which the Compensation Committee formally approves the options. The Stock Incentive Agreement grants options to the Executive in accordance with a Vesting Schedule defined and set forth therein. ServisFirst and the Executive agree that nothing contained in the Stock Incentive Agreement creates a guaranty of employment or a contract of employment beyond the dates set forth herein, and nothing contained in the Stock Incentive Agreement alters the terms set forth herein. The Stock Incentive Agreement constitutes an agreement to vest options in the Executive only if the Executive is employed by ServisFirst on the dates set forth in the Vesting Schedule. The Vesting Schedule shall provide that the options will vest and become exercisable with respect to twenty percent (20%) of the underlying shares, e.g., 3,600 shares, on each annual anniversary of the Hire Date if the Executive is employed by ServisFirst on the applicable date.

4.     Termination of Employment.

(a)      For Cause by ServisFirst. This Agreement and the Executive’s employment pursuant hereto may be terminated by ServisFirst for “Cause” (as defined herein) upon written notice to Executive, which termination shall be effective on the date specified by ServisFirst in such notice. For purposes of this Agreement, “Cause” shall mean any of the following: (i) the Executive’s indictment in connection with a felony, (ii) the Executive’s indictment in connection with any crime, whether a felony or a misdemeanor, involving the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude or misappropriation of ServisFirst property; (iii) the Executive’s willful or gross neglect of his duties or obligations hereunder; (iv) the Executive’s willful misconduct in connection with the performance of his duties hereunder; (v) a material breach by the Executive of ServisFirst’s Code of Ethics; or (vi) the suspension or removal of the Executive by any bank or securities regulator or such regulatory agency.

Except for the “Accrued Obligations” as described below and unless specifically provided for herein, upon the date of termination of the Executive’s employment for Cause pursuant to this Section 4(a), this Agreement and all compensation and benefits it provides shall end and be of no further force and effect. All other benefits, if any, due the Executive following the Executive’s termination of employment for Cause shall be determined in accordance with the plans, policies and practices of ServisFirst. For purposes of this Agreement, “Accrued Obligations” shall mean the sum of (i) the Executive's annual base salary through Executive's termination of employment which remains unpaid, (ii) any reimbursements for expenses incurred but not yet paid, and (iii) any unused vacation pay that may be due and payable under ServisFirst’s vacation pay policies. The Accrued Obligations will be paid to the Executive in a lump sum as soon as administratively feasible (and no later than thirty (30) days) after the Executive's termination of employment.

(b)      Death or Disability. This Agreement and the Executive’s employment pursuant hereto shall terminate upon the Executive’s death. Due to the unique nature of the Executive’s responsibilities and duties hereunder, ServisFirst may terminate the Executive’s employment hereunder, upon thirty (30) days advance written notice, in the event the Executive becomes physically or mentally incapacitated and is therefore unable to perform his duties (with or without any reasonable accommodation required by law) for an aggregate period of one hundred twenty (120) working days in any consecutive twelve (12) month period (such incapacity hereinafter referred to as “Disability”). Any question as to the existence of the Disability of the Executive as to which the Executive and ServisFirst cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and ServisFirst. If the Executive and ServisFirst cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to ServisFirst and the Executive shall be final and conclusive for all purposes of this Agreement.

Except for the Accrued Obligations (which will be paid as described above) and unless specifically provided for herein, upon the date of termination of the Executive’s employment for Disability or death, this Agreement and all compensation and benefits it provides shall end and be of no further force or effect. All other benefits, if any, due to the Executive following termination of employment pursuant to this Section 4(b) shall be determined in accordance with the plans, policies and practices of ServisFirst; provided, however, that the Executive or his estate shall not participate in any other severance plan, policy or program of ServisFirst.

(c)      Termination of Employment by ServisFirst without Cause. The Executive’s employment may be terminated by ServisFirst without Cause by providing notice of termination as required and set forth in Section 18 of this Agreement. Upon the date of termination of the Executive’s employment by ServisFirst without Cause (other than by reason of his Disability or death), the Executive shall be entitled to continue to receive cash payments equal to the total Base Salary that would otherwise be paid to the Executive for the remainder of the applicable Employment Term (whether the Initial Term or any Renewal Term) or twelve (12) months base salary, whichever is greater, and all other current cash obligations of ServisFirst to the Executive (e.g, accrued or credited but unused vacation), payable in equal installments according to the regular payroll practices of the ServisFirst. The continuation of cash payments described herein shall be determined based on the Base Salary paid to the Executive by ServisFirst at the time that notice of the termination of employment without Cause is provided to the Executive by ServisFirst.

Except for the Accrued Obligations (which will be paid as described above) and unless specifically provided for herein, Executive’s termination of employment by ServisFirst without Cause, this Agreement and all compensation and benefits it provides shall end and be of no further force or effect. All other benefits, if any, due to the Executive following termination of employment pursuant to this Section 4(c) shall be determined in accordance with the plans, policies and practices of ServisFirst; provided, however, that the Executive shall not participate in any other severance plan, policy or program of ServisFirst.

(d)      Voluntary Termination of Employment by the Executive. The Executive may terminate this Agreement at any time by providing notice as set forth in Section 18 of this Agreement. The date of termination of employment shall be the date that ServisFirst receives such notice. Except for the Accrued Obligations (which will be paid as described above) and unless specifically provided for herein, upon the date of voluntary termination of the Executive’s employment with ServisFirst, this Agreement, and all compensation and benefits it provides, shall end and be of no further force and effect. All other benefits, if any, due the Executive following his termination of employment pursuant to this Section 4(d) shall be determined in accordance with the plans, policies and practices of ServisFirst; provided, however, that the Executive shall not participate in any severance plan, policy or program of ServisFirst.

5.     Nondisclosure of Confidential Information. The Executive agrees that, during his employment by ServisFirst and at all times thereafter, he shall hold in a fiduciary capacity for the benefit of ServisFirst, all secret or confidential information, knowledge, or data relating to ServisFirst or any of its subsidiaries or affiliates, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by ServisFirst, or any affiliate or subsidiary thereof, or while performing any services pursuant to this Agreement after his termination of employment, and which shall not be or become public knowledge (unless by acts of the Executive or representatives of the Executive in violation of this Agreement). Except in the good-faith performance of his duties for ServisFirst, the Executive shall not, without the prior written consent of ServisFirst or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge, or data to anyone other than ServisFirst and those designated by it. The Executive shall at all times while employed by ServisFirst adhere to and comply with ServisFirst’s Code of Ethics and its conflicts of interest provisions. This obligation, as set forth in this paragraph, shall be binding upon the Executive and shall continue to inure to the benefit of ServisFirst following any termination or expiration of this Agreement.

6.     Nonsolicitation. As a material inducement to ServisFirst to enter into this Agreement and to employ the Executive, the Executive covenants and agrees that for a period of twenty-four (24) months following the date of any termination of the Executive’s employment, the Executive shall not (a) solicit, directly or indirectly, any individual who is employed by ServisFirst or its subsidiaries or affiliates (or who was so employed within one hundred eighty (180) days prior to the date of termination of the Executive’s employment) to terminate or refrain from renewing or extending such employment or to become employed by or become a consultant to any individual or entity other than ServisFirst or its subsidiaries or affiliates, and the Executive shall not initiate discussion with any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity on behalf of the Executive’s employer or otherwise, or (b) solicit, attempt to solicit, call upon for business purposes, take away, or attempt to take away any customer of ServisFirst or its subsidiaries or affiliates, whether the Executive acts for himself or as an employee of any person, firm, corporation, or other entity engaged in, or planning to engage in, the banking, personal or corporate trust, investment banking, lending, financing or other financial services business of the type conducted, authorized, offered, or provided by ServisFirst within two years prior to the date of termination of the Executive’s employment.

7.     Reasonableness of Restrictions. The Executive has carefully read and considered the provisions of Section 5 and Section 6 hereof and, having done so, agrees that the restrictions set forth in such paragraphs are fair and reasonable and that they are reasonably required for the protection of the interests of ServisFirst, its subsidiaries and affiliates, and their respective shareholders, officers, directors, and other employees. It is the belief of the parties hereto that the best protection that can be afforded ServisFirst, which does not in any way infringe upon the Executive’s right to engage in any unrelated business or ability to find gainful work in his field, is to provide for the restrictions described in Section 5 and Section 6. The covenants set forth in the multiple parts of Section 5 and Section 6 are covenants for which valuable consideration has been paid, the receipt, adequacy, and sufficiency of which are acknowledged by the Executive, and have also been made by the Executive to induce ServisFirst to enter into this Agreement. Each of the aforesaid covenants may be availed of or relied upon by ServisFirst, its subsidiaries or affiliates in any court of competent jurisdiction and shall form the basis for injunctive relief and damages. Attorneys’ fees may be awarded to the prevailing party in any action taken on the basis of any breach of the aforesaid covenants by the Executive.

8.     Equitable Remedies. The Executive acknowledges that in accordance with this Agreement, he will perform services which directly affect the business of ServisFirst and that ServisFirst will be irreparably injured by a violation of Section 5 or Section 6 of this Agreement. There being no adequate remedy at law to protect the interests of ServisFirst, the Executive agrees that in addition to any other remedies available to it for such breach or threatened breach of the covenants and agreements herein, ServisFirst shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief restraining the Executive from any actual or threatened breach of Section 5 or Section 6. If a bond is required to be posted in order for ServisFirst to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which ServisFirst is or may be entitled at law or in equity. In the event of such breach, ServisFirst shall not be obligated to make the payments or provide any benefits otherwise due and payable under this Agreement.

9.     Assistance with Claims. The Executive agrees that, consistent with the Executive’s business and personal affairs, during and after his employment by ServisFirst, he will assist ServisFirst and its subsidiaries and affiliates in the defense of any claims, or potential claims that may be made or threatened to be made against any of them in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), and will assist ServisFirst and its affiliates in the prosecution of any claims that may be made by ServisFirst or any subsidiary or affiliate in any Proceeding, to the extent that such claims may relate to the Executive’s employment or the period of Executive’s employment by ServisFirst. The Executive agrees, unless precluded by law, to promptly inform ServisFirst if the Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. The Executive also agrees, unless precluded by law, to promptly inform ServisFirst if the Executive is asked to assist in any investigation (whether governmental or private) of ServisFirst or any subsidiary or affiliate (or their actions), regardless of whether a lawsuit has then been filed against ServisFirst or any subsidiary or affiliate with respect to such investigation. ServisFirst agrees to reimburse the Executive for all of the Executive’s reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys’ fees deemed necessary by ServisFirst, which retains sole discretion to determine the necessity of such fees, and shall pay a reasonable per diem fee for the Executive’s services if such action occurs after the date of the termination of the Executive’s employment.

10.   Mutual Non-Disparagement. Each party agrees that, following any termination of the Executive’s employment, neither party will make any public statements which disparage the other party. Notwithstanding the foregoing, nothing shall prohibit any person from making truthful statements when required by order of a court or other body having jurisdiction over that person.

11.   Assignability and Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives (in the case of the Executive), successors and assigns. No rights or obligations of ServisFirst under this Agreement may be assigned or transferred by ServisFirst except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which ServisFirst is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of ServisFirst, provided that the assignee or transferee is the successor to all or substantially all of the assets of ServisFirst, as contained in this Agreement, either contractually or as a matter of law. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

12.   Amendment. This Agreement may be amended or cancelled only by mutual agreement of the parties in writing. In the event of the Executive’s Disability so as to render him incapable of such action, his legal representative may be substituted for purposes of such amendment.

13.   Applicable Law and Venue. Except for Sections 5, 6, 7, and 8, all provisions of this Agreement shall be construed in accordance with the laws of the State of Alabama, without regard to the conflict of law provisions of any state and without regard to any rule of construction under which a contract may be construed against the drafter. Sections 5, 6, 7, and 8 shall be construed in accordance with the laws of the State of Georgia, including O.C.G.A. § 13-8-50 et seq. Venue for any action arising out of or related to this Agreement shall lie in the courts of competent jurisdiction located in Birmingham, Alabama.

14.   Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement is deemed to be invalid or unenforceable, the provision shall be reformed or modified to render it valid and enforceable. If any provision cannot be so reformed or modified, this Agreement will be construed as if such invalid and unenforceable provision were omitted.

15.   Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

16.   Compliance with Law. Notwithstanding any provision contained in this Agreement to the contrary, in the event the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board, the Alabama Banking Department, or any other regulatory authority, commences an appropriate proceeding, action, or order challenging the payment to the Executive of any benefit hereunder, or in the event any such payment hereunder is otherwise prohibited by law, such benefit payment shall be suspended until such time as the challenge is fully and finally resolved and the applicable regulatory authority does not object to the payments or until such payments are otherwise permitted by law. In the event that any challenge to the payments required by this Agreement is initiated by a regulatory authority or other person, except where prohibited by law from doing so, ServisFirst shall notify the Executive of such challenge and shall promptly proceed in good faith to attempt to resolve such challenge in a manner that enables ServisFirst to make to the Executive all payments required hereunder.

17.   Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered mail, return receipt requested, postage prepaid, or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice):

THE EXECUTIVE:	SERVISFIRST:

Kenneth L. Barber	ServisFirst Bank
Attention: President
P.O. Box 1508
Birmingham, Alabama 35201-1508

Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt. Such notices, demands, claims, and other communications shall be deemed given in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received.

18.   Survivorship. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

19.   Entire Agreement. Except as otherwise noted herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.

20.   Interpretation. No provision of the Agreement is to be interpreted for or against any party because that party or that party’s legal representative drafted such provision.

21.   Deferred Compensation Omnibus Provision. Notwithstanding any other provision of this Agreement, it is intended that any payment or benefit which is provided pursuant to or in connection with this Agreement which is considered to be deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall be provided and paid in a manner, and at such time, including without limitation payment and provision of benefits only in connection with the occurrence of a permissible payment event contained in Section 409A (e.g., separation from service from ServisFirst and its affiliates as defined for purposes of Section 409A of the Code), and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. Notwithstanding any other provision of this Agreement, ServisFirst’s Compensation Committee or Board of Directors is authorized to amend this Agreement, to amend or void any election made by the Executive under this Agreement, and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be reasonably determined by it to be necessary or appropriate to comply, or to evidence or further evidence required compliance, with Section 409A of the Code (including any transition or grandfather rules thereunder). For purposes of this Agreement, all rights to payments and benefits hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code. If the Executive is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of ServisFirst’s stock is publicly traded on an established securities market or otherwise, then payment of any amount or provision of any benefit under this Agreement that is considered deferred compensation subject to Section 409A of the Code shall be deferred for six (6) months after termination of the Executive's employment or, if earlier, Executive’s death, as required by Section 409A(a)(2)(B)(i) of the Code (the “409A Deferral Period”). In the event such payments are otherwise due to be made in installments or periodically during the 409A Deferral Period, the payments which would otherwise have been made in the 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends, and the balance of the payments shall be made as otherwise scheduled. In the event benefits are required to be deferred, any such benefit may be provided during the 409A Deferral Period at the Executive’s expense, with the Executive having a right to reimbursement from ServisFirst once the 409A Deferral Period ends, and the balance of the benefits shall be provided as otherwise scheduled. For purposes of this Agreement, termination of employment shall mean a “separation from service” within the meaning of Section 409A of the Code where it is reasonably anticipated that no further services would be performed after such date or that the level of bona fide services Executive would perform after that date (whether as an employee or independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or, if lesser, the Executive's period of service). In no event will any reimbursements that may become due under the terms of this Agreement be made later than the last day of the year following the year in which the Executive incurs the expense. To the extent any reimbursements constitute deferred compensation under Section 409A of the Code, the amount of expenses eligible for reimbursement under this Agreement, or in-kind benefits provided, during one calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year. Any such reimbursement of an eligible expense shall be made promptly after proper substantiation of such expense but in no event later than the last day of the calendar year following the calendar year in which the expense was incurred. The right to reimbursement or in-kind benefits is not subject to liquidation or exchange for any other benefit.

22.   Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

IN WITNESS WHEREOF, intending to be bound by the terms hereof, the parties have caused this Agreement to be executed under seal as of the Effective Date.

THE EXECUTIVE:	SERVISFIRST BANCSHARES, INC.

Kenneth Lee Barber	By:	Thomas A. Broughton, III
	Its:	President and Chief Executive Officer

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is dated as of October 21, 2014, by and among ServisFirst Bancshares, Inc., a Delaware corporation (“ServisFirst”), ServisFirst Bank, an Alabama state banking corporation and wholly-owned subsidiary of ServisFirst (“ServisFirst Bank”), Metro Bancshares, Inc., a Georgia corporation (“Metro”), and Metro Bank, a Georgia state bank and wholly-owned subsidiary of Metro (“Metro Bank”).

WITNESSETH

WHEREAS, effective October 20, 2014, the parties hereto entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) Metro will merge with and into ServisFirst, with ServisFirst as the surviving entity, and (ii) Metro Bank will merge with and into ServisFirst Bank, with ServisFirst Bank as the surviving entity;

WHEREAS, the parties now desire to amend the Merger Agreement to provide that the Termination Date (as defined therein) may be extended by mutual agreement of the parties.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

(a)      Amendment. Section 7.01(g) is hereby amended by adding the following to the end of such section:

“Nothwithstanding the foregoing or any prior approval by the shareholders of Metro of the Merger Agreement, the parties may mutually agree in writing to extend the Termination Date by a period of 30 days (the “Extension”), which Extension may be exercised twice for a total Extension of 60 days.”

(b)      No Waiver.      Except as set forth herein, this Amendment shall not constitute a waiver of compliance with any term or condition contained in the Merger Agreement or constitute a course of conduct or dealing among the parties. Except as amended hereby, the Merger Agreement shall remain unmodified and in full force and effect. All references in documents related to the Merger Agreement shall be deemed to be references to the Merger Agreement as amended hereby.

(c)      Counterparts. This Amendment may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

SERVISFIRST BANCSHARES, INC.

By:	/s/ Thomas A. Broughton, III
Name:	Thomas A. Broughton, III
Title:	President and Chief Executive Officer

SERVISFIRST BANK

By:	/s/ Thomas A. Broughton, III
Name:	Thomas A. Broughton, III
Title:	President and Chief Executive Officer

METRO BANCSHARES, INC.

By:	/s/ Kenneth L. Barber
Name:	Kenneth L. Barber
Title:	Chairman and Chief Executive Officer

METRO BANK

By:	/s/ Kenneth L. Barber
Name:	Kenneth L. Barber
Title:	Chairman and Chief Executive Officer

ANNEX B

FORM OF VOTING AND LOCK-UP AGREEMENT

This VOTING AND LOCK-UP AGREEMENT (this “Agreement”) is dated as of October ___, 2014, by and between the undersigned holder (“Shareholder”) of common stock, par value $0.01 per share, of Metro Bancshares, Inc., a Georgia corporation (“Metro”), and ServisFirst Bancshares, Inc., a Delaware corporation (“ServisFirst”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

WHEREAS, concurrently with the execution of this Agreement, ServisFirst, ServisFirst Bank, Metro and Metro Bank are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Metro shall be merged with and into ServisFirst (the “Merger”) and Metro Bank shall be merged with and into ServisFirst Bank, and in connection with the Merger, each outstanding share of Metro Common Stock will be converted into the right to receive the Merger Consideration;

WHEREAS, Shareholder beneficially owns and has sole or shared voting power with respect to the number of shares of Metro Common Stock as is indicated on the signature page of this Agreement under the heading “Total Number of Shares of Metro Common Stock Subject to this Agreement” (such shares, together with all shares of Metro Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to as the “Shares”); and

WHEREAS, it is a material inducement to the willingness of ServisFirst to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

NOW, THEREFORE, in consideration of, and as a material inducement to, ServisFirst entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by ServisFirst in connection therewith, Shareholder and ServisFirst agree as follows:

Section 1. Agreement to Vote Shares. Shareholder agrees that, while this Agreement is in effect, at any meeting of shareholders of Metro, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by ServisFirst, Shareholder shall:

(a)	appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)	vote (or cause to be voted), in person or by proxy, all the Shares that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof adopted in accordance with the terms thereof); (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Metro contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or this Agreement.

Annex B - 1

Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Metro, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.

Section 2. No Transfers.

(a)	Until the 60th day following the Closing, the undersigned will not, without the prior written consent of ServisFirst, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Shares or any securities convertible into or exchangeable or exercisable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction is to be settled by delivery of Shares or other securities, in cash or otherwise (each such event described in clauses (i) and (ii), a “Transfer”). Upon the expiration of the 60-day restricted period:

(i)	the Shareholder will not Transfer more than 25% of such Shares during the period beginning on the 60th day following the Closing and ending on the 89th day following the Closing; and

(ii)	the Shareholder will not Transfer more than 50% of such Shares during the period beginning 90 calendar days following the Closing and ending 179 days following the Closing.

(b)	Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of ServisFirst. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

(c)	The undersigned also agrees and consents to the entry of stop transfer instructions with ServisFirst’s transfer agent and registrar against the transfer of the undersigned’s Shares, except in compliance with this Agreement. In furtherance of the foregoing, ServisFirst and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

Section 3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with ServisFirst as follows:

(a)	Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

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(b)	This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by ServisFirst, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)	The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)	Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares, and the Shares are owned free and clear of any liens, security interests, charges or other encumbrances. Shareholder does not own, of record or beneficially, any shares of capital stock of Metro or any other securities convertible into or exercisable or exchangeable for such capital stock, other than the Shares. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto. Shareholder has the right to vote the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement.

Section 4. No Solicitation. From and after the date hereof until the termination of this Agreement pursuant to Section 7 hereof, Shareholder, in his, her or its capacity as a shareholder of Metro, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to (and, to the extent applicable to Shareholder, such Shareholder shall use commercially reasonable efforts to prohibit any of his, her or its representatives or affiliates to), (a) initiate, solicit, induce or knowingly encourage, or knowingly take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish, or otherwise afford access, to any person (other than ServisFirst) any information or data with respect to Metro or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle, letter of intent, memorandum of understanding or similar arrangement with respect to an Acquisition Proposal, (d) solicit proxies with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, or (e) initiate a shareholders’ vote or action by consent of Metro’s shareholders with respect to an Acquisition Proposal.

Section 5. Irrevocable Proxy. Subject to the last sentence of this Section 5, by execution of this Agreement, Shareholder does hereby appoint ServisFirst with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of Shareholder’s rights with respect to the Shares, to vote, if Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shares that Shareholder shall be entitled to so vote with respect to the matters set forth in Section 1 hereof at any meeting of the shareholders of Metro, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of Metro taken by written consent. Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the termination of this Agreement pursuant to the terms of Section 7 hereof and hereby revokes any proxy previously granted by Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Agreement.

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Section 6. Specific Performance; Remedies; Attorneys’ Fees. Shareholder acknowledges that it is a condition to the willingness of ServisFirst to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to ServisFirst if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, ServisFirst will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that ServisFirst has an adequate remedy at law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with ServisFirst’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, ServisFirst shall have the right to inform any third party that ServisFirst reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of ServisFirst hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with ServisFirst set forth in this Agreement may give rise to claims by ServisFirst against such third party.

Section 7. Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the written consent of the parties hereto, and shall be automatically terminated upon termination of the Merger Agreement. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 8. Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provision hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 9. Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10. Capacity as Shareholder. This Agreement shall apply to Shareholder solely in his or her capacity as a shareholder of Metro and it shall not apply in any manner to Shareholder in his or her capacity as a director, officer or employee of Metro or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his or her fiduciary duties as a director of Metro.

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Section 11. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the internal, substantive laws of the State of Delaware, without regard for the law or principles of conflict of laws.

Section 12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12 .

Section 13. Waiver of Appraisal Rights; Further Assurances. Provided that the Merger is consummated in compliance with the terms of the Merger Agreement, that the consideration offered pursuant to the Merger is not less than that specified in the Merger Agreement executed on or about the date hereof, and that this Agreement has not been terminated in accordance with its terms, to the extent permitted by applicable law, Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or demand fair value for his or her Shares in connection with the Merger, in each case, that Shareholder may have under applicable law. From time to time prior to the termination of this Agreement, at the ServisFirst’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against ServisFirst, ServisFirst Bank, Metro, Metro Bank or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.

Section 14. Disclosure. Shareholder hereby authorizes Metro and ServisFirst to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement-Prospectus such Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SERVISFIRST BANCSHARES, INC.

By:
Name:
Title:

SHAREHOLDER

By:
Name:

Total Number of Shares of Metro Common Stock Subject to this Agreement:

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ANNEX C

3715 Northside Parkway Building 400, Suite 475 Atlanta, Georgia 30327 Main: (404) 844 – 4225

Board of Directors	October 17, 2014

Metro Bancshares, Inc.

9340 The Landing Drive

Douglasville, GA 30135

Dear Members of the Board:

ServisFirst Bancshares, Inc. ("ServisFirst") and Metro Bancshares, Inc. ("Metro") plan to enter into an agreement and plan of merger to be dated as of October 20, 2014 (the "Agreement") pursuant to which Metro will merge with and into ServisFirst, with ServisFirst as the surviving entity (the "Merger"). Pursuant to the terms of the draft Agreement, upon the effective date of the Merger, ServisFirst will pay or deliver or cause to be paid or delivered aggregate merger consideration comprised of $22,825,000 in cash (“Total Cash Consideration”) and 636,720 shares of ServisFirst common stock (“Total Stock Consideration”) (together, the “Merger Consideration”). The other terms and conditions of the Merger are more fully set forth in the draft Agreement. You have requested our opinion as to the fairness of the Merger Consideration to Metro from a financial point of view.

The Burke Group, LLC, as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the draft Agreement; (ii) certain publicly available financial statements and other historical financial information of Metro that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of ServisFirst that we deemed relevant; (iv) a comparison of certain financial and other information for Metro with similar publicly available information for certain other commercial banks, the securities of which are publicly traded; (v) the terms and structures of certain comparable merger and acquisition transactions which have been recently effected; (vi) the current market environment generally and in the commercial banking sector in particular; and (vii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Metro the business, financial condition, results of operations and prospects of Metro and held similar discussions with the senior management of ServisFirst regarding the business, financial condition, results of operations and prospects of ServisFirst.

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Metro Bancshares, Inc.

October 17, 2014

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Metro and ServisFirst, or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter. We have relied, at the direction of Metro, without independent verification or investigation, on the assessments of the management of the Company as to the Company's existing and future relationships with key employees and partners, clients, products and services and we have assumed, with your consent, that there will be no developments with respect to any such matters that would affect our analyses or opinion. We have further relied on the assurances of the senior management of Metro and ServisFirst that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Metro or ServisFirst or any of their respective subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Metro, ServisFirst or the combined entity after the Merger and we have not reviewed any individual credit files relating to Metro or ServisFirst. We have assumed, with your consent, that the respective allowances for loan losses for both Metro and ServisFirst are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

We have assumed in all respects material to our analysis that Metro will remain as a going concern for all periods relevant to our analyses. We have also assumed, with your consent, that: (i) each of the parties to the Agreement will comply in all material respects with all material terms of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants required to be performed by such party under the agreements and that the conditions precedent in such agreements are not waived; (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Metro, ServisFirst or the Merger; and (iii) the Merger and any related transaction will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements.

Our opinion is necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof. We render no opinion as to the trading values of each of Metro’s and ServisFirst's common shares at any time.

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Metro Bancshares, Inc.

October 17, 2014

We have acted as financial advisor to the Board of Directors of Metro in connection with the Merger and a portion of our fees is contingent upon the closing of the Merger. Metro has also agreed to indemnify us against certain liabilities arising out of our engagement. This letter is directed to the Board of Directors of Metro in connection with its consideration of the Merger. Our opinion is directed only to the fairness, from financial point of view, of the Merger Consideration to Metro and does not address the underlying business decision of Metro to engage in the Merger, the form or structure of the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Metro, or the effect of any other transaction in which Metro might engage. This opinion shall not be reproduced or used for any other purposes, without The Burke Group’s prior written consent, which consent will not be unreasonably withheld. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by Metro’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of Metro.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to Metro and Metro’s shareholders from a financial point of view.

Very truly yours,

/s/ The Burke Group, LLC

The Burke Group, LLC

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ANNEX D

Georgia Business Corporation Code, Title 14, Chapter 2, Article 13

GEORGIA DISSENTERS’ RIGHTS STATUTES
TITLE 14. CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS
CHAPTER 2. BUSINESS CORPORATIONS
ARTICLE 13. DISSENTERS’ RIGHTS
PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

§ 14-24301. Definitions.

As used in this article, the term:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3) “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6) “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8) “Shareholder” means the record shareholder or the beneficial shareholder.

§ 14-2-1302. Right to dissent.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i) The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii) Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

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(iii) The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1) In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:

(A) Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(B) Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or

(2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

§ 14-2-1303. Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

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§ 14-2-1320. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

§ 14-2-1321. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2) Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

§ 14-2-1322. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4) Be accompanied by a copy of this article.

§ 14-2-1323 Duty to demand payment.

(a) A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

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(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

§ 14-24324 Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 14-2-1325. Offer of payment.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-21323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5) A copy of this article.

(c) If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

§ 14-2-1326. Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.

§ 14-2-1327 Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

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(2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

§ 14-2-1330. Court action.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

§ 14-2-1331 Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Annex D - 5

§ 14-2-1332 Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

Annex D - 6

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under the provisions of Section 145 of the Delaware General Corporation Law, the registrant may indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings).

The registrant’s by-laws provide for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. In accordance with the Delaware General Corporation Law, the registrant’s certificate of incorporation, as amended, contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the registrant or its stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

The above is a general summary of certain indemnity provisions of the Delaware General Corporation Law and is subject, in all cases, to the specific and detailed provisions of the sections referenced herein.

The registrant maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

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Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 20, 2014, by and between Metro and ServisFirst as amended by Amendment No. 1 to Agreement and Plan of Merger, dated October 21, 2014 (included as Annex A to the proxy statement/prospectus which forms part of this registration statement).

3.1	Certificate of Incorporation of ServisFirst Bancshares, Inc., as amended (Restated for SEC filing purposes only) (incorporated by reference to Exhibit 3.01 to the Quarterly Report on Form 10-Q of ServisFirst filed October 31, 2012).

3.2	By-laws of ServisFirst Bancshares, Inc., as amended (Restated for SEC filing purposes only) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of ServisFirst filed on April 4, 2014).

5.1	Form of Opinion of Bradley Arant Boult Cummings LLP as to validity of the securities being registered.*

8.1	Form of Opinion of Bradley Arant Boult Cummings LLP regarding certain tax matters.*

8.2	Form of Opinion of Troutman Sanders LLP regarding certain tax matters.*

23.1	Consent of KPMG LLP.

23.2	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1 and Exhibit 8.1 hereto).*

23.3	Consent of Troutman Sanders LLP (included in Exhibit 8.2 hereto).*

24.1	Power of Attorney.

99.1	Form of Metro Proxy Card.**

99.2	Consent of The Burke Group, LLC.

* Form of opinions filed herewith. Final opinions to be filed by amendment.

** To be filed by amendment.

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Item 22.	Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, Alabama, on the 24th day of November, 2014.

ServisFirst Bancshares, Inc.

By:	/s/ Thomas A. Broughton, III
	Name:	Thomas A. Broughton, III
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer,	November 24, 2014
/s/ Thomas A. Broughton, III	President and Director
Thomas A. Broughton III	(Principal Executive Officer)

/s/ William M. Foshee	Executive Vice President, Secretary, Chief	November 24, 2014
William M. Foshee	Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Stanley M. Brock	Chairman of the Board and Director	November 24, 2014
Stanley M. Brock

/s/ J. Richard Cashio	Director	November 24, 2014
J. Richard Cashio

/s/ James J. Filler	Director	November 24, 2014
James J. Filler

/s/ Michael D. Fuller	Director	November 24, 2014
Michael D. Fuller

/s/ Hatton C.V. Smith	Director	November 24, 2014
Hatton C.V. Smith

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 20, 2014, by and between Metro and ServisFirst as amended by Amendment No. 1 to Agreement and Plan of Merger, dated October 21, 2014 (included as Annex A to the proxy statement/prospectus which forms part of this registration statement).

3.1	Certificate of Incorporation of ServisFirst Bancshares, Inc., as amended (Restated for SEC filing purposes only) (incorporated by reference to Exhibit 3.01 to the Quarterly Report on Form 10-Q of ServisFirst filed October 31, 2012).

3.2	By-laws of ServisFirst Bancshares, Inc., as amended (Restated for SEC filing purposes only) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of ServisFirst filed on April 4, 2014).

5.1	Opinion of Bradley Arant Boult Cummings LLP as to validity of the securities being registered.*

8.1	Opinion of Bradley Arant Boult Cummings LLP regarding certain tax matters.*

8.2	Opinion of Troutman Sanders LLP regarding certain tax matters.*

23.1	Consent of KPMG LLP.

23.2	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1 and Exhibit 8.1 hereto).*

23.3	Consent of Troutman Sanders LLP (included in Exhibit 8.2 hereto).*

24.1	Power of Attorney (contained on the signature pages hereto).

99.1	Form of Metro Proxy Card.**

99.2	Consent of The Burke Group, LLC.

* Form of opinions filed herewith. Final opinions to be filed by amendment.

** To be filed by amendment.

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